AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON


                                FEBRUARY 28, 2006


                           1940 ACT FILE NO. 811-5912

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM N-2

                             REGISTRATION STATEMENT
                   UNDER THE INVESTMENT COMPANY ACT OF 1940     |X|


                             Amendment No. 11                   |X|


                           MFS(R) SPECIAL VALUE TRUST
               (Exact Name of Registrant as Specified in Charter)

                500 Boylston Street, Boston, Massachusetts 02116
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, including Area Code: 617-954-5000


                                 Susan S. Newton
                     Assistant Secretary and Assistant Clerk

                             MFS Special Value Trust
                  c/o Massachusetts Financial Services Company
                               500 Boylston Street
                           Boston, Massachusetts 02116
                     (Name and Address of Agent for Service)


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                             MFS SPECIAL VALUE TRUST

                                     PART A.

                      INFORMATION REQUIRED IN A PROSPECTUS

Items 1 and 2: Omitted pursuant to General Instruction G.3 to Form N-2.

Item 3.  Fee Table:  Inapplicable - 1940 Act filing only.

Items 3.2, 4, 5, 6 and 7: Omitted pursuant to General Instruction G.3 to Form
N-2.

Item 8.  General Description of Registrant:

8.1. General: The MFS Special Value Trust ("Trust") is a closed-end, diversified management investment company which was organized as a business trust under the laws of The Commonwealth of Massachusetts on September 29, 1989.

8.2, 8.3, and 8.4.  Investment  Objectives and Policies,  Risk Factors and Other
Policies:

                        INVESTMENT OBJECTIVE AND POLICIES

The Trust's investment objective is to maintain an annual distribution rate of 10%, based on the Trust's average daily net asset value, while seeking opportunities for capital appreciation.


In pursuing this objective, the Trust may invest in securities issued or guaranteed by the U.S. Government, its agencies, authorities and instrumentalities ("U.S. Government Securities") and, when appropriate, related options. As opportunities arise in the marketplace, the Trust may invest its assets in securities that the Trust believes represent uncommon value by having the potential for significant capital appreciation over a period of twelve months or longer. The issuers of such securities may include companies out-of-favor in the marketplace or in out-of-favor industries, companies currently performing well but in industries where the outlook is questionable and over-leveraged companies with promising longer-term prospects. Some of these companies may be experiencing financial or operating difficulties, and certain of those companies may be involved, at the time of acquisition or soon thereafter, in reorganizations, capital restructurings or bankruptcy proceedings; however, most of these companies will not be experiencing such financial or operating difficulties as well, in MFS Investment Management's ("the Investment Adviser or Adviser") opinion, lead to reorganizations, capital restructurings or bankruptcy proceedings.


The Investment Adviser believes that the risks associated with investing a portion of its assets in the debt and equity securities described above can be managed through proper credit, financial and legal analysis, research and portfolio diversification. The Investment Adviser will further attempt to manage risk through acquisition of debt securities generally at significant discounts to face value and near the Investment Advisor's estimate of their liquidation values. As a result, in the event of the issuer's bankruptcy or liquidation, the Trust would have a greater possibility of recouping its initial investment than if it had not purchased the securities at a discount. The availability of deeply discounted debt securities usually results from the severely reduced credit quality of the issuer.



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However, such securities offer the potential for
significant capital appreciation if the issuer is able to pay the security at maturity or to redeem the issue at face value or if the credit quality of the security improves. Similarly, the Investment Adviser believes that securities which are not current in the payment of interest or dividends present the opportunity for significant capital appreciation. There can be no assurance in these situations that such capital appreciation will occur or that it will occur in the time frame estimated by the Investment Adviser or that there will not be a loss of a significant portion of the Trust's investment in such issues.

The Trust may also invest in fixed income and equity securities of non-U.S. issuers. To the extent available and permissible, the Trust may invest in options and Futures Contracts on securities, currencies and indices as more fully described below.

The Investment Adviser will determine, based upon current yields and the appreciation potential of various categories of securities, the relative apportionment of the Trust's assets among particular investments. The Trust will evaluate its degree of success in achieving its investment objective by measuring whether it can, over time, maintain an annual distribution rate of 10% while paying expenses, without a substantial portion of such distributions being a return of shareholders' capital; however, there can be no assurance that the Trust will achieve its investment objective. For the risk considerations involved, see "Risk Factors" below.



U.S. Government Securities. The U.S. Government Securities in which the Trust may invest include (i) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance: U.S. Treasury bills (maturity of one year or less); U.S. Treasury notes (maturities of one to 10 years); and U.S. Treasury bonds (generally original maturities of greater than 10 years), all of which are backed by the full faith and credit of the United States, (ii) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury, e.g., direct pass-though certificates of the Government National Mortgage Association ("GNMA"); some of which are supported by the right of the issuer to borrow from the U.S. Government, e.g., obligations of the Federal Home Loan Banks; and some of which are backed only by the credit of the issuer itself, e.g., obligations of the Federal National Mortgage Association ("FNMA"), and (iii) interest in trusts or other entities representing interests in obligations that are issued or guaranteed by U.S. Government agencies, authorities or instrumentalities. For a description of obligations issued or guaranteed by U.S. Government agencies or instrumentalities, see "Description of Obligations Issued or Guaranteed by U.S. Government Agencies or Instrumentalities" below.


U.S. Government Securities in which the Trust may invest do not involve the credit risks associated with other types of interest bearing securities, although some are not backed by the full faith and credit of the U.S. Treasury. As a result, the yields available from U.S. Government Securities are generally lower than the yields available from other interest bearing securities. Like other interest bearing securities, however, the values of U.S. Government Securities change as interest rates fluctuate. Longer-term U.S. Government Securities generally are less stable and more susceptible to principal loss than shorter-term securities; however, longer-term securities in most cases offer higher yields than securities with shorter maturities.


Equity Securities. The Trust may invest in common stocks and warrants of companies whose stock prices the Investment Adviser expects to increase significantly because of special factors, such as rejuvenated management, new products, changes in consumer demand, takeover bids or basic


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changes  in the  economic  environment.  At the time  the  Trust  acquires  such
securities,   these  companies  may  be  out-of-favor  in  the  marketplace,  in out-of-favor industries, currently performing well but in industries where the outlook is questionable or over-leveraged with promising longer- term prospects for improved stock prices, improved financial performance or reduced debt levels. Some of these companies may be experiencing financial or operating difficulties or they may be involved in reorganizations, capital restructurings or bankruptcy proceedings. See "Risk Factors" below. The Investment Adviser's analysis of such companies will include the industry outlook and competitive factors, including supplier and customer relationships, strengths and weaknesses of products, viability of product lines and other considerations in an effort to determine the company's business prospects. The Investment Adviser will also consider the depth and capabilities of the management team of an issuer to
assess  its  ability  to  lead  a  company   through   financial   or  operating
difficulties. A company's need for additional capital and the potential sources of such capital will also be considered by the Investment Adviser. The Investment Adviser will perform credit and financial analyses, emphasizing cash flow. Generally, the Trust will not be invested in a distressed situation if the Investment Adviser believes accurate financial and business information is not available. In most cases capital appreciation is expected to be realized through the value inherent in the continued operation of the company's business. When the Trust does invest in a company in financial difficulties, the Investment Adviser will have estimated the liquidation value of the company to measure the risk of loss in case the company is unable to continue operations; if the investment is purchased at or below liquidation value, the ultimate risk of loss may be reduced. In certain cases, the sale of the company's assets may provide more value than its continued operation. In the event of a liquidation, the claims of creditors and bondholders to the assets of the issuer are satisfied before any payments are made to equity owners.


Corporate Fixed Income Securities. Corporate fixed income securities of issuers in which the Trust may invest include preferred and preference stock and all types of long-term or short-term debt obligations, such as bonds, debentures, notes, equipment lease certificates, equipment trust certificates, conditional sales contracts and commercial paper (including obligations, such as repurchase agreements, secured by such instruments). Corporate fixed income securities may also include zero coupon bonds, deferred interest bonds, bonds on which the interest is payable in kind ("PIK bonds") and zero coupon notes with puts ("option notes"). Zero coupon and deferred interest bonds and option notes are debt obligations which are issued at a significant discount from face value. The discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity or the first interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. While zero coupon bonds and option notes do not require the periodic payment of interest, deferred interest bonds provide for a period of delay before the regular payment of interest begins. Option notes are generally convertible into the issuer's common stock, at the option of the holder, at any time prior to or on maturity unless previously redeemed by the issuer or surrendered to the issuer by the holder for payment in shares of the issuer's common stock or in cash, at the issuer's option. PIK bonds are debt obligations which provide that the issuer thereof may, at its option, pay interest on such bonds in cash or in the form of additional debt obligations. Such investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of such cash. Such investments may experience greater volatility in market value than debt obligations which make regular payments of interest. The Trust is required to accrue income on such investments for tax and accounting purposes, which is distributable to shareholders. Because such investments do not generate cash, it may become necessary for the Trust to sell other securities in order to maintain its annual distribution rate even though such sales may not otherwise be


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advantageous to the Trust from an investment or tax perspective.  The Trust will purchase such securities for capital appreciation which may result from favorable interest rate trends, improved credit quality of the issuer, or both, consistent with the Trust's investment objective. See "Risk Factors" below.
Corporate  fixed  income  securities  may  involve  equity  features,   such  as
conversion or exchange rights or warrants for the acquisition of stock of the same or a different issuer; participations based on revenues, sales or profits; or the purchase of common stock in a unit transaction (where corporate debt securities and common stock are offered as a unit).

The Trust may invest in securities rated Baa by Moody's Investors Service, Inc. ("Moody's") or BBB by Standard & Poor's Ratings Group ("S&P") or Fitch Investors Service, Inc. ("Fitch") and comparable unrated securities. These securities, while normally exhibiting adequate protection parameters, have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than in the case of higher grade fixed income securities.

The Trust may also invest in securities rated lower than BBB by S&P or Fitch or Baa by Moody's and comparable unrated securities (commonly known as "junk bonds"). These lower rated or unrated securities are considered speculative and while generally providing greater income than investments in higher rated securities, usually are high risk securities involving greater volatility of price (especially during periods of economic uncertainty or change) and risk to principal and income (including the possibility of default by or bankruptcy of the issuers of such securities) than securities in the higher rating categories. However, since yields vary over time, no specific level of income can ever be assured. See "Risk Factors" below.

It is anticipated that many of the corporate fixed income securities in which the Trust may invest for the sole purpose of capital appreciation and not for the purpose of producing income may not be current on payment of interest at the time of acquisition or may be involved, at acquisition or thereafter, in reorganization, restructuring or bankruptcy proceedings. Such securities will be unrated or in the lowest rating categories of recognized rating agencies (that is ratings of B or lower by Moody's or BB or lower by S&P or Fitch. Securities rated B or BB or below (or comparable unrated securities) are considered speculative and may be questionable as to principal and interest payments. In some cases, such securities may be highly speculative, have poor prospects for reaching investment grade standing and may be in default. For a description of the ratings categories, see "Description of Bond Ratings" below. No minimum rating standard is required for a purchase by the Trust. The Investment Adviser may seek an active role in reorganization, restructuring or bankruptcy proceedings of such issuers at the time of its investments or may decide to assume such a role as a result of subsequent events. Active participation may involve the identification and organization of existing debt or equity holders and acting as agent to negotiate on their behalf. The Trust will rely on the Investment Adviser's judgment, analysis and experience in evaluating the creditworthiness of an issuer. The Investment Adviser will consider the issuer's experience and managerial strength, changing financial conditions, borrowing requirements, responsiveness to changes in business conditions and interest rates, and regulatory matters in analyzing the risk involved in investments in such corporate fixed income securities. The Investment Adviser also will consider relative values among possible investments based on anticipated cash flow, interest coverage, asset coverage and earnings potential. See "Risk Factors" below.

The Trust may have difficulty disposing of certain lower-rated securities because there may be a thin trading market for such securities. Because not all dealers maintain markets in all lower-rated, fixed

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income  securities,  there is no established retail secondary market for many of these securities, and the Trust anticipates that such securities could only be sold to a limited number of dealers or institutional investors. To the extent a secondary market for lower- rated, fixed income securities does exist, it is generally not as liquid as the secondary market for higher-rated securities. The lack of a liquid secondary market may have an adverse impact on market price and the Trust's ability to dispose of particular issues when necessary to meet the Trust's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer. The lack of a liquid secondary market for certain securities may also make it more difficult for the Trust to obtain accurate market quotations for purposes of valuing the Trust's portfolio. Market quotations are generally available on many lower-rated issues only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices for actual sales.

The market value of lower-rated securities tends to reflect individual corporate developments to a greater extent than higher-rated securities, which react primarily to fluctuations in the general level of interest rates. Such lower-rated securities also tend to be more sensitive to economic conditions than are higher-rated securities. An economic downturn could severely disrupt the market for lower-rated securities and adversely affect the value of outstanding securities and the ability of issuers to repay principal and interest. Factors having an adverse impact on the market value of lower-rated securities will have an adverse impact on the Trust's net asset value. In addition, the Trust may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. Recent adverse publicity regarding lower-rated securities may have depressed the prices for such securities to some extent. Whether investor perceptions will continue to have a negative effect on the price of such securities is uncertain.


Foreign Equity Securities. The Trust may invest up to 10% of its total assets in securities of foreign issuers which are not traded on U.S. exchanges (excluding American Depositary Receipts), including securities issued by foreign governments considered stable by the Investment Adviser, fixed income securities of foreign corporations, common stocks and equivalents (such as convertible debt securities and warrants) and preferred stocks of foreign corporations and foreign currency. The decision to invest in securities issued abroad ("foreign securities") will depend on the relative yield of such securities, the economies of the countries in which the investments are made and such countries' financial markets, the interest rate climate of such countries and the relationship of such countries' currencies with the U.S. dollar. Investments in foreign securities and currency will be evaluated on the basis of fundamental economic criteria (e.g., relative inflation levels and trends, growth rate forecasts, balance of payments status, and economic policies) as well as technical and political data. In addition to the foregoing, interest rates are evaluated on the basis of differentials or anomalies that may exist between issuers in different countries with similar economies. The Investment Adviser will also consider the factors described above under "Equity Securities" and "Corporate Fixed Income Securities" in making decisions to invest in securities issued abroad.


The Trust may hold foreign currency for hedging purposes to protect against declines in the U.S. dollar value of foreign securities held by the Trust and against increases in the U.S. dollar value of the foreign securities which the Trust might purchase. The Trust may also hold foreign currency in anticipation of purchasing foreign securities. For the risk considerations involved in investing in foreign securities, see "Risk Factors" below.


American Depositary Receipts. The Trust may invest in American Depositary Receipts ("ADRs")


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which  are  certificates  issued  by a U.S.  depository  (usually  a  bank)  and represent a specified quantity of shares of an underlying non-U.S. stock on deposit with a custodian bank as collateral. ADRs may be sponsored or unsponsored. A sponsored ADR is issued by a depository which has an exclusive relationship with the issuer of the underlying security. An unsponsored ADR may be issued by any number of U.S. depositories. Under the terms of most sponsored arrangements, depositories agree to distribute notices of shareholder meetings and voting instructions, and to provide shareholder communications and other information to the ADR holders at the request of the issuer of the deposited securities. The depository of an unsponsored ADR, on the other hand, is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through voting rights to ADR holders in respect of the deposited securities. The Trust may invest in either type of ADR. Although the U.S. investor holds a substitute receipt of ownership rather than direct stock certificates, the use of the depositary receipts in the United States can reduce costs and delays as well as potential currency exchange and other difficulties. The Trust may purchase securities in local markets and direct delivery of these ordinary shares to the local depository of an ADR agent bank in the foreign country. Simultaneously, the ADR agents create a certificate which settles at the Trust's custodian in five days. The Trust may also execute trades on the U.S. markets using existing ADRs. A foreign issuer of the security underlying an ADR is generally not subject to the same reporting requirements in the United States as a domestic issuer. Accordingly the information available to a U.S. investor will be limited to the information the foreign issuer is required to disclose in its own country and the market value of an ADR may not reflect undisclosed material information concerning the issuer of the underlying security. ADRs may also be subject to exchange rate risks if the underlying foreign securities are traded in foreign currency.


Emerging Market Securities. Consistent with the Trust's objective and policies, the Trust may invest in securities of issuers whose principal activities are located in emerging market countries and Brady bonds. Emerging market countries include any country determined by the Investment Adviser to have an emerging market economy, taking into account a number of factors, including whether the country has a low-to middle-income economy according to the International Bank for Reconstruction and Development, the country's foreign currency debt rating, its political and economic stability and the development of its financial and capital markets. The Investment Adviser determines whether an issuer's principal activities are located in an emerging market country by considering such factors as its country of organization, the principal trading market for its securities and the source of its revenues and assets. The issuer's principal activities generally are deemed to be located in a particular country if: (a) the security is issued or guaranteed by the government of that country or any of its agencies, authorities or instrumentalities; (b) the issuer is organized under the laws of, and maintains a principal office in, that country; (c) the issuer has its principal securities trading market in that country; (d) the issuer derives 50% or more of its total revenues from goods sold or services performed in that country; or (e) the issuer has 50% or more of its assets in that country. Brady bonds are securities created through the exchange of existing commercial bank loans to public and private entities in certain emerging markets for new bonds in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the "Brady Plan").


Brady Plan debt restructurings have been implemented in a number of countries including in Argentina, Brazil, Bulgaria, Costa Rica, Croatia, Dominican Republic, Ecuador, Jordan, Mexico, Morocco, Nigeria, Panama, Peru, the Philippines, Poland, Slovenia, Uruguay and Venezuela. Brady bonds have been issued only recently, and for that reason do not have a long payment history. Brady bonds may be collateralized or uncollateralized, are issued in various currencies (but primarily the


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U.S. dollar) and are actively traded in over-the-counter secondary markets. U.S.
dollar-denominated, collateralized Brady bonds, which may be fixed-rate bonds or floating-rate bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the bonds. Brady bonds are often viewed as having three or four valuation components: the collateralized repayment of principal at final maturity; the collateralized
interest   payments;   the   uncollateralized   interest   payments;   and   any
uncollateralized repayment of principal at maturity (the uncollateralized amounts constituting the "residual risk"). In light of the residual risk of Brady bonds and the history of defaults of countries issuing Brady bonds with respect to commercial bank loans by public and private entities, investments in Brady bonds may be viewed as speculative.

The risks of investing in foreign securities may be intensified in the case of investments in emerging markets. Securities of many issuers in emerging markets may be less liquid and more volatile than securities of comparable domestic issuers. Emerging markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when a portion of the assets of the Trust is uninvested and no return is earned thereon. The inability of the Trust to make intended security purchases due to settlement problems could cause the Trust to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result in losses to the Trust due to subsequent declines in value of the portfolio security, a decrease in the level of liquidity in the Trust's portfolio, or, if the Trust has entered into a contract to sell the security, in possible liability to the purchaser. Certain markets may require payment for securities before delivery, and in such markets the Trust bears the risk that the securities will not be delivered and that the Trust's payments will not be returned. Securities prices in emerging markets can be significantly more volatile than in the more developed nations of the world, reflecting the greater uncertainties of investing in less established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of nationalization of businesses, restrictions on foreign ownership, or prohibitions of repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries of emerging markets may be predominantly based on only a few industries, may be highly vulnerable to changes in local or global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume potentially making prompt liquidation of substantial holdings difficult or impossible at times. Securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements.

Certain emerging markets may require governmental approval for the repatriation of investment income, capital or the proceeds of sale of securities of foreign investors. In addition, if a deterioration occurs in an emerging market's balance of payments or for other reasons a country could impose temporary restrictions on foreign capital remittances. The Trust could be adversely effected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Trust of any restrictions on investments.

Investment in certain foreign emerging market debt obligations may be restricted or controlled to varying degrees. These restrictions or controls may at times preclude investment in certain foreign emerging market debt obligations and increase the expenses of the Trust.

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When the Investment Adviser believes that investing for temporary defensive purposes is appropriate, such as during periods of unusual market conditions, part or all of the Trust's assets may be temporarily invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, notes, U.S. Government Securities, foreign government securities and repurchase agreements. Such obligations will all be at least investment grade.

The investment objective and policies described above may be changed without shareholder approval.


                              INVESTMENT PRACTICES

The following investment practices apply to the portfolio investments of the Trust. These practices may be changed without shareholder approval.


Options. In an effort to increase current income and to reduce fluctuations in net asset value, the Trust may write covered put and call options and purchase put and call options on U.S. Government Securities and may engage in such options transactions with respect to other securities including domestic and foreign securities indices and with respect to foreign currencies. See "Forward Contracts and Options on Foreign Currency" below. All such options will be traded on either United States or foreign securities exchanges or over-the-counter. This practice may result in the loss of principal under certain market conditions. For a further discussion of the use, risks and costs of options trading, see "Options and Futures" below.



Futures Contracts and Options on Futures Contracts. The Trust may enter into contracts for the purchase or sale for future delivery of fixed income securities or foreign currencies, or contracts based on financial indices including any index of U.S. or foreign government securities ("Futures Contracts") and may purchase and write options to buy or sell Futures Contracts ("Options on Futures Contracts"). Futures Contracts and Options on Futures Contracts to be written or purchased by the Trust will be traded on U.S. or foreign exchanges. These investment techniques are designed only to hedge against anticipated future changes in interest or exchange rates or securities prices which otherwise might either adversely affect the value of the Trust's portfolio securities or adversely affect the prices of securities which the Trust intends to purchase at a later date. Should interest or exchange rates move in an unexpected manner, the Trust may not achieve the anticipated benefits of Futures Contracts or Options on Futures Contracts or may realize a loss. For further discussion of the use, risks and costs of Futures Contracts and Options on Futures Contracts, see "Options and Futures" below.


The Trustees have adopted the requirement that Futures Contracts and Options on Futures Contracts only be used as a hedge and not for speculation. In addition to this requirement, the Board of Trustees has also adopted two other restrictions on the use of Futures Contracts. The first restriction is that the Trust will not enter into any Futures Contracts and Options on Futures Contracts if immediately thereafter the amount of initial margin deposits on all the Futures Contracts of the Trust and premiums paid on Options on Futures Contracts would exceed 5% of the market value of the total assets of the Trust. The second restriction is that the value of the securities and other obligations underlying all such Futures Contracts held by the Trust not exceed 50% of the value of the total assets

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of the Trust. Neither of these restrictions will be changed by the Trust's Board of Trustees without considering the policies and concerns of the various federal and state regulatory agencies.


Lending of Portfolio Securities. The Trust may seek to increase its income by lending portfolio securities to the extent consistent with present regulatory policies, including those of the Board of Governors of the Federal Reserve System and the Securities and Exchange Commission (the "SEC"). Such loans will usually be made only to member banks of the Federal Reserve System and member firms (and subsidiaries thereof) of the New York Stock Exchange and would be required to be secured continuously by collateral in cash, U.S. Government Securities or an irrevocable letter of credit maintained on a current basis at an amount at least equal to the market value of the securities loaned. The Trust would have the right to call a loan and obtain the securities loaned at any time on customary industry settlement notice. For the duration of a loan, the Trust would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and would also receive either interest (through the investment of cash collateral) or a fee (if the collateral is U.S. Government Securities). The Trust would not, however, have the right to vote any securities having voting rights during the existence of the loan, but the Trust would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower of the securities fail financially. However, the loans would be made only to firms deemed by the Investment Adviser to be of good standing, and when, in the judgment of the Investment Adviser, the consideration which can be earned currently from securities loans of this type justified the attendant risk. If the Investment Adviser determines to make securities loans, it is intended that the value of the securities loaned would not exceed 30% of the value of the Trust's total assets.



"When-Issued Securities". Securities may be purchased on a "when-issued" or on a "forward delivery" basis, which means that the obligations will be delivered at a future date beyond customary settlement time. The commitment to purchase a security for which payment will be made on a future date may be deemed a separate security. Although the Trust is not limited to the amount of securities for which it may have commitments to purchase on such basis, it is expected that under normal circumstances, the Trust will not commit more than 30% of its assets to such purchases. The Trust does not pay for the securities until received or start earning interest on them until the contractual settlement date. In order to invest its assets immediately, while awaiting delivery of securities purchased on such basis, the Trust may invest in short-term securities that offer same-day settlement and earnings, but that may bear interest at a lower rate than longer term securities.


The Trust has established procedures consistent with the General Statement of Policy of the SEC concerning such commitments. However, although the Trust does not intend to make such purchases for speculative purposes and intends to adhere to the provisions of the SEC policy, purchases of securities on such basis may involve more risk than other types of purchases. For example, if the Trust determines it is necessary to sell the "when-issued" or "forward delivery" securities before delivery, it may incur a gain or a loss because of market fluctuations since the time the commitment to purchase such securities was made. Purchasing securities on a when-issued basis involves a risk that the yields available in the market when delivery takes place may be higher than yields on the securities purchased.

Repurchase Agreements. The Trust may enter into repurchase agreements in order to earn additional income on available cash or as a temporary defensive measure. Under a repurchase agreement, the

Trust acquires securities subject to the seller's agreement to repurchase at a specified time and price.

The Trust may enter into repurchase agreements with sellers who are member firms (or a subsidiary thereof) of the New York Stock Exchange, members of the Federal Reserve System, or recognized primary U.S. Government Securities dealers or institutions which the Investment Adviser has determined to be of comparable creditworthiness. The securities that the Trust purchases and holds through its agent are U.S. Government Securities, the values of which are equal to or greater than the repurchase price agreed to be paid by the seller. The repurchase price may be higher than the purchase price, the difference being income to the Trust, or the purchase and repurchase price may be the same, with interest at a standard rate due to the Trust together with the repurchase price on repurchase. In either case, the income to the Trust is unrelated to the interest rate on U.S. Government Securities.

The repurchase agreement provides that in the event the seller fails to pay the price agreed upon on the agreed upon delivery date or upon demand, as the case may be, the Trust will have the right to liquidate the securities. If at the time the Trust is contractually entitled to exercise its right to liquidate the securities, the seller is subject to a proceeding under the bankruptcy laws or its assets are otherwise subject to a stay order, the Trust's exercise of its right to liquidate the securities may be delayed and result in certain losses and costs to the Trust. The Trust has adopted and follows procedures which are intended to minimize the risks of repurchase agreements. For example, the Trust only enters into repurchase agreements after the Investment Adviser has determined that the seller is creditworthy, and the Investment Adviser monitors that seller's creditworthiness on an ongoing basis. Moreover, under such agreements, the value of the securities (which are marked-to-market every business day) is required to be greater than the repurchase price, and the Trust has the right to make margin calls at any time if the value of the securities falls below the agreed upon margin.


Mortgage Pass-Through Securities. The Trust may invest in mortgage pass-through securities. Mortgage pass-through securities are securities representing interests in "pools" of mortgage loans. Monthly payments of interest and principal by the individual borrowers on mortgages are passed through to the holders of the securities (net of fees paid to the issuer or guarantor of the securities) as the mortgages in the underlying mortgage pools are paid off. The average lives of mortgage pass-throughs are variable when issued because their average lives depend on prepayment rates. The average life of these securities is likely to be substantially shorter than their stated final maturity as a result of unscheduled principal prepayment. Prepayments on underlying mortgages result in a loss of anticipated interest, and all or a part of a premium if any has been paid, and the actual yield (or total return) to the Trust may be different than the quoted yield on the securities. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates. Like other fixed income securities, when interest rates rise the value of the mortgage pass-through security generally will decline; however, when interest rates are declining, the value of mortgage pass-through securities with prepayment features may not increase as much as that of other fixed income securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass through" of the monthly payments of principal resulting from the sale, refinancing or foreclosure of the underlying property, net of fees or costs which may be incurred. Some mortgage pass-through securities (such as securities issued by the GNMA) are described as "modified pass-through securities." These securities entitle the holder to receive all interests and principal payments owed on the mortgages in the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether the mortgagor actually makes the payment.

The principal government guarantor of mortgage pass-through securities is GNMA. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of FHA-insured or VA-guaranteed mortgages. These guarantees, however, do not apply to the market value or yield of mortgage pass-through securities. GNMA securities are often purchased at a premium over the maturity value of the underlying mortgages. This premium is not guaranteed and will be lost if prepayment occurs.

Government-related guarantors (i.e., whose guarantees are not backed by the full faith and credit of the U.S. Government) include FNMA and Federal Home Loan Mortgage Corporation ("FHLMC"). FNMA is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional residential mortgages (i.e., mortgages not insured or guaranteed by any governmental agency) from a list of approved sellers/servicers which include state and federally-chartered savings and loan associations, mutual savings banks, commercial banks, credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment by FNMA of principal and interest.

FHLMC was created by Congress in 1970 as a corporate instrumentality of the U.S. Government for the purpose of increasing the availability of mortgage credit for residential housing. FHLMC issues Participation Certificates ("PCs") which represent interests in conventional mortgages (i.e., not federally insured or guaranteed) from FHLMC's national portfolio. FHLMC guarantees timely payment of interest and ultimate collection of principal regardless of the status of the underlying mortgage loans.


Corporate Asset-Backed Securities. The Trust may invest in corporate asset-backed securities. These securities, issued by trusts and special purpose corporations, are backed by a pool of assets, such as credit card and automobile loan receivables, representing the obligations of a number of different parties.


Corporate asset-backed securities present certain risks. For instance, in the case of credit card receivables, these securities may not have the benefit of any security interest in the related collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is the risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities.

Corporate asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors to make payments on underlying assets, the securities may contain elements of credit support which fall into two categories: (1) liquidity protection and (2) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default ensures payment through insurance policies or letters of credit obtained by the issuer or sponsor from third parties. The Trust will not pay any additional or separate fees for credit support. The degree of credit support provided for each issue is generally based on historical information with respect to the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that anticipated or failure of the credit support could adversely affect the return on an investment in such a security.


Mortgage "Dollar Roll" Transactions. The Trust may enter into mortgage "dollar roll" transactions with selected banks and broker-dealers pursuant to which the Trust sells mortgage-backed securities for delivery in the future (generally within 30 days) and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. The Trust will only enter into covered rolls. A "covered roll" is a specific type of "dollar roll" for which there is an offsetting cash position or a cash equivalent security position which matures on or before the forward settlement date of the "dollar roll" transaction. During the roll period, the Trust forgoes principal and interest paid on the mortgage-backed securities. The Trust is compensated for the lost interest by the difference between the current sales price and the lower price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. The Trust may also be compensated by receipt of a commitment fee.



Forward Contracts and Options on Foreign Currency. The Trust may enter into forward contracts for the purchase or sale of a specific currency at a future date at a price set at the time of the contract (a "Forward Contract") and options on foreign currencies for hedging purposes as well as for non-hedging purposes. The Trust may also enter into a Forward Contract on one currency in order to hedge against risk of loss arising from fluctuations in the value of a second currency (referred to as a "cross hedge") if, in the judgment of the Investment Adviser, a reasonable degree of correlation can be expected between movements in the values of the two currencies. By entering into Forward Contracts and options on foreign currencies for hedging purposes, the Trust may be required to forego all or a portion of the benefits of advantageous changes in exchange rates. The Trust may also enter into transactions in Forward Contracts and options on foreign currencies for other than hedging purposes; however, where exchange rates do not move in the direction or to the extent anticipated, the Trust may sustain losses which will reduce its gross income.


The Trust has established procedures consistent with statements by the SEC and its staff regarding the use of Forward Contracts by registered investment companies, which require the use of segregated assets or "cover" in connection with the purchase and sale of such contracts. In those instances in which the Trust satisfies this requirement through the segregation of assets, it will maintain, in a segregated account, cash, cash equivalents or high grade debt securities, which will be marked-to-market on a daily basis, in an amount equal to the value of its commitments under

Forward Contracts entered into by the Trust. While Forward Contracts are not presently regulated by the Commodity Futures Trading Commission ("CFTC"), the CFTC may in the future assert authority to regulate Forward Contracts. In such event the Trust's ability to utilize Forward Contracts in the manner set forth above may be restricted. Forward Contracts and options on foreign currencies may limit potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Trust than if it had not engaged in such transactions. For further discussion of the use, risks and costs of Forward Contracts and options on foreign currency, see "Options and Futures" below.


Loans and Other Direct Indebtedness. The Trust may invest a portion of its assets in loans and other direct indebtedness. By purchasing a loan, the Trust acquires some or all of the interest of a bank or other lending institution in a loan to a corporate borrower. Many such loans are secured, and most impose restrictive covenants which must be met by the borrower. These loans are made generally to finance internal growth, mergers, acquisitions, stock repurchases, leveraged by-outs and other corporate activities. Such loans may be in default at the time of purchase. The Trust may also purchase trade or other claims against companies, which generally represent money owed by the company to a supplier of goods and services. These claims may also be purchased at a time when the company is in default. Certain of the loans acquired by the Trust may involve revolving credit facilities or other standby financing commitments which obligate the Trust to pay additional cash on a certain date or on demand.


The highly leveraged nature of many such loans may make such loans especially vulnerable to adverse changes in economic or market conditions. Loans and other direct investments may not be in the form of securities or may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the Trust may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value.

Certain of the loans acquired by the Trust may involve revolving credit facilities or other standby financing commitments which obligate the Trust to pay additional cash on a certain date or on demand. To the extent that the Trust is committed to advance additional funds, it will at all times hold and maintain in a segregated account cash or other high grade debt obligations in an amount sufficient to meet such commitments.

The Trust's ability to receive payments of principal, interest and other amounts due in connection with these investments will depend primarily on the financial condition of the borrower. In selecting the loan participations and other direct investments which the Trust will purchase, the Investment Adviser will rely upon its (and not that of the original lending institution's) own credit analysis of the borrower. As the Trust may be required to rely upon another lending institution to collect and pass on to the Trust amounts payable with respect to the loan and to enforce the Trust's rights under the loan, an insolvency, bankruptcy or reorganization of the lending institution may delay or prevent the Trust from receiving such amounts. In such cases, the Trust will evaluate as well the creditworthiness of the lending institution and will treat both the borrower and the lending institution as an "issuer" of the loan participation for purposes of certain investment restrictions pertaining to the diversification of the Trust's portfolio investments. The highly leveraged nature of many such loans may make such loans especially vulnerable to adverse changes in economic or market conditions. Investments in such loans may involve additional risks to the Trust. For example, if a loan is foreclosed, the Trust could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Trust could be held liable as a co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Trust relies on the Investment Adviser's research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Trust. In addition, loan participations and other direct investments may not be in the form of securities or may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the Trust may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. To the extent that the Investment Adviser determines that any such investments are illiquid, the Trust will include them in the investment limitations described below.


Short Sales. If the Trust anticipates that the price of a security will decline, it may sell the security short and borrow the same type of security from a broker or other institution to complete the sale. The Trust may make a profit or loss depending upon whether the market price of the security decreases or increases between the date of the short sale and the date on which the Trust must replace the borrowed security. Possible losses from short sales differ from losses that could be incurred from a purchase of a security, because losses from short sales may be unlimited, whereas losses from purchases can equal only the total amount invested.


The Trust may seek to hedge investments or realize additional gains through short sales. The Trust may make short sales, which are transactions in which the Trust sells a security it does not own, in anticipation of a decline in the market value of that security. To complete such a transaction, the Trust must borrow the security to make delivery to the buyer. The Trust then is obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Trust. Until the security is replaced, the Trust is required to repay the lender any dividends or interest which accrue during the period of the loan. To borrow the security, the Trust also may be required to pay a premium, which would increase the cost of the security sold. The net proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out. The Trust also will incur transaction costs in effecting short sales.

The Trust will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Trust replaces the borrowed security. The Trust will realize a gain if the security declines in price between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premium, dividends or interest the Trust may be required to pay in connection with a short sale. Whenever the Trust engages in short sales, its custodian segregates cash or U.S. Government securities in an amount that, when combined with the amount of collateral deposited with the broker in connection with the short sale, equals the current market value of the security sold short. The segregated assets are marked to market daily.


Collateralized Mortgage Obligations and Multi-Class Pass-Through Securities. The Trust may invest a portion of its assets in collateralized mortgage obligations or "CMOs," which are debt obligations collateralized by mortgage loans or mortgage pass-through securities, which in the case of U.S. Government Securities are issued or guaranteed by the U.S. Government, its agencies, authorities or instrumentalities. Typically, CMOs are collateralized by certificates issued by GNMA, FNMA or FHLMC but also may be collateralized by whole loans or private mortgage pass-through securities (such collateral collectively hereinafter referred to as "Mortgage Assets"). The Trust may also invest a portion of its assets in multi-class pass-through securities which are equity interests in a Pool composed of Mortgage Assets. Unless the context indicates otherwise, all references herein to CMOs include multi-class pass-through securities. Payments of principal of and interest on the Mortgage Assets, and any reinvestment income thereon, provide the funds to pay debt service on the CMOs or make scheduled distributions on the multi-class pass-through securities. CMOs may be issued by agencies or instrumentalities of the United States or a foreign government or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing.

The issuer of a series of CMOs may elect to be treated as a Real Estate Mortgage Investment Conduit (a "REMIC").

In a CMO, a series of bonds or certificates may be issued in multiple classes. Each class of CMOs, often referred to as a "tranche", is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates resulting in a loss of all or part of the premium if any has been paid. Interest is paid or accrued on all classes of the CMOs on a monthly, quarterly or semi-annual basis. The principal of and interest on the Mortgage Assets may be allocated among the several classes of a series of a CMO in innumerable ways. In a common structure, payments of principal, including any principal prepayments, on the Mortgage Assets are applied to the classes of the series of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class of CMOs until all other classes having an earlier stated maturity or final distribution date have been paid in full. Certain CMOs may be stripped (securities which provide only the principal or interest factor of the underlying security). See "Stripped Mortgage-Backed Securities" below for a discussion of the rights of investing in these stripped securities and of investing in classes consisting primarily of interest payments or principal payments.

The Trust may also invest in parallel pay CMOs and Planned Amortization Class CMOs ("PAC Bonds"). Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PAC Bonds generally require payments of a specified amount of principal on each payment date. PAC Bonds are always parallel pay CMOs with the required principal payment on such securities having the highest priority after interest has been paid to all classes.


Stripped Mortgage-Backed Securities. In addition, the Trust may invest a portion of its assets in stripped mortgage-backed securities ("SMBS"), which are derivative multi-class mortgage securities issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks and investment banks.


SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions from a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the Mortgage Assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest only or "IO" class) while the other class will receive all of the principal (the principal only or "PO" class). The yield to maturity on an IO is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying Mortgage Assets, and a rapid rate of principal payments may have a material adverse effect on such security's yield to maturity. If the underlying Mortgage Assets experience greater than anticipated prepayments of principal, the Trust may fail to fully recoup its initial investment in these securities. The market value of the class consisting primarily or entirely of principal payments may be unusually volatile in response to changes in interest rates.


Yield Curve Options. The Trust may also enter into options on the "spread", or differential, between two securities, in a transaction referred to as a "yield curve" option. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is usually settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.


Yield curve options may be used for the same purposes as other options on securities. Specifically, the Trust may purchase or write such options in order to protect against the adverse effects of a potential widening or narrowing of the spreads between securities, or other interest rate sensitive instruments, held in the Trust's portfolio. The Trust may also purchase or write yield curve options for other than hedging purposes if, in the judgment of the Investment Adviser, the Trust will be able to profit from movements in the spread between the yields of the underlying securities. The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, however, such options present risk of loss even if the yield of one of the underlying securities remains constant, if the spread moves in a direction or to an extent which was not anticipated. Yield curve options written by the Trust will be covered. A call (or put) option is covered if the Trust holds another call (or put) option on the spread between the same two securities and maintains in a segregated account with its custodian cash or cash equivalents sufficient to cover the Trust's net liability under the two options. Yield curve options may also be covered in such other manner as may be in accordance with the requirements of the counterparty with which the option is traded and applicable laws and regulations. Yield curve options are traded over-the-counter and because they have been only recently introduced, established trading markets for these securities have not yet developed.


                           OPTIONS, FUTURES AND SWAPS


Options. The Trust may write covered put and call options and purchase put and call options on securities that are traded on either United States or foreign securities exchanges or over-the-counter.


Call options written by the Trust give the holder the right to buy the underlying securities from the Trust at a stated exercise price; put options written by the Trust give the holder the right to sell the underlying security to the Trust at a stated exercise price. A call option written by the Trust is "covered" if the Trust owns the underlying security covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if the Trust holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held is (a) equal to or less than the exercise price of the call written or (b) greater than the exercise price of the call written if the difference is maintained by the Trust in cash or cash equivalents in a segregated account with its custodian. A put option written is "covered" if the Trust maintains cash or cash equivalents with a value equal to the exercise price in a segregated account with its custodian, or else holds a put on the same security and in the same principal amount as the put written where the exercise price of the put held is equal or greater than the exercise price of the put written or is less than the exercise price of the put written if the difference is maintained by the Trust in cash or cash equivalents in a segregated account with its custodian. Put and call options may also be covered in such other manner as may be in accordance with the requirements of the exchange on which, or the counterparty with which, the option is traded and applicable rules and regulations. The premium paid by the purchaser of an option will reflect, among other things, the relationship of the exercise price to the market price and volatility of the underlying security, the remaining term of the option, supply and demand and interest rates.

The writer of an option may have no control over when the underlying securities must be sold, in the case of a call option, or purchased, in the case of a put option, since with regard to certain options, the writer may be assigned an exercise notice at any time prior to the termination of the obligation. Whether or not an option expires unexercised, the writer retains the amount of the premium. This amount, of course, may, in the case of a covered call option, be offset of a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security. If a put option is exercised, the writer must fulfill the obligation to purchase the underlying security at the exercise price, which will usually exceed the then-market value of the underlying security.

The writer of an option that wishes to terminate its obligation may effect a "closing purchase transaction." This is accomplished by buying an option of the same series as the option previously written. The effect of the purchase is that the writer's position will be canceled by the clearing corporation. However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a "closing sale transaction." This is accomplished by selling an option of the same series as the option previously purchased. There is no guarantee that either a closing purchase or a closing sale transaction can be effected.

Effecting a closing transaction in the case of a written call will permit the Trust to write another option on the underlying security with either a different exercise price or expiration date or both, or in the case of a written put option will permit the Trust to write another put option to the extent that the exercise price thereof is secured by deposited cash or short-term securities. Also, effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other Trust investments. If the Trust desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing transaction prior to or concurrent with the sale of the security.

The Trust will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the option or is more than the premium paid to purchase the option; the Trust will realize a loss from a closing transaction if the price of the transaction is more than the premium received from writing the option or is less than the premium paid to purchase the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the Trust.

An option position may be closed out only where there exists a secondary market for an option of the same series. If a secondary market does not exist, it might not be possible to effect closing transactions in particular options with the result that the Trust would have to exercise the options in order to realize any profit. If the Trust is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise. Reasons for the absence of a liquid secondary market include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by a national securities exchange ("Exchange") on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an Exchange; (v) the facilities of an Exchange or the Options Clearing Corporation ("OCC") may not at all times be adequate to handle current trading volume; or (vi) one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options on that Exchange that had been issued by the OCC as a result of trades on the Exchange would continue to be exercisable in accordance with their terms.

The Trust may write options in connection with buy-and-write transactions: that is, the Trust may purchase a security and then write a call option against that security. The exercise price of the call the Trust determines to write will depend upon the expected price movement of the underlying security. The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written. Buy-and-write transactions using in-the-money call options may be used when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. Buy-and-write transactions using at-the-money call options may be used when it is expected that the price of the underlying security will remain fixed or advance moderately during the option period. Buy-and-write transactions using out-of-the-money call options may be used when it is expected that the premiums received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone. If the call options are exercised in such transactions, the Trust's maximum gain will be the premium received by it for writing the option, adjusted upwards or downwards by the difference between the Trust's purchase price of the security and the exercise price. If the options are not exercised and the price of the underlying security declines, the amount of such decline will be offset in part, or entirely, by the premium received.

The writing of covered put options is similar in terms of risk return characteristics to buy-and-write transactions. If the market price of the underlying security rises or otherwise is above the exercise price, the put option will expire worthless and the Trust's gain will be limited to the premium received. If the market price of the underlying security declines or otherwise is below the exercise price, the Trust may elect to close the position or take delivery of the security at the exercise price and the Trust's return will be the premium received from the put options minus the amount by which the market price of the security is below the exercise price. Out-of-the-money, at-the-money and in-the-money put options may be used by the Trust in the same market environments that call options are used in equivalent buy-and-write transactions.

The Trust may purchase put options to hedge against a decline in the value of its portfolio. By using put options in this way, the Trust will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs.

The Trust may purchase call options to hedge against an increase in the price of fixed income securities that the Trust anticipates purchasing in the future. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by the Trust upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Trust.

The staff of the SEC has taken the position that purchased over-the-counter options and assets used to cover written over-the-counter options are illiquid. Therefore, such options and assets, together with other illiquid securities, cannot exceed 20% of the Trust's assets under its investment restrictions. Although the Investment Adviser disagrees with the position, the Investment Adviser intends to limit the Trust's writing of over-the-counter options in accordance with the following procedure. Except as provided below, the Trust intends to write over-the-counter options only with primary U.S. Government securities dealers recognized by the Federal Reserve Bank of New York. Also, the contracts which the Trust has in place with such primary dealers will provide that the Trust has the absolute right to repurchase an option it writes at any time at a price which represents the fair market value, as determined in good faith through negotiation between the parties, but which in no event will exceed a price determined pursuant to a formula in the contract. Although the specific formula may vary between contracts with different primary dealers, the formula will generally be based on a multiple of the premium received by the Trust for writing the option, plus the amount, if any, of the option's intrinsic value (i.e., the amount that the option is in-the-money). The formula may also include a factor to account for the difference between the price of the security and the strike price of the option if the option is written out-of-the-money. The Trust will treat all or a portion of the formula price as illiquid for purposes of its investment restrictions. The Trust may also write over-the-counter options with non-primary dealers, including foreign dealers, and will treat the assets used to cover these options as illiquid for purposes of such 20% test.


Futures Contracts. The Trust may enter into contracts for the purchase or sale for future delivery of fixed income securities or foreign currencies or contracts based on bonds or on financial indices including any index of U.S. or foreign government securities ("Futures Contracts"). A "sale" of a Futures Contract means a contractual obligation to deliver the securities or foreign currencies called for by the contract at a specified price on a specified date or, in the case of a Futures Contract on an index, a contractual obligation to make or receive a cash settlement. A "purchase" of a Futures Contract means a contractual obligation to acquire the securities or foreign currencies called for by the contract at a specified price on a specified date or, in the case of a Futures Contract on an index, a contractual obligation to make or receive a cash settlement. U.S. Futures Contracts have been designated by exchanges which have been designated "contracts markets" by the CFTC, and must also be executed through a futures commission merchant, or brokerage firm, which is a member or the relevant contract market. Existing contract markets include the Chicago Board of Trade and International Monetary Market of the Chicago Mercantile Exchange.
Futures   Contracts  trade  on  these  markets,   and,  through  their  clearing
corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange. The Trust will enter into Futures Contracts which are based on debt securities that are backed by the full faith and credit of the U.S. Government, such as long-term U.S. Treasury Bonds, Treasury Notes, and three-month U.S. Treasury Bills. The Trust may also enter
into  Futures  Contracts  which  are  based  on  financial  indices,   corporate
securities, non-U.S. Governmental bonds and Eurodollar deposits.

At the same time a Futures Contract is purchased or sold, the Trust must allocate cash or securities as a deposit payment ("initial deposit"). The initial deposit varies, but may be as low as 5% or less of a contract's face value. Daily thereafter the Futures Contract is valued and the payment of "variation margin" may be required, since each day the Trust would provide or receive cash that reflects any decline or increase in the contract's value.

At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate from that specified in the contract. In some (but not many) cases, securities called for by a Futures Contract may not have been issued when the contract was written.

A Futures Contract based on an index of securities provides for a payment, in cash, equal to the amount, if any, by which the value of the index at maturity is above or below the value of the index at the time the contract was entered into, times a fixed index "multiplier." The index underlying such a Futures Contract is generally a broad based index of securities designed to reflect movements in the relevant market as a whole. The index assigns weighted values to the securities included in the index, and its composition is changed periodically. Futures Contracts on Eurodollar deposits also require the making and acceptance of a cash payment, based on the change in value of the underlying instrument.

Although Futures Contracts by their terms call for the actual delivery or acquisition of securities, foreign currencies or, in the case of Futures Contracts based on an index, the making or acceptance of a cash settlement at a specified future time, in most cases the contractual obligation if fulfilled before the date of the contract by buying (or selling, as the case may be) on a commodities exchange an identical Futures Contract calling for delivery in the same month, subject to the availability of a liquid secondary market. Such a transaction cancels the obligation incurred by the Futures Contract. The Trust will incur brokerage fees when if purchases and sells Futures Contracts.

The purpose of the purchase or sale of a Futures Contract, in the case of a portfolio such as that of the Trust, which holds or intends to acquire long-term fixed income securities, is to attempt to protect the Trust from fluctuations in interest or foreign exchange rates without actually buying or selling long-term fixed income securities or foreign currency. For example, if the Trust owns long-term bonds, and interest rates were expected to increase, the Trust might enter into Futures Contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the long-term bonds owned by the Trust. If interest rates did increase, the value of the debt securities in the portfolio would decline, but the value of the Futures Contracts to the Trust would increase at approximately the same rate, thereby keeping the net asset value of the Trust from declining as much as it otherwise would have. The Trust could accomplish similar results by selling bonds with long maturities and investing bonds with short maturities when interest rates are expected to increase. However, since the futures market is more liquid than the cash market, the use of futures as an investment technique allows the Trust to maintain a defensive position without having to sell its portfolio securities.

Similarly, when it is expected that interest rates may decline, Futures Contracts may be purchased to attempt to hedge against anticipated purchases of long-term bonds at higher prices. Since the fluctuations in the value of Futures Contracts should be similar to that of long-term bonds, the Trust could take advantage of the anticipated rise in the value of long-term bonds, without actually buying them until the market has stabilized. At that time, the Futures Contracts could be liquidated and the Trust could then buy long-term bonds on the cash market. To the extent the Trust enters into Futures Contracts for this purpose, the assets in the segregated asset account maintained to cover the Trust's obligations with respect to such Futures Contracts will consist of cash, cash equivalents or high quality debt securities from its portfolio in an amount equal to the difference between the fluctuating market value of such Futures Contract and the aggregate value of the initial and variation margin payments made by the Trust with respect to such Futures Contracts.

The ordinary spreads between prices in the cash and futures markets, due to differences in the natures of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close Futures Contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Investment Adviser may still not result in a successful transaction. A Futures Contract entered into by the Trust may be closed out only where there exists a secondary market for such contract.

In addition, Futures Contracts entail risks. Although the Trust believes that the use of such contracts will benefit the Trust, if the Investment Adviser's investment judgment about the direction of interest rates is incorrect, the Trust's overall performance would be poorer than if it had not entered into any such contract. For example, if the Trust had hedged against the possibility of an increase in interest rates which would adversely affect the price of bonds held in its portfolio and interest rates decrease instead, the Trust will lose part or all of the benefit of the increased value of its bonds which it has hedged because it will have offsetting losses in its futures position. In addition, in such situations, if the Trust had insufficient cash, it may have to sell bonds from its portfolio to meet daily variation margin requirements. Such sales of bonds may be, but will not necessarily be, at increased prices which reflect the rising market. The Trust may have to sell securities at a time when it may be disadvantageous to do so.


Options on Futures Contracts. The Trust intends to purchase and write Options on Futures Contracts for hedging purposes. The purchase of a call option on a Futures Contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the Futures Contract upon which it is based or price of the underlying debt securities, it may or may not be less risky than ownership of the Futures Contract or underlying debt securities. As with the purchase of Futures Contracts, when the Trust is not fully invested it may purchase a call option on a Futures Contract to hedge a market advance due to declining interest rates.

The writing of a call option on a Futures Contract constitutes a partial hedge against declining prices of the security or foreign currency which is deliverable upon exercise of the Futures Contract. If the futures price at expiration of the option is below the exercise price, the Trust will retain the full amount of the option premium which provides, a partial hedge against any decline that may have occurred in the Trust's portfolio holdings. The writing of a put option on a Futures Contract constitutes a partial hedge against increasing prices of the security or foreign currency which is deliverable upon exercise of the Futures Contract. If the futures price at expiration of the option is higher than the exercise price, the Trust will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the Trust intends to purchase. If a put or call option the Trust has written is exercised, the Trust will incur a loss which will be reduced by the amount of the premium it receives. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures position, the Trust's losses from existing options on futures may to some extent be reduced or increased by changes in the value of portfolio securities. The writer of an option on a Futures Contract is subject to the risks of commodity futures trading, including the requirement of initial and variation margin payments, and both parties are subject to the additional risk that movements in price of the option may not correlate with movements in the price of the underlying security, currency, index or Futures Contracts.

The Trust may cover the writing of call options on Futures Contracts (a) through purchases of the underlying Futures Contract, (b) through ownership of the instrument, or instruments included in the index, underlying the Futures Contract, or (c) through the holding of a call on the same Futures Contract and in the same principal amount as the call written where the exercise price of the call held (i) is equal to or less than the exercise price of the call written or
(ii) is greater than the exercise price of the call written if the difference is maintained by the Trust in cash or cash equivalents in a segregated account with its custodian. The Trust may cover the writing of put options on Futures Contracts (a) through sales of the underlying Futures Contract, (b) through segregation of cash or cash equivalents in an amount equal to the value of the security or index underlying the Futures Contracts, or (c) through the holding of a put on the same Futures Contract and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the Trust in cash or cash equivalents in a segregated account with its custodian. Put and call options on Futures Contracts may also be covered in such other manner as may be in accordance with the rules of the exchange on which they are traded and applicable laws and regulations.

The purchase of a put option on a Futures Contract is similar in some respects to the purchase of protective put options on portfolio securities. For example, the Trust may purchase a put option on a Futures Contract to hedge the Trust's portfolio against the risk of rising interest rates.

The amount of risk the Trust assumes when it purchases an option on a Futures Contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying Futures Contract will not be fully reflected in the value of the option purchased.

The Trust's ability to engage in the options and futures strategies described above will depend on the availability of liquid markets in such instruments. Therefore no assurance can be given that the Trust will be able to utilize these instruments effectively for the purposes set forth above.


Forward Contracts on Foreign Currency. The Trust may enter into forward foreign currency exchange contracts for the purchase or sale of a specific currency at a future date at a price set at the time of the contract (a "Forward Contract"). The Trust will enter into Forward Contracts for hedging purposes as well as for non-hedging purposes. Transactions in Forward Contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the dollar value of securities denominated in a foreign currency or protecting the dollar equivalent of interest or dividends to be paid on such securities. By entering into such transactions, however, the Trust may be required to forego the benefits of advantageous changes in exchange rates. The Trust may also enter into transactions in Forward Contracts for other than hedging purposes. For example, if the Investment Adviser believes that the value of a particular foreign currency will increase or decrease relative to the value of the U.S. dollar, the Trust may purchase or sell such currency, respectively, through a Forward Contract. If the expected changes in the value of the currency occur, the Trust will realize profits which will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, the Trust may sustain losses which will reduce its gross income.


The Trust has established procedures consistent with the General Statement of Policy of the SEC concurring such commitments. Since that policy currently recommends that an amount of the Trust's assets equal to the amount of the commitment be held aside or segregated to be used to pay for the commitment, the Trust will always have cash or cash equivalents available sufficient to cover any commitments under these contracts to purchase or sell foreign currencies or to limit any potential risk. The segregated account will be marked to market on a daily basis. While these contracts are not presently regulated by the CFTC, the CFTC may in the future assert authority to regulate Forward Contracts. In such event the Trust's ability to utilize Forward Contracts in the manner set forth above may be restricted. Forward Contracts may limit potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Trust than if it had not engaged in such transactions.


Options on Foreign Currencies. The Trust may purchase and write options on foreign currencies for hedging purposes in a manner similar to that in which Forward Contracts will be utilized. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of such securities, the Trust may purchase put options on the foreign currency. If the value of the currency does decline, the Trust will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.


Conversely, where a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, the Trust may purchase call options thereon. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to the Trust deriving from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Trust could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

The Trust may write options on foreign currencies for the same types of hedging purposes. For example, where the Trust anticipates a decline in the dollar value of foreign-denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium received.

Similarly, instead of purchasing a call option to hedge against an anticipated increase in the dollar cost of securities to be acquired, the Trust could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Trust to hedge such increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Trust would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the Trust also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

All call options written on foreign currencies will be covered. A call option written on foreign currency by the Trust is "covered" if the Trust owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other foreign currency held in its portfolio. A call option is also covered if the Trust has a call on the same foreign currency and in the same principal amount as the call written where the exercise price of the call held is (a) equal to or less than the exercise price of the call written or (b) greater than the exercise price of the call written if the difference is maintained by the Trust in cash or cash equivalents in a segregated account with its custodian. A put option written on foreign currency by the Trust is covered if the Trust has a put on the same foreign currency and in the same principal amount as the put written where the exercise price of the put held is (a) equal to or greater than the exercise price of the put written or (b) less than the exercise price of the put written if the difference is maintained by the Trust in cash or cash equivalents in a segregated account with its custodian. Put and call options on foreign currencies may also be covered in such other manner as may be in accordance with the requirements of the exchange on which, or the counterparty with which, the option is traded and applicable rules and regulations.

Additional Risks of Options on Securities, Futures Contracts, Options on Futures Contracts, Forward Contracts and Options on Foreign Currencies. Unlike transactions entered into by the Trust in Futures Contracts, options on foreign currencies and Forward Contracts are not traded on contract markets regulated by the CFTC or, with the exception of certain foreign currency options, by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchanges, subject to SEC regulation. Similarly, options on securities and on stock indices may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. Moreover, the option writer could lose amounts substantially in excess of their initial investments, due to the margin and collateral requirements associated with such positions.

Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the OCC, thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting the Trust to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for the purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC, or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions, on exercise.

In addition, options on securities, Futures Contracts, Options on Futures Contracts and options on foreign currencies may be traded on foreign exchanges. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by (i) other complex foreign political and economic factors, (ii) the availability of data on which to make trading decisions, (iii) delays in the Trust's ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) less trading volume.

In order to assure that the Trust will not be deemed a "commodity pool" for purposes of the Commodity Exchange Act, regulations of the CFTC require that the Trust enter into transactions in Futures Contracts and Options on Futures Contracts only (i) for bona fide hedging purposes (as defined in CFTC regulations), or (ii) for non-hedging purposes, provided that the aggregate initial margin and premiums on such non- hedging positions does not exceed 5% of the liquidation value of the Trust's assets. In addition, the Trust must comply with the requirements of various state securities laws in connection with such transactions.

Future Developments. The Trust proposes to take advantage of opportunities in the area of options, Futures Contracts, Options on Futures Contracts and Forward Contracts which are not presently contemplated for use by the Trust or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Trust's investment objective and legally permissible for the Trust. Such opportunities, if they arise, may involve risks which exceed those in the options and futures activities described above.



Swaps and Related Transactions. As one way of managing its exposure to different types of investments, the Trust may enter into interest rate swaps, currency swaps or structures with embedded swaps and other types of available swap agreements, such as caps, collars and floors. Swaps involve the exchange by the Trust with another party of cash payments based upon different interest rate indexes, currencies, and other prices or rates such as the value of mortgage prepayment rates. For example, in the typical interest rate swap, the Trust might exchange a sequence of cash payments based on a floating rate index for cash payments based on a fixed rate. Payments made by both parties to a swap transaction are based on a notional principal amount determined by the parties.


The Trust may also purchase and sell caps, floors and collars. In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the counterparty. For example, the purchase of an interest rate cap entitles the buyer, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a contractually-based principal amount from the counterparty selling such interest rate cap. The sale of an interest rate floor obligates the seller to make payments to the extent that a specified interest rate falls below an agreed-upon level. A collar arrangement combines elements of buying a cap and selling a floor.

Swap agreements could be used to shift the Trust's investment exposure from one type of investment to another. For example, if the Trust agreed to exchange payments in dollars for payments in foreign currency, in each case based on a fixed rate, the swap agreement would tend to decrease the Trust's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options. Depending on how they are used, swap agreements may increase or decrease the overall volatility of the Trust's investments and its share price and yield.

Swap agreements are sophisticated hedging instruments that typically involve a small investment of cash relative to the magnitude of risks assumed, or no investment of cash. As a result, swaps can be highly volatile and may have a considerable impact on the Trust's performance. Swap agreements are subject to risks related to the counterparty's ability to perform, and may decline in value if the counterparty's creditworthiness deteriorates. The Trust may also suffer losses if it is unable to terminate outstanding swap agreements or reduce its exposure through offsetting transactions.

Swaps, caps, floors and collars are highly specialized activities which involve certain risks. Swap agreements may be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the Trust's exposure to long or short-term interest rates (in the U.S. or abroad), foreign currency values, mortgage securities, corporate borrowing rates, or other factors such as securities prices or inflation rates. Swap agreements can take many different forms and are known by a variety of names. The Trust is not limited to any particular form or variety of swap agreements if the Investment Adviser determines it is consistent with the Trust's investment objective and policies.

The Trust will maintain liquid assets to cover its current obligations under swap transactions. If the Trust enters into a swap agreement on a net basis (i.e., the two payment streams are netted out, with the Trust receiving or paying, as the case may be, only the net amount of the two payments), the Trust will maintain liquid assets with a daily value at least equal to the excess, if any, of the Trust's accrued obligations under the swap agreement over the accrued amount the Trust is entitled to receive under the agreement. If the Trust enters into a swap agreement on other than a net basis, it will maintain liquid assets with a value equal to the full amount of the Trust's accrued obligations under the agreement.

The most significant factor in the performance of swaps, caps, floors and collars is the change in the specific interest rate, currency or other factor that determines the amount of payments to be made under the arrangement. If the Investment Adviser is incorrect in its forecasts of such factors, the investment performance of the Trust would be less than what it would have been if these investment techniques had not been used. If a swap agreement calls for payments by the Trust, the Trust must be prepared to make such payments when due. In addition, if the counterparty's creditworthiness declines, the value of the swap agreement would be likely to decline, potentially resulting in losses. If the counterparty defaults, the Trust's risk of loss consists of the net amount of payments that the Trust is contractually entitled to receive. The Trust anticipates that it will be able to eliminate or reduce its exposure under these arrangements by assignment or other disposition or by entering into an offsetting agreement with the same or another counterparty.


                                  RISK FACTORS

The Trust is designed primarily as a long-term investment and not as a trading vehicle. The value of shares of the Trust will vary as the aggregate value of the Trust's portfolio securities increases or decreases. The net asset value of the Trust may change as the general levels of interest rates fluctuate. When interest rates decline, the value of fixed income portfolio securities invested at higher yields can be expected to rise. Conversely, when interest rates rise, the value of fixed income portfolio securities invested at lower yields can be expected to decline. Moreover the value of the lower-rated fixed income securities that the Trust purchases will fluctuate more than the value of higher-rated fixed income securities. These lower-rated fixed income securities generally tend to reflect short-term corporate and market developments to a greater extent than higher-rated securities, which react primarily to fluctuations in the general level of interest rates. If the Investment Adviser's expectations of changes in interest rates or its evaluation of the normal yield relationship between two securities proves to be incorrect, the Trust's income, net asset value and potential capital gain may be decreased or its potential capital loss may be increased.

The Trust's target annual distribution rate is calculated based on the Trust's net asset value, not a fixed share price, and the Trust's dividend amount will fluctuate with changes in the Trust's net asset value.

The Trust may invest in fixed income securities rated Baa by Moody's or BBB by S&P or Fitch and comparable unrated securities. These securities, while normally exhibiting adequate protection parameters, have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than in the case of higher grade fixed income securities.

The Trust may also invest in corporate fixed income securities rated Ba or lower by Moody's or BB or lower by S&P or Fitch and comparable unrated securities (commonly known as "junk bonds"). No minimum rating standard is required by the Trust. These securities are considered speculative and, while generally providing greater income than investments in higher rated securities, will involve greater risk of principal and income (including the possibility of default or bankruptcy of the issuers of such securities) and may involve greater volatility of price (especially during periods of economic uncertainty or change) than securities in the higher rating categories and because yields vary over time, no specific level of income can ever be assured.

During certain periods, the higher yields on the Trust's lower-rated, high yielding fixed income securities are paid primarily because of the increased risk of loss of principal and income, arising from such factors as the heightened possibility of default or bankruptcy of the issuers of such securities. Due to the fixed income payments of these securities, the Trust may continue to earn the same level of interest income while its net asset value declines due to portfolio losses, which could result in an increase in the Trust's yield despite the actual loss of principal.

These lower-rated high yielding fixed income securities generally tend to reflect economic changes (and the outlook for economic growth), short-term corporate and industry developments and the market's perception of their credit quality (especially during times of adverse publicity) to a greater extent than higher-rated securities which react primarily to fluctuations in the general level of interest rates although they are also affected by changes in interest rates. In the past, economic downturns or an increase in interest rates have, under certain circumstances, caused a higher incidence of default by the issuers of these securities and may do so in the future, especially in the case of highly leveraged issuers.

The prices for these securities may be affected by legislative and regulatory developments. The market for these lower-rated fixed income securities may be less liquid than the market for investment grade fixed income securities. Furthermore, the liquidity of these lower-rated securities may be affected by the market's perception of their credit quality. Therefore, the Investment Adviser's judgment may at times play a greater role in valuing these securities than in the case of investment grade fixed income securities, and it also may be more difficult during times of certain adverse market conditions to sell these lower-rated securities to respond to changes in the market. While the Investment Adviser may refer to ratings issued by established credit rating agencies, it is not the Trust's policy to rely exclusively on ratings issued by these rating agencies, but rather to supplement such ratings with the Investment Adviser's own independent and ongoing review of credit quality. To the extent the Trust invests in these lower-rated securities, the achievement of its investment objective may be more dependent on the Investment Adviser's own credit analysis than in the case of a fund investing in higher quality fixed income securities. These lower-rated securities may also include zero coupon bonds, deferred interest bonds and PIK bonds which are described above.

While Futures Contracts and Options on Futures Contracts will be used solely for hedging purposes and Options and Forward Contracts will be used in part for hedging purposes, the trading of such instruments involve certain risks, including risk of loss arising from adverse price or rate movements, margin requirements, market illiquidity and the potential default of a broker, counterparty or clearinghouse.

The Trust may be required to receive delivery of the foreign currencies underlying options on foreign currencies or Forward Contracts it has entered into. This could occur, for example, if an option written by the Trust is exercised or the Trust is unable to close out a Forward Contract it has entered into. The Trust may also elect to accept delivery of the currencies underlying options or Forward Contracts if, in the judgment of the Investment Adviser, it is in the best interest of the Trust to do so. In such instances as well, the Trust may promptly convert the foreign currencies to U.S. dollars at the then current exchange rate, or may hold such currencies for an indefinite period of time.

While the holding of currencies may permit the Trust to take advantage of favorable movements in the applicable exchange rate, it also exposes the Trust to risk of loss if such rates move in a direction adverse to the Trust's position. Such losses could reduce any profits or increase any losses sustained by the Trust from the sale or redemption of securities, and could reduce the dollar value of interest or dividend payments received. In addition, the holding of currencies could adversely affect the Trust's profit or loss on currency options or Forward Contracts, as well as its hedging strategies. Where the Trust enters into Forward Contacts as a "cross hedge" (i.e., the purchase or sale of a Forward Contract on one currency to hedge against the risk of loss arising from changes in value of a second currency), the Trust incurs the risk of imperfect correlation between changes in the values of the two currencies, which could result in losses.

The portion of the Trust's portfolio directed toward capital appreciation will be aggressively managed with a higher risk of loss than that of more conservatively managed portfolios. Many of the securities offering the capital appreciation sought by the Trust will involve a high degree of risk. The Trust will seek to reduce risk by investing its assets in a number of securities markets (e.g., U.S. Government, corporate fixed income, equity and foreign) and issuers, performing credit analyses of potential investments and monitoring current developments and trends in both the economy and financial markets.

Some of the Trust's assets may be invested in securities whose issuers have operating losses, substantial capital needs, negative net worths, are insolvent or are involved in bankruptcy or reorganization proceedings. It is difficult to value financially distressed issuers and to estimate prospects for their financial recovery. The issuers may be unable to meet debt service requirements and the investments may take considerable time to appreciate in value. Some of the securities acquired by the Trust may not be current on payment of interest or dividends. In the event that issuers of securities owned by the Trust become involved in bankruptcy or other insolvency proceedings, additional risks will be present. Bankruptcy or other insolvency proceedings are highly complex, can be very costly and may result in unpredictable outcomes. The bankruptcy court has extensive powers and under certain circumstances may alter contractual obligations of the bankrupt company.

Since there may be no public market or only inactive trading markets for some of the securities in which the Trust invests, the Trust may be required to retain such investments for indefinite periods or to sell them at substantial losses. Such securities may involve greater risks, often related to
creditworthiness,   solvency,   relative  liquidity  of  the  secondary  market,
potential market losses, vulnerability to rising interest rates and economic downturns and market price volatility based upon interest rate sensitivity, all of which may adversely affect the Trust's net asset value. This may be particularly true of lower-rated or unrated securities in which the Trust may invest. See the sub-section "Corporate Fixed Income Securities" of the section "Investment Objective and Policies" above.

To the extent the Trust holds zero coupon or deferred interest bonds or option notes in its portfolio or bonds paying interest in the form of additional debt obligations, the Trust would recognize income currently even though the Trust received no cash payments of interest and would raise cash to satisfy its obligation to distribute such income to shareholders from sales of portfolio securities. See Item 10.4 for a discussion of the tax treatment regarding these investments.

Although change in the value of the Trust's portfolio securities subsequent to their acquisition are reflected in the net asset value of shares of the Trust, such changes will not affect the income received by the Trust from such securities. The portion of distributions paid by the Trust that are comprised of income will increase or decrease in relation to the income received by the Trust from its investments, which will in any case be reduced by the Trust's expenses before being distributed to the Trust's shareholders. To the extent that the Trust uses options, Futures Contracts, Options on Futures Contracts, Forward Contracts and options on foreign currencies, such techniques may result in the loss of principal under certain market conditions. See "Options and Futures" above.


The Trust may invest in foreign securities. Investing in securities of foreign issuers generally involves risks not ordinarily associated with investing in securities of domestic issuers. These include changes in currency rates, exchange control regulations, governmental administration or economic or monetary policy (in the United States or abroad) or circumstances in dealings between nations. Costs may be incurred in connection with conversions between various currencies. Special considerations may also include more limited information about foreign issuers, higher brokerage costs, different accounting standards and thinner trading markets. Foreign securities markets may also be less liquid, more volatile and less subject to government supervision than in the United States. Investments in foreign countries could be affected by other factors including expropriation, confiscatory taxation and potential difficulties in enforcing contractual obligations and could be subject to extended settlement periods. As a result of its investment in foreign securities, the Trust may receive interest or dividend payments, or the proceeds of the sale or redemption of such securities, in the foreign currencies in which the securities are denominated. Under certain circumstances, such as where the Investment Adviser believes that the applicable exchange rate is unfavorable at the time the currencies are received or the Investment Adviser anticipates, for any reason that the exchange rate will improve, the Trust may hold such currencies for an indefinite period of time. The Trust may also hold foreign currency in anticipation of purchasing foreign securities. While the holding of currencies will permit the Trust to take advantage of favorable movements in the applicable exchange rate, such strategy also exposes the Trust to risk of loss if exchange rates move in a direction adverse to the Trust's position. Such losses could reduce any profits or increase any losses sustained by the Trust from the sale or redemption of securities and could reduce the dollar value of interest or dividend payments received.

The Trust is a closed-end investment company. Shares of a closed-end investment company frequently trade at a discount to net asset value. Because the Trust is a closed-end investment company, the shareholders do not have the right to cause the Trust to repurchase their shares at net asset value.

The Trust's shares also may trade at a premium to their net asset value. When Trust shares trade at a premium, buyers pay more than the net asset value underlying Trust shares, and shares purchased at a premium may receive less than the amount paid for them in the event of the Trust's liquidation. The Trust's monthly distributions may include a return of capital to shareholders. Distributions that are treated for federal income tax purposes as a return of capital will reduce each shareholder's basis in his or her shares and, to the extent the return of capital exceeds such basis, will be treated as gain to the shareholder from a sale of shares. Returns of shareholder capital have the effect of reducing the Trust's assets and increasing the Trust's expense ratio. If a portion of the Trust's distributions represents returns of capital over extended periods, this could lead to a reduction in the Trust's assets over time to levels where the Trust is no longer viable and might be liquidated.

The risks of swaps and related transactions are discussed along with a description of the investment techniques beginning on page 27.


An investment in shares of the Trust should not constitute a complete investment program and may not be appropriate for all investors.


                             INVESTMENT RESTRICTIONS

The Trust has adopted the following restrictions which cannot be changed without the approval of the holders of a majority of the shares (which means the lesser of (i) more than 50% of the outstanding shares of the Trust or (ii) 67% or more of the outstanding shares of the Trust present at a meeting at which holders of more than 50% of its outstanding shares are represented in person or by proxy).

     (1) borrow money except to the extent such borrowing is not prohibited by the Investment Company Act of 1940, as amended (the "1940 Act") and exemptive orders granted under such Act;

     (2) underwrite securities issued by other persons, except that all or any portion of the assets of the Trust may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act, and except insofar as the Trust may technically be deemed an underwriter under the Securities Act of 1933, as amended, in selling a portfolio security;

     (3) issue any senior securities except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act. For purposes of this restriction, collateral arrangements with respect to any type of swap, option, Forward Contracts and Futures Contracts and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security;

     (4) make loans except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act; and

     (5) purchase or sell real estate (excluding securities secured by real estate or interests therein and securities of companies, such as real estate investment trusts, which deal in real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (excluding currencies and any type of option, Futures Contracts and Forward Contracts) in the ordinary course of its business. The Trust reserves the freedom of action to hold and to sell real estate, mineral leases, commodities or commodity contracts (including currencies and any type of option, Futures Contracts and
          Forward   Contracts)   acquired  as  a  result  of  the  ownership  of
          securities.

     (6) purchase any securities of an issuer in a particular industry if as a result 25% or more of its total assets (taken at market value at the time of purchase) would be invested in securities of issuers whose principal business activities are in the same industry.

In addition, the Trust has adopted the following non-fundamental policies, which may be changed without shareholder approval. The Trust will not:

     (1) invest in illiquid investments, including securities subject to legal or contractual restrictions on resale or for which there is no readily available market (e.g., trading in the security is suspended, or in the case of unlisted securities, where no market exists), if more than 15% of the Trust's net assets (taken at market value) would be invested in such securities. Repurchase agreements maturing in more than seven days will be deemed to be illiquid for purposes of the Trust's limitation on investment in illiquid securities. Securities that are not registered under the Securities Act of 1933, but are determined to be liquid by the Trust's Board of Trustees (or its delegee), will not be subject to the 15% limitation.

Except for investment restriction no. 1 and the Trust's non-fundamental policy on investing in illiquid securities, these investment restrictions are adhered to at the time of purchase or utilization of assets; a subsequent change in circumstances will not be considered to result in a violation of policy. In the event the investments exceed the percentage specified in the Trust's non-fundamental policy on illiquid investments, the Trust will reduce the percentage of its assets invested in illiquid investments in due course, taking into account the best interests of shareholders.

               DESCRIPTION OF OBLIGATIONS ISSUED OR GUARANTEED BY
                  U.S. GOVERNMENT AGENCIES OR INSTRUMENTALITIES

Federal Farm Credit System Notes and Bonds-are bonds issued by a cooperatively owned nationwide system of banks and associations supervised by the Farm Credit Administration, an independent agency of the U.S. Government. These bonds are not guaranteed by the U.S. Government.

Maritime Administration Bonds-
     are bonds issued and provided by the Department of Transportation of the U.S. Government and are guaranteed by the United States.

FHA debentures-
     are debentures issued by the Federal Housing Administration of the U. S. Government and are guaranteed by the United States.

GNMA Certificates-
     are mortgage-backed securities which represent a partial ownership interests in a pool of mortgage loans issued by lenders such as mortgage bankers, commercial banks and savings and loan associations. Each mortgage loan included in the pool is either insured by the Federal Housing Administration or guaranteed by the Veterans Administration.

FHLMC Bonds-
     are bonds issued and guaranteed by the Federal Home Loan Mortgage Corporation and are not guaranteed by the U.S. Government.

FNMA Bonds-
     are  bonds  issued  and  guaranteed  by  the  Federal   National   Mortgage
     Association and are not guaranteed by the U.S. Government.

Federal Home Loan Bank Notes and Bonds-
     are notes and bonds issued by the Federal Home Loan Bank System, and are not guaranteed by the U.S. Government.

Although this list includes a description of the primary types of U.S. Government agency or instrumentality obligations in which the Trust intends to invest, the Trust may invest in obligations of U.S. Government agencies or instrumentalities other than those listed above.


                           DESCRIPTION OF BOND RATINGS


The ratings of Moody's, S&P and Fitch represent their opinions as to the quality of various debt instruments. It should be emphasized, however, that ratings are not absolute standards of quality. Consequently, debt instruments with the same maturity, coupon and rating may have different yields while debt instruments of the same maturity and coupon with different ratings may have the same yield.



                         MOODY'S INVESTORS SERVICE, INC.


Aaa: Obligations rated Aaa are judged to be of the highest quality with minimal credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are considered upper-medium-grade and are subject to low credit risk.

Baa:  Obligations  rated Baa are  subject  to  moderate  credit  risk.  They are
considered   medium-grade   and  as  such  may   possess   certain   speculative
characteristics.

Ba: Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody's applies numerical modifiers "1", "2" and "3" in each generic rating classification from "Aa" through "Caa." The modifier "1" indicates that the obligation ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of that generic rating category.


                        STANDARD AND POOR'S RATINGS GROUP


Issue credit ratings are based in varying degrees, on the following considerations: (1) likelihood of payment capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and (3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

The issue ratings definitions are expressed in terms of default risk. As such, they pertain to senior obligations of an entity. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above.

AAA: An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitments on the obligation is extremely strong.

AA: An obligation rated "AA" differs from the highest-rated obligations only in small degree. The obligor's capacity to meet its financial obligations is extremely strong.

A: An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligator to meet its financial obligations is very strong.

BB, B, CCC, CC, and C: Obligations rated "BB", "B", "CCC", "CC", and "C" are regarded as having significant speculative characteristics. `B' indicates the least degree of speculation and `C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions, which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated "B" is more vulnerable to non-payment than obligations rated `BB', but the obligor currently has the capacity to meet its financial commitment on the obligations. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated "CCC" is currently vulnerability to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligator to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions is not likely to have the capacity to meet its financial commitment on the obligation.

CC:  An obligation rated "CC" is currently vulnerable to nonpayment.

C: The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

CC: An obligation rated "CC" is currently highly vulnerable to nonpayment.

C: The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

D: An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if debt service payments are jeopardized.

Plus (+) or Minus (-): The "AA" and "CCC" ratings may be modified by the addition of a plus or minus sign to show relative standing within the applicable rating category.

The `c' subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

The letter `p' indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

Asterisk (*): Continuance of the ratings is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

The `r' highlights derivative, hybrid, and certain other obligations that Standard & Poor's believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities with principal or interest return indexed to equities, commodities, or currencies; certain swaps and options; and interest-only and principal-only mortgage securities. The absence of an `r' symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

N.R.:  Not rated.

Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

Bond Investment Quality Standards: Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories (`AAA', `AA', `A', `BBB', commonly known as investment-grade ratings) generally are regarded as eligible for bank investment. Also, the laws of various states governing legal investments impose certain rating or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies, and fiduciaries in general.



                                      FITCH


Investment Grade

AAA: Highest credit quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. "AA" ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good credit quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade

BB: Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B: Highly speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC, C: High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, D: Default. Entities rated in this category have defaulted on some or all of the obligations. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90% - 100% of outstanding amounts and accrued interest. "DD" indicates expected recoveries in the range of 50% - 90% and "D" the lowest recovery potential, i.e. below 50%.


 "+" or "-" may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the `AAA' long-term rating category, or to categorize below `CCC'.


NR indicates that Fitch Ratings does not rate the issuer or issue in question.

Withdrawn: A rating is withdrawn when Fitch Ratings deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.

Rating Watch: Ratings are placed on Rating Watch to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as "Positive", indicating a potential upgrade, "Negative", for a potential downgrade, or "Evolving", if ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.

A Rating Outlook indicates the direction a rating is likely to move over a one- to two-year period. Outlooks may be positive, stable, or negative. A positive or negative Rating Outlook does not imply a rating change is inevitable. Similarly, ratings for which outlooks are "stable" could be upgraded or downgraded before an outlook moves to positive or negative if circumstances warrant such an action. Occasionally, Fitch may be unable to identify the fundamental trend and in these cases, the Rating Outlook may be described as "evolving".

8.5. Share Price Data: Inapplicable.

8.6. Business Development Companies: Inapplicable.

Item 9.  Management:


9.1.a. General - Board of Trustees: Management of the Trust's business and affairs is the responsibility of the Board of Trustees of the Trust.




9.1.b. General - Investment Adviser: MFS Investment Management ("MFS") is the Trust's Investment Adviser. MFS and its predecessor organizations have a history of money management dating from 1924, thus making MFS America's oldest mutual fund organization. MFS is a majority owned subsidiary of Sun Life of Canada (U.S.) Financial Services Holdings, Inc., 500 Boylston Street, Boston, Massachusetts 02116, which is in turn an indirect majority owned subsidiary of Sun Life Financial, Inc. (a diversified financial services organization) at the same address. The executive officers of MFS report to the Chairman of Sun Life. The principal business address of MFS is 500 Boylston Street, Boston, Massachusetts 02116.

MFS serves as investment adviser to the following open-end Funds comprising the MFS Family of Funds: Massachusetts Investors Growth Stock Fund; Massachusetts Investors Trust; MFS Government Limited Maturity Fund; MFS Government Securities Fund; MFS Growth Opportunities Fund; MFS Series Trust I (which has 8 series: MFS Cash Reserve Fund, MFS Core Equity Fund, MFS Core Growth Fund, MFS New Discovery Fund, MFS Research International Fund, MFS Strategic Growth Fund, MFS Technology Fund and MFS Value Fund); MFS Series Trust II (which has one series: MFS Emerging Growth Fund); MFS Series Trust III (which has three series: MFS High Income Fund, MFS High Yield Opportunities Fund and MFS Municipal High Income
Fund); MFS Series Trust IV (which has four series: MFS Government Money Market Fund, MFS Mid Cap Growth Fund, MFS Money Market Fund and MFS Municipal Bond
Fund); MFS Series Trust V (which has three series: MFS International New Discovery Fund, MFS Research Fund and MFS Total Return Fund); MFS Series Trust VI (which has three series: MFS Global Equity Fund, MFS Global Total Return Fund and MFS Utilities Fund); MFS Series Trust VII (which has one series: MFS Capital Opportunities Fund); MFS Series Trust VIII (which has two series: MFS Global Growth Fund and MFS Strategic Income Fund); MFS Series Trust IX (which has seven series: MFS Bond Fund, MFS Inflation-Adjusted Bond Fund, MFS Intermediate Investment Grade Bond Fund, MFS Limited Maturity Fund, MFS Municipal Limited Maturity Fund, MFS Research Bond Fund and MFS Research Bond Fund J); MFS Series Trust X (which has 12 series: MFS Aggressive Growth Allocation Fund, MFS Conservative Allocation Fund, MFS Emerging Markets Debt Fund, MFS Emerging Markets Equity Fund, MFS Floating Rate High Income Fund, MFS Growth Allocation Fund, MFS International Diversification Fund, MFS International Growth Fund, MFS International Value Fund, MFS Moderate Allocation Fund, MFS New Endeavor Fund and MFS Strategic Value Fund); MFS Series Trust XI (which has two series: MFS Mid Cap Value Fund and MFS Union Standard Equity Fund); MFS Series Trust XII (which has 5 series: MFS Lifetime Retirement Income Fund, MFS Lifetime 2010 Fund, MFS Lifetime 2020 Fund, MFS Lifetime 2030 Fund and MFS Lifetime 2040 Fund; and MFS Municipal Series Trust (which has 16 series: MFS Alabama Municipal Bond Fund, MFS Arkansas Municipal Bond Fund, MFS California Municipal Bond Fund, MFS Florida Municipal Bond Fund, MFS Georgia Municipal Bond Fund, MFS Maryland Municipal Bond Fund, MFS Massachusetts Municipal Bond Fund, MFS Mississippi Municipal Bond Fund, MFS Municipal Income Fund, MFS New York Municipal Bond Fund, MFS North Carolina Municipal Bond Fund, MFS Pennsylvania Municipal Bond Fund, MFS South Carolina Municipal Bond Fund, MFS Tennessee Municipal Bond Fund, MFS Virginia Municipal Bond Fund and MFS West Virginia Municipal Bond Fund (the "MFS Funds"). The principal business address of each of the MFS Funds is 500 Boylston Street, Boston, Massachusetts, 02116.

MFS also serves as investment adviser of the following open-end Funds: MFS Institutional Trust ("MFSIT") (which has four series) and MFS Variable Insurance Trust ("MVI") (which has 16 series). The principal business address of each of the aforementioned funds is 500 Boylston Street, Boston, Massachusetts, 02116.

In addition, MFS serves as investment adviser to the following closed-end funds:
MFS Charter Income Trust, MFS Government Markets Income Trust, MFS Intermediate Income Trust, MFS Multimarket Income Trust, MFS Municipal Income Trust and MFS Special Value Trust (the "MFS Closed-End Funds"). The principal business address of each of the MFS Closed-End Funds is 500 Boylston Street, Boston, Massachusetts, 02116.

Lastly, MFS serves as investment adviser to MFS/Sun Life Series Trust ("MFS/SL") (which has 28 series), Capital Appreciation Variable Account, Global Governments Variable Account, Government Securities Variable Account, High Yield Variable Account, Money Market Variable Account and Total Return Variable Account (collectively, the "Accounts"). The principal business address of MFS/SL is 500 Boylston Street, Boston, Massachusetts, 02116. The principal business address of each of the aforementioned Accounts is One Sun Life Executive Park, Wellesley Hills, Massachusetts, 02181.

MFS and its subsidiaries, provide investment advice to retailed institutional clients. Net assets under the management of the MFS organization were approximately $163 billion as of December 31, 2005.



                          INVESTMENT ADVISORY AGREEMENT

General. The Investment Adviser manages the Trust pursuant to an Investment Advisory Agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Investment Adviser provides the Trust with overall investment advisory services. Subject to such policies as the Trustees may determine, the Investment Adviser makes investment decisions for the Trust. For these services and facilities, the Investment Adviser receives an annual investment advisory fee, computed and paid monthly.

The Investment Adviser pays the compensation of the Trust's officers and of any Trustee who is an officer of the Adviser. The Investment Adviser also furnishes at its own expense investment advisory and administrative services, including office space, equipment, clerical personnel, investment advisory facilities, and all executive and supervisory personnel necessary for managing the Trust's investments and effecting its portfolio transactions.

The Trust pays the compensation of the Trustees who are "not affiliated" with the Investment Adviser and all expenses of the Trust (other than those assumed by the Investment Adviser) including but not limited to: governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Trust; fees and expenses of independent auditors, of legal counsel, and of any transfer agent, registrar or dividend disbursing agent of the Trust; expenses of repurchasing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing stock certificates, shareholder reports, notices, proxy statements and reports to governmental officers and commissions; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; fees and expenses of the Trust's custodian for all services to the Trust, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the

Trust; organizational and start up costs; and such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust is a party or otherwise may have an exposure, and the legal obligation which the Trust may have to indemnify the Trust's Trustees and officers with respect thereto. Expenses relating to the issuance, registration and qualification of shares of the Trust and the preparation, printing and mailing of prospectuses for such purposes are borne by the Trust.


The Advisory Agreement has an initial two year term and continues in effect thereafter only if such continuance is specifically approved at least annually by the Board of Trustees or by the affirmative vote of a majority of the outstanding voting securities of the Trust. The Advisory Agreement terminates automatically if it is assigned and may be terminated without penalty by the affirmative vote of the outstanding voting securities of the Trust, or by either party on not more than 60 days' nor less than 30 days' written notice.

The Advisory Agreement grants the Trust a non-exclusive and non-transferable right and sub-license to use the names "Massachusetts Financial Services," "MFS" or any derivatives or logos associated with those names. If MFS for any reason no longer serves as investment adviser to the Trust, the Trust will promptly cease to use these MFS marks. MFS may permit other clients to use these MFS marks in their names or other material.

The Advisory Agreement also provides that neither the Investment Adviser nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Trust, except for willful misfeasance, bad faith, gross negligence, or reckless disregard of its or their duties and obligations under the Advisory Agreement.

The Investment Adviser is free to render investment and/or other services to others, but the Investment Adviser will at all times endeavor to treat all of its clients in a fair and equitable manner. Whenever the Trust and one or more other Trusts or accounts advised by the Investment Adviser have money available for investment, investments or opportunities to sell investments will be allocated in a manner believed by the Adviser to be fair and equitable to each client. The Investment Adviser may cause the Trust to pay a broker or dealer a higher commission than another broker or dealer might have charged for effecting that transaction, if the Investment Adviser determines, in good faith, that the higher commission was reasonable in relation to the value of brokerage and research services provided by the broker or dealer.


Advisory Fee. For the services provided by MFS under the Advisory Agreement, the Trust will pay MFS an annual fee computed and paid monthly in an amount equal to the sum of 0.68% of the average daily net assets of the Trust and 3.40% of the daily gross income (i.e., income other than gains from the sale of securities, gains from options and futures transactions, premium income from options written and gains from foreign exchange transactions) of the Trust for the Trust's then-current fiscal year.

A discussion regarding the basis for the Board of Trustees' approval of the Investment Advisory Agreement between the Trust and MFS is available in the Trust's Annual Report to shareholders for the fiscal year ended October 31, 2005.

9.1.c. General - Portfolio Management: John Addeo, Scott B. Richards and Kenneth
J. Enright are the portfolio managers of the Trust. Mr. Addeo, a Vice President of the Adviser, has been employed in the investment management area of the Adviser since 1998. Mr. Richards, a Vice President of the Adviser, has been employed in the investment management area of the Adviser since 2004. Mr. Richards was head of the High Yield Group at Columbia Management Group from 1999 to 2003. Kenneth J. Enright is a Senior Vice President of the Adviser and has been employed in the investment management area of the Adviser since 1986. Further information regarding the portfolio managers, including other accounts managed, compensation, ownership of Trust shares and possible conflicts of interest, is available in the Trust's Statement of Additional Information. The portfolio managers are jointly responsible for the day-to-day management of the Trust.


9.1.d. General - Administrators: Inapplicable.


9.1.e. Custodians: State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 is the custodian and dividend disbursing agent for the Trust. The Chase Manhattan Bank, 270 Park Avenue, New York, NY 20017 has been employed as the global custodian as of July 2, 2001. MFS Service Center, Inc., 500 Boylston Street, Boston, Massachusetts 02116 is the shareholder servicing agent.


9.1.f. General - Expenses: See Item 9.1.b.

9.1.g. General - Affiliated Brokerage: Inapplicable.


9.2. Non-resident Managers: Inapplicable.


9.3. Control Persons: Inapplicable.

Item 10. Capital Stock, Long-Term Debt, and Other Securities:

10.1. Capital Stock:

a. and f. Description of Shares. The Trust's Declaration of Trust permits the Trust's Board of Trustees to issue an unlimited number of full and fractional Shares of Beneficial Interest (without par value). Each Share represents an equal proportionate interest in the Trust with each other Share. Shares of the Trust participate equally in the earnings, dividends and distribution of net assets upon liquidation or dissolution. The Trust has no present intention of offering additional Shares, except that additional Shares may be issued under the Plan. Other offerings of its Shares, if made, will require approval of the Trust's Board of Trustees. Any additional offering will be subject to the requirements of the 1940 Act that Shares may not be sold at a price below the then-current net asset value, exclusive of underwriting discounts and commissions, except among other things, in connection with an offering to existing shareholders or with the consent of the holders of a majority of the Trust's outstanding voting securities.

Each shareholder of the Trust is entitled to one vote for each Share held on each matter on which the shareholder is entitled to vote. Except when a larger vote is required by applicable law, a majority of the voting power of the Shares voted in person or by proxy on a matter will decide that matter and a plurality of the voting power of the Shares voted in person or by proxy will elect a Trustee. The Declaration of Trust provides that a Trustee may be removed from office at a meeting of shareholders by a vote of Shares representing two-thirds of the voting power of the outstanding Shares of the Trust.

Except in limited circumstances, the Trustees may, without any shareholder vote, amend or otherwise supplement the Trust's Declaration of Trust.

The Trust may reincorporate or reorganize (but not with another operating entity) without any shareholder vote. The Trust may be terminated at any time by a vote of not less than two-thirds of the Shares outstanding and entitled to vote at any meeting of shareholders, or by the Trustees by written notice to the shareholders. If not so terminated, the Trust will continue indefinitely.

Under the Declaration of Trust, the Trust may, in the future, convert to a master/feeder structure or a fund of funds structure without shareholder approval. In a master/feeder structure, Trust invests all of its investable assets in another investment company with similar investment objectives and policies. In a fund of funds structure, a Trust invests all or a portion of its assets in multiple investment companies.

The Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust and provides for indemnification and reimbursement of expenses out of Trust property for any shareholder held personally liable for the obligations of the Trust. The Trust also maintains insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust and its shareholders and the Trustees, officers, employees and agents of the Trust covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations.

The Declaration of Trust further provides that obligations of the Trust are not binding upon the Trustees individually but only upon the property of the Trust and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

The Trust's Declaration of Trust provides that shareholders may not bring suit on behalf of the Trust without first requesting that the Trustees bring such suit unless there would be irreparable injury to the Trust or if a majority of the Trustees have a personal financial interest in the action. Trustees are not considered to have a personal financial interest by virtue of being compensated for their services as Trustees or as trustees of Trusts with the same or an affiliated investment adviser or distributor.

The Trust's Declaration of Trust provides that by becoming a shareholder of the Trust, each shareholder shall be expressly held to have assented to and agreed to be bound by the provisions of the Declaration.

Anti-Takeover Provisions. The Trust presently has certain anti-takeover provisions in its Declaration of Trust which could have the effect of limiting the ability of other entities or persons to acquire control of the Trust, to cause it to merge with or sell its assets to another operating entity, to terminate the Trust, or to modify its structure. The Board of Trustees is divided into three classes, each having a term of three years. Each year the term of one class expires. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. In addition, the affirmative vote or consent of the holders of 66 2/3% of the shares of the Trust (a greater vote than that required by the 1940 Act and, in some cases, greater than the required vote applicable to business corporations under state law) is required to authorize the conversion of the Trust from a closed-end to an open-end investment company or generally to authorize any of the following transactions:

           (i) merger or consolidation of the Trust with or into any other corporation;

           (ii) issuance of any securities of the Trust to any person or entity for cash;

           (iii) sale, lease or exchange of all or any substantial part of the assets of the Trust to any entity or person (except assets having an aggregate fair market value of less than $1,000,000 or assets sold in the ordinary course of business); or

           (iv) sale, lease or exchange to the Trust, in exchange for securities of the Trust, of any assets of any entity or person (except assets having an aggregate fair market value of less than $1,000,000).

if such corporation, person or entity is directly through affiliates, the beneficial owner of 5% or more of the outstanding shares of the Trust. However, such vote or consent will not be required with respect to the foregoing transactions where the Board of Trustees under certain conditions approves the transaction. Reference is made to the Declaration of Trust of the Trust, on file with the SEC, for the full text of these provisions.


The foregoing provisions will make more difficult a change in the Trust's management, or consummation of the foregoing transactions without the Trustees' approval, and could have the effect of depriving shareholders of an opportunity to sell their Shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Trust in a tender offer or similar transaction. However, the Board of Trustees has considered these anti-takeover provisions and believes that they are in the shareholders' best interest and benefit shareholders by providing the advantage of potentially requiring persons seeking control of the Trust to negotiate with its management regarding the price to be paid and facilitating the continuity of the Trust's management.

Market or Private Repurchases. Since the Trust is a closed-end management investment company, its shareholders do not, and will not, have the right to redeem their shares of the Trust. The Trust, however, may purchase its shares from time to time in the open market or otherwise as and when it is deemed advisable by the Trustees. Such repurchases will be made only when the Trust's shares are trading at a discount of 3% or more from the net asset value of the shares. Shares repurchased by the Trust will be held in treasury. The Trust may incur debt to finance share repurchase transactions. Within six months preceding any such repurchase, the Trust will notify shareholders by letter or report. See the section "Investment Restrictions" of Item 8.2, 8.3 and 8.4.

The shares of the Trust trade in the open market at a price which is a function of several factors, including their net asset value and yield. The shares of closed-end investment companies generally sell at market prices varying from their net asset values. When the Trust repurchases its shares for a price below their net asset value, the net asset value of those shares that remain outstanding will be enhanced, but this does not necessarily mean that the market price of those outstanding shares will be affected, either positively or negatively. Further, interest on borrowings to finance share repurchase transactions will reduce the Trust's net income.

b. Inapplicable.

c. The Declaration of Trust permits the Trustees to make certain changes without a shareholder vote; however no such changes will modify shareholder rights. See
10.1 a and f above.

d. Inapplicable.

e. Dividends and Distributions; Dividend Reinvestment and Cash Purchase Plan. The Trust intends to distribute monthly to shareholders substantially all of its net investment income (non-capital gain income less expense) and capital gains, if any, will be distributed at least annually. See Item 10.4. If any monthly distribution exceeds the net investment income available for distribution, the excess will be distributed from other Trust assets. The Trust's final distribution for each calendar year will include any remaining net investment income and net short-term capital gains deemed, for federal income tax purposes, undistributed during the year, as well as any net long-term capital gains; the excess, if any, distributed from other Trust assets, will generally be treated as a tax-free return of capital (up to the amount of the shareholder's tax basis in his shares) which would be, in effect, a return of the shareholder's investment. Such excess, however, will be treated as ordinary dividend income up to the amount of the Trust's current and accumulated earnings and profits. The amount treated as a tax-free return of capital will reduce a shareholder's adjusted basis in his shares, thereby increasing his potential gain or reducing his potential loss on the sale of his shares. Such distribution policy may, under certain circumstances, have certain adverse consequences to the Trust and its shareholders. Shareholders will be sent annual notices reporting the tax status of such distributions. The notices will indicate whether any portion of such distributions represent a return of capital. See Item 10.4.

Shareholders holding shares in their own names may elect to have all income dividend and/or other distributions automatically reinvested by State Street Bank and Trust Company ("State Street"), as Plan agent, pursuant to the Trust's Dividend Reinvestment and Cash Purchase Plan (the "Plan"), the provisions of which are set forth below. Shareholders not making such election will receive all such amounts in cash paid by check mailed directly to the shareholder by State Street, as dividend paying agent. Shareholders whose shares are held in the name of a broker or nominee, if a dividend reinvestment service is provided by the broker or nominee, may elect to have dividends and/or distributions automatically reinvested by the broker under the Plan. Shareholders whose shares are held by a broker or nominee which does not provide a dividend reinvestment service will be required to have their shares registered in their own names to participate in the Plan.

Under the Plan, if the Trustees of the Trust declare a dividend from net investment income or other distribution, the non participants in the Plan will receive such dividend or distribution in cash and participants in the Plan will receive the equivalent of such dividend and/or distribution in shares of the Trust. Whenever the market price of the shares on the payment date for the dividend or distribution is equal to or exceeds their net asset value on that date, participants will be issued shares of the Trust at the higher of net asset value or 95% of the market price. This discount reflects savings in underwriting and other costs which the Trust would otherwise be required to incur to raise additional capital. If net asset value exceeds the market price of Trust shares at such time or if the Trust should declare a dividend or other distribution payable only in cash, State Street will, if possible, as agent for the participants, buy Trust shares in the open market, on the New York Stock Exchange or elsewhere, for the participants' accounts. If, before State Street has completed its purchases, the market price exceeds the net asset value of the Trust's shares, the average per share purchase price paid by State Street may exceed the net asset value of the Trust's shares, resulting in the acquisition of fewer shares than if the dividend or distribution had been paid in shares issued by the Trust.

Participants in the Plan may withdraw from the Plan upon written notice to State Street. When a participant withdraws from the Plan or upon termination of the Plan as provided below, certificates for whole shares credited to his account under the Plan will be issued and a cash payment will be made for any fraction of a share credited to such account.

Participants in the Plan have the option of making additional cash payments to State Street, semi-annually, for investment in the Trust's shares. Such payments may be made in any amount from $100 to $500. State Street will use all funds received from participants to purchase Trust shares in the open market semi-annually. Interest will not be paid on any uninvested cash payments.

State Street maintains all shareholders' accounts in the Plan and furnishes monthly written confirmations of all transactions in the account, including information needed by shareholders for personal and tax records. Shares in the account of each Plan participant will be held by State Street in non-certificated form in the name of the participant, and each shareholder's proxy will include those shares purchased pursuant to the Plan. While the Trust has no plans to issue additional shares other than pursuant to the Plan, if participants in the Plan desire to exercise any rights which may be issued or granted with respect to shares, they should request that certificates for whole shares be issued to them. Each participant nevertheless has the right to receive certificates for whole shares owned by him.

The Trust will distribute proxy material to nominee and record shareholders in accordance with SEC rules and regulations.

There is no charge to participants for reinvesting dividends and/or distributions, except for certain brokerage commissions, as described below. State Street's fees will be paid by the Trust for the handling of the reinvestment of dividends and/or distributions and by the participants for the handling of voluntary cash payments. State Street will charge a service fee of $0.75 for each cash purchase. There will be no brokerage charges with respect to shares issued directly by the Trust as a result of dividends and/or distributions payable either in stock or in cash. However, each participant will pay a pro rata share of brokerage commissions incurred with respect to State Street's open market purchases in connection with the reinvestment of dividends and/or distributions as well as from voluntary cash payments. Brokerage charges for purchasing small amounts of stock for individual accounts through the Plan are expected to be less than the usual brokerage charges for such transactions, as State Street will be purchasing shares for all participants in blocks and prorating the lower commission thus attainable.

The automatic reinvestment of dividends and/or distributions will not relieve participants of any income tax which may be payable or required to be withheld on such dividends and/or distributions.

Experience under the Plan may indicate that changes are desirable. Accordingly, the Trust reserves the right to amend or terminate the Plan as applied to any voluntary cash payments made and any dividend and/or distribution paid subsequent to written notice of the change sent to the participants in the Plan at least 90 days before the record date for such dividend and/or distribution. The Plan also may be amended or terminated by State Street on at least 90 days' written notice to participants in the Plan. All correspondence concerning the Plan should be directed to State Street Bank and Trust Company at P.O. Box 366, Boston, Massachusetts 02101.

10.2. Long-term debt: Inapplicable.

10.3. General: Inapplicable.


10.4. Taxes: The Trust has elected to be treated and intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") by meeting all applicable requirements, including requirements of Subchapter M as to the nature of the Trust's gross income, the amount of Trust distributions, and the composition of the Trust's portfolio assets. Because the Trust intends to distribute all of its net investment income and net realized capital gains to shareholders in accordance with the timing requirements imposed by the Code, it is not expected that the Trust will be required to pay any federal income or excise taxes, although the Trust's foreign-source income may be subject to foreign withholding taxes. If the Trust should fail to qualify as a regulated investment company in any year, the Trust would incur a regular corporate federal income tax upon its taxable income, and distributions received from the Trust (including distributions of net capital gains) would generally be taxable in the same manner as regular corporate dividends to shareholders.

Shareholders normally will have to pay federal income taxes and any state or local taxes on the dividends and capital gain distributions they receive from the Trust. Dividends from ordinary income and any distributions from net short-term capital gains are taxable to shareholders as ordinary income for federal income tax purposes. A portion of such distributions may be eligible for the dividends-received deduction for corporate shareholders if the recipient otherwise qualifies for that deduction with respect to its holding of Trust shares. Deducted amounts may be subject to the alternative minimum tax and may result in adjustments in the tax basis of a shareholder's shares. Properly designated distributions of net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses) are taxable to shareholders as long-term capital gains, for federal income tax purposes, regardless of the length of time the shareholders have held their shares. For taxable years beginning before January 1, 2009, "qualified dividend income" received by an individual will be taxed at the rates applicable to long-term capital gain. In order for some portion of the dividends received by a Trust shareholder to be qualified dividend income, the Trust must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Trust's shares. A dividend will not be treated as qualified dividend income (at either the Trust or shareholder level) (i) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (ii) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (iii) if the recipient elects to have the dividend income treated as investment interest, or
(iv) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company. Distributions that are treated for federal income tax purposes as a return of capital will reduce each shareholder's basis in his shares and, to the extent the return of capital exceeds such basis, will be treated as gain to the shareholder from a sale of shares. Any dividend that is declared by the Trust in October, November or December of any calendar year, that is payable to shareholders of record in such a month, and that is paid the following January, will be treated as if received by the shareholders on December 31 of the year in which the dividend is declared. The Trust will notify shareholders regarding the federal tax status of its distributions after the end of each calendar year.


Distributions will be taxable as described above, whether received in cash or reinvested in additional shares under the Plan. With respect to distributions received in cash or reinvested in shares purchased on the open market, the amount of the distribution for tax purposes is the amount of cash distributed or allocated to the shareholder. However, with respect to distributions made in shares issued by the Trust pursuant to the Plan, the amount of the distribution for tax purposes is the fair market value of the issued shares on the payment date and a portion of such distribution may be treated as a return of capital. In the case of shares purchased on the open market, a participating shareholder's tax basis in each share received is its cost. In the case of shares issued by the Trust, the shareholder's tax basis in each share received is its fair market value on the payment date.

Any distribution by the Trust will result in a reduction in the fair market value of the Trust's shares by the amount of the distribution. Should a distribution reduce the fair market value below a shareholder's cost basis, the distribution is nevertheless taxable to the shareholder as ordinary income or capital gain, as described above, even though, from an investment standpoint, it may constitute a partial return of capital. Shareholders who purchase shares of the Trust shortly before a distribution may therefore pay the full price for the shares and then effectively receive a portion of the purchase price back as a taxable distribution.

In general, any gain or loss realized upon a taxable disposition of shares of the Trust by a shareholder that holds such shares as a capital asset will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and otherwise as short-term capital gain or loss. However, any loss realized upon a taxable disposition of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of any net capital gain distributions paid by the Trust during such six-month period. Any loss realized upon a taxable disposition of Trust shares may be disallowed under rules relating to wash sales.

The Trust's current dividend and accounting policies will affect the amount, timing and character of distributions to shareholders, and may, under certain circumstances, make an economic return of capital taxable to shareholders. Any investments in zero coupon bonds, deferred interest bonds, option notes, PIK bonds, SMBS, inflation-indexed securities and certain securities purchased at a market discount will cause the Trust to recognize income prior to the receipt of cash payments with respect to those securities. In order to distribute this income and avoid a tax on the Trust, the Trust may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Trust. A direct or indirect investment in residual interests of a CMO that has elected to be treated as a REMIC can create complex tax problems, especially if the Trust has state or local governments or other tax-exempt organizations as shareholders.


The Trust's transactions in options, Futures Contracts, Options on Futures Contracts, Forward Contracts and swaps and related transactions will be subject to special tax rules that could affect the amount, timing and character of distributions to shareholders. For example, certain positions held by the Trust on the last business day of each taxable year will be marked to market (i.e., treated as if closed out) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held by the Trust that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles," which are subject to special tax rules that may cause deferral of Trust losses, adjustments in the holding periods of Trust securities and conversion of short-term into long-term capital losses. Certain tax elections exist for straddles that could alter the effects of these rules. The Trust will limit its activities in options, Futures Contracts, Options on Futures Contracts, Forward Contracts and swaps and related transactions to the extent necessary to meet the requirements of Subchapter M of the Code.


Special tax considerations apply with respect to foreign investments of the Trust. Foreign exchange gains and losses realized by the Trust will generally be treated as ordinary income and losses. Use of foreign currencies for non-hedging purposes may be limited in order to avoid a tax on the Trust. The Trust may elect to market any investments in "passive foreign investment companies" on the last day of each year. This election may cause the Trust to recognize income prior to the receipt of cash payments with respect to those investments; in order to distribute this income and avoid a tax on the Trust, the Trust may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Trust.


Investment income received by the Trust from foreign securities may be subject to foreign income taxes withheld at the source; the Trust does not expect to be able to pass through to shareholders foreign tax credits with respect to such foreign taxes. The United States has entered into tax treaties with many foreign countries that may entitle the Trust to a reduced rate of tax or an exemption from tax on such income; the Trust intends to qualify for treaty reduced rates where available. It is not possible, however, to determine the Trust's effective rate of foreign tax in advance since the amount of the Trust's assets to be invested within various countries is not known.

Dividends and certain other payments to persons who are not citizens or residents of the United States ("Non-U.S. Persons") are generally subject to U.S. tax withholding at the rate of 30%. The Trust intends to withhold U.S. federal income tax at the rate of 30% on any payments made to Non-U.S. Persons that are subject to withholding. The Trust may withhold at a lower rate permitted by an applicable treaty if the shareholder provides the documentation required by the Trust. Any amounts overwithheld may be recovered by filing a claim for refund with the U.S. Internal Revenue Service within the time period applicable to such claims. Distributions received from the Trust by Non-U.S.

Persons may also be subject to tax under the laws of their own jurisdiction. Capital gain dividends are generally not subject to withholding of U.S. federal income tax. Special tax considerations may apply to distributions derived from the sale or exchange of certain United States real property interests. Non-U.S. shareholders are urged to consult their tax advisors to determine the consequences of investing in the Trust in light of their own particular circumstances.

Under the American Jobs Creation Act of 2004 (the "2004 Act"), effective for taxable years of the Trust beginning before January 1, 2008, the Trust will not be required to withhold any amounts (i) with respect to distributions (other than distributions to a foreign shareholder that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, to the extent that the dividend is attributable to certain interest on an obligation if the foreign shareholder is the issuer or is a 10% shareholder of the issuer, that is within certain foreign countries that have inadequate information exchange with the United States, or to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign shareholder and the foreign shareholder is a controlled foreign corporation) from U.S.-source interest income that would not be subject to U.S. federal income tax if earned directly by an individual foreign shareholder, to the extent such distributions are properly designated by the Fund (the "interest-related dividends"), and (ii) with respect to distributions (other than distributions to an individual foreign shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution) of net short-term capital gains in excess of net long-term capital losses, to the extent such distributions are properly designated by the Trust (the "short-term capital gain dividends"). The Trust may opt not to designate dividends as interest-related dividends or short-term capital gain dividends to the full extent permitted by the Code.



The Trust is also required in certain circumstances to apply backup withholding at the rate of 28% (the backup withholding tax rate will be 31% for amounts paid after December 31, 2010) on taxable dividends, redemption proceeds and certain other payments that are paid to any shareholder (including a shareholder who is a Non-U.S. Person) who does not furnish to the Trust certain information and certifications or who is otherwise subject to backup withholding. Backup withholding will not be applied to payments that have been subject to the 30% withholding tax on payments to Non-U.S. Persons.


Under present law, the Trust will not be subject to any excise or income taxes in Massachusetts as long as it qualifies as a regulated investment company under the Code.

Distributions of the Trust that are derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities (but generally not capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. The Trust intends to advise shareholders of the proportion of its dividends which consists of such interest. Shareholders should consult their tax advisers regarding the possible exclusion of such portion of their dividends for state and local income tax purposes as well as regarding the tax consequences of an investment in the Trust.

The Trust will send written notices to shareholders regarding the federal income tax status of all distributions made during each calendar year.

10.5. Outstanding Securities: The following information is furnished as of January 31, 2006:

               (1)                                (2)                               (3)                              (4)
                                                                                                                    Amount
                                                                                                                 Outstanding
                                                                              Amount Held by                      Exclusive
                                                 Amount                        Trust or for                    Of Amount Shown
          Title of Class                       Authorized                       its Account                       Under (3)
          --------------                       ----------                       -----------                       ---------


Shares of                                    7,041,971.930                       256,600*                       6,785,371.930

Beneficial Interest,                                                                                                shares
without par value


*Treasury Shares

10.6. Securities Ratings: Inapplicable.

Item 11.  Defaults and Arrears on Senior Securities:  None.


Item 12. Legal Proceedings: On March 31, 2004, MFS settled an administrative proceeding with the Securities and Exchange Commission ("SEC") regarding disclosure of brokerage allocation practices in connection with MFS fund sales (the term "MFS funds" means the open-end registered management investment companies sponsored by MFS). The brokerage allocation practices which were the subject of this proceeding were discontinued by MFS in November 2003. In addition, in February 2004, MFS reached agreement with the SEC, the New York Attorney General ("NYAG") and the Bureau of Securities Regulation of the State of New Hampshire to settle administrative proceedings alleging false and misleading information in certain MFS open-end retail fund prospectuses regarding market timing and related matters.

Since December 2003, MFS, MFS Fund Distributors, Inc., MFS Service Center, Inc., MFS Corporation Retirement Committee, Sun Life Financial Inc., various MFS funds, certain current and/or former Trustees of these MFS funds, and certain officers of MFS have been named as defendants in multiple lawsuits filed in federal and state courts. The lawsuits variously have been commenced as class actions or individual actions on behalf of investors who purchased, held or redeemed shares of the MFS funds during specified periods, as ERISA actions by participants in certain retirement plan accounts on behalf of those accounts, or as derivative actions on behalf of the MFS funds. The lawsuits relating to market timing and related matters have been transferred to, and consolidated before, the United States District Court for the District of Maryland, as part of a multi-district litigation of market timing and related claims involving several other fund complexes (In re Mutual Funds Investment Litigation (Alger, Columbia, Janus, MFS, One Group, Putnam, Allianz Dresdner), No. 1:04-md-15863 (transfer began March 19, 2004)). The market timing cases related to the MFS complex are Riggs v. MFS et al., Case No. 04-CV-01162-JFM (direct), Hammerslough
v. MFS et al., Case No. 04-MD-01620 (derivative), Anita Walker v. MFS et al., Case No. 1:04-CV-01758 (ERISA), and Reaves v. MFS Series Trust I, et al., Case No. 1:05-CV-02220-JFM (Class B Shares). The plaintiffs in these consolidated lawsuits generally seek injunctive relief including removal of the named Trustees, adviser and distributor, rescission of contracts and 12b-1 Plans, disgorgement of fees and profits, monetary damages, punitive damages, attorney's fees and costs and other equitable and declaratory relief. Two lawsuits alleging improper brokerage allocation practices and excessive compensation are pending in the United States District Court for the District of Massachusetts (Forsythe v. Sun Life Financial Inc., et al., No. 04cv10584 (GAO) (a consolidated action) and Marcus Dumond, et al. v. Massachusetts Financial Servs. Co., et al., No. 04cv11458 (GAO)). The plaintiffs in these lawsuits generally seek compensatory damages, punitive damages, recovery of fees, rescission of contracts, an accounting, restitution, declaratory relief, equitable and/or injunctive relief and attorney's fees and costs. The various lawsuits generally allege that some or all of the defendants (i) permitted or acquiesced in market timing and/or late trading in some of the MFS funds, inadequately disclosed MFS' internal policies concerning market timing and such matters, (ii) received excessive compensation as fiduciaries to the MFS funds, or (iii) permitted or acquiesced in the improper use of fund assets by MFS to support the distribution of MFS fund shares and inadequately disclosed MFS' use of fund assets in this manner. The actions assert that some or all of the defendants violated the federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934, the Investment Company Act of 1940 and the Investment Advisers Act of 1940, the Employee Retirement Income Security Act of 1974, as well as fiduciary duties and other violations of common law. Insofar as any of the actions is appropriately brought derivatively on behalf of any of the MFS funds, any recovery will inure to the benefit of the MFS funds. The defendants filed separate motions to dismiss all claims of the various lawsuits (except Reaves, which has not been separately briefed). On November 3, 2005, the district judge considering the motions to dismiss the Riggs and Hammerslough actions issued memoranda indicating that he intends to grant in part and deny in part defendants' motions in these actions. A formal order consistent with the court's memoranda is forthcoming. On January 19, 2006, the district judge considering the Forsythe and Dumond actions denied defendants' motion to dismiss the Dumond action and granted in part (including dismissing all claims against the Trustees and Sun Life Financial, Inc.) and denied in part defendants' motion to dismiss the Forsythe action. Additional lawsuits based on similar allegations may be filed in the future.

Any potential resolution of these matters may include, but not be limited to, judgments or settlements for damages against MFS, the MFS funds, or any other named defendant. It is not clear whether any amounts paid in connection with the above regulatory settlements will be sufficient to compensate shareholders for all of the damage they allegedly sustained, whether certain shareholders or putative class members may have additional claims to compensation, or whether the damages that may be awarded in any of the actions will exceed these amounts. In the event the MFS funds incur any losses, costs or expenses in connection with such lawsuits, the Boards of Trustees of the affected MFS funds may pursue claims on behalf of such funds against any party that may have liability to the funds in respect thereof. There can be no assurance that these regulatory actions and lawsuits, or the adverse publicity associated with these developments, will not result in increased fund redemptions, reduced sales of fund shares, or other adverse consequences to the MFS funds.


Item 13. Table of Contents of Statement of Additional Information: Inapplicable.

                                     PART B

          INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 14.  Cover Page:  Inapplicable.

Item 15.  Table of Contents:  Inapplicable.

Item 16.  General Information and History: Inapplicable.

Item 17.  Investment Objective and Policies:

17.1, 17.2 and 17.3:  None that are not described in the Prospectus.


17.4. For fiscal year 2005, the Trust's portfolio turnover rate was 47%. For fiscal year 2004, the Trust's portfolio turnover rate was 72%.


A high turnover rate necessarily involves greater expenses to the Trust and could involve realization of capital gains that would be taxable to the shareholders. The Trust will engage in portfolio trading if it believes that a transaction, net of costs (including custodian transaction charges), will help in achieving its investment objective.

Item 18. Management:


18.1 and 18.2: Trustees, Officers and Advisory Board Members: The Trustees and officers of the Trust, as of February 1, 2006, are listed below, together with their principal occupations during the last five years. (Their titles may have varied during that period.) The address of each Trustee and officer is 500 Boylston Street, Boston, Massachusetts 02116.

TRUSTEES AND OFFICERS - IDENTIFICATION AND BACKGROUND

--------------------------------------- ---------------------------------------------------------------------------------------

                                                                                      Principal Occupations During the
                                          Position(s) Held      Trustee/Officer            Past Five Years & Other
         Name, Date of Birth                 with Fund              Since(1)                  Directorships(2)

--------------------------------------- ---------------------------------------------------------------------------------------
--------------------------------------- ---------------------------------------------------------------------------------------

INTERESTED TRUSTEES

--------------------------------------- ---------------------------------------------------------------------------------------
--------------------------------------- ---------------------------------------------------------------------------------------

Robert J. Manning(3)                          Trustee            February 2004      Massachusetts Financial Services
(born 10/20/63)                                                                     Company, Chief Executive Officer,
                                                                                    President, Chief Investment Officer
                                                                                    and Director

--------------------------------------- ---------------------------------------------------------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------

         Name, Date of Birth              Position(s) Held      Trustee/Officer       Principal Occupations During the
                                                                                           Past Five Years & Other
                                             with Fund              Since(1)                  Directorships(2)

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

INTERESTED TRUSTEES

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

Robert C. Pozen(3)                            Trustee            February 2004      Massachusetts Financial Services
(born 08/08/46)                                                                     Company, Chairman (since February 2004);
                                                                                    Secretary of Economic Affairs, TheCommonwealth
                                                                                    of  Massachusetts (January 2002 to December
                                                                                    2002); Fidelity Investments, Vice Chairman
                                                                                    (June 2000 to December 2001); Fidelity
                                                                                    Management & Research Company (investment
                                                                                    adviser), President (March 1997 to
                                                                                    July 2001); Bell Canada Enterprises
                                                                                    (telecommunications), Director; Medtronic,
                                                                                    Inc.(medical technology), Director; Telesat
                                                                                    (satellite communications), Director

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

INDEPENDENT TRUSTEES

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

J. Atwood Ives                           Trustee and Chair       February 1992      Private investor; Eastern
(born 05/01/36)                             of Trustees                             Enterprises (diversified services
                                                                                    company), Chairman, Trustee and
                                                                                    Chief Executive Officer (until
                                                                                    November 2000)

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

Robert E. Butler(4)                           Trustee             January 2006      Consultant - regulatory and
(born 11/29/41)                                                                     compliance matters(4) (since July
                                                                                    2002); PricewaterhouseCoopers LLP
                                                                                    (professional services firm),
                                                                                    Partner (November 2000 until June
                                                                                    2002)

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- ---------------------------------------------------------------------------------------

Lawrence H. Cohn, M.D.                        Trustee             August 1993       Brigham and Women's Hospital, Senior
(born 03/11/37)                                                                     Cardiac Surgeon, Chief of Cardiac
                                                                                    Surgery (until 2005); Harvard
                                                                                    Medical School, Professor of
                                                                                    Surgery; Brigham and Women's
                                                                                    Hospital Physician's Organization
                                                                                    Chair (2000 to 2004)

--------------------------------------- ---------------------------------------------------------------------------------------
--------------------------------------- ---------------------------------------------------------------------------------------

--------------------------------------- ---------------------------------------------------------------------------------------
--------------------------------------- ---------------------------------------------------------------------------------------

David H. Gunning                              Trustee             January 2004      Cleveland-Cliffs Inc. (mining
(born 05/30/42)                                                                     products and service provider), Vice
                                                                                    Chairman/Director (since April 2001);
                                                                                    Encinitos Ventures (private investment
                                                                                    company), Principal (1997 to April 2001);
                                                                                    Lincoln Electric Holdings, Inc.(welding
                                                                                    equipment manufacturer), Director

--------------------------------------- ---------------------------------------------------------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- ---------------------------------------------------------------------------------------

William R. Gutow                              Trustee            December 1993      Private investor and real estate
(born 09/27/41)                                                                     consultant; Capitol Entertainment
                                                                                    Management Company (video
                                                                                    franchise), Vice Chairman

--------------------------------------- ---------------------------------------------------------------------------------------
--------------------------------------- ---------------------------------------------------------------------------------------

--------------------------------------- ---------------------------------------------------------------------------------------
--------------------------------------- ---------------------------------------------------------------------------------------

Michael Hegarty                               Trustee            December 2004      Retired; AXA Financial (financial
(born 12/21/44)                                                                     services and insurance), Vice
                                                                                    Chairman and Chief Operating Officer
                                                                                    (until May 2001); The Equitable Life
                                                                                    Assurance Society (insurance),
                                                                                    President and Chief Operating
                                                                                    Officer (until May 2001)

--------------------------------------- ---------------------------------------------------------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------

         Name, Date of Birth              Position(s) Held      Trustee/Officer       Principal Occupations During the
                                                                                           Past Five Years & Other
                                             with Fund              Since(1)                  Directorships(2)

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

Lawrence T. Perera                            Trustee              July 1981        Hemenway & Barnes (attorneys),
(born 06/23/35)                                                                     Partner

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

J. Dale Sherratt                              Trustee             August 1993       Insight Resources, Inc. (acquisition
(born 09/23/38)                                                                     planning specialists), President;
                                                                                    Wellfleet Investments (investor in
                                                                                    health care companies), Managing General
                                                                                    Partner (since 1993); Cambridge Nutraceuticals
                                                                                    (professional nutritional products), Chief
                                                                                    Executive Officer(until May 2001)

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- ---------------------------------------------------------------------------------------

Laurie J. Thomsen                             Trustee              March 2005       Private investor; Prism Venture
(born 08/05/57)                                                                     Partners (venture capital),
                                                                                    Co-founder and General Partner
                                                                                    (until June 2004); St. Paul
                                                                                    Travelers Companies (commercial
                                                                                    property liability insurance),
                                                                                    Director

--------------------------------------- ---------------------------------------------------------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------

Robert W. Uek                                 Trustee             January 2006      Retired (since 1999);
(born 05/18/41)                                                                     PricewaterhouseCoopers LLP
                                                                                    (professional services firm), Partner (until
                                                                                    1999); Consultant to investment company
                                                                                    industry (since 2000); TT International
                                                                                    Funds (mutual fund complex), Trustee (since
                                                                                    2000); Hillview Investment Trust II
                                                                                    Funds (mutual fund complex), Trustee
                                                                                    (since 2000)

--------------------------------------- ---------------------------------------------------------------------------------------

OFFICERS

--------------------------------------- ---------------------------------------------------------------------------------------

Maria F. Dwyer(3)                            President           November 2005      Massachusetts Financial Services
(born 12/1/58)                                                                      Company, Executive Vice President
                                                                                    and Chief Regulatory Officer (since
                                                                                    March 2004); Fidelity Management &
                                                                                    Research Company, Vice President
                                                                                    (prior to March 2004); Fidelity
                                                                                    Group of Funds, President and
                                                                                    Treasurer (prior to March 2004)

--------------------------------------- ---------------------------------------------------------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- ---------------------------------------------------------------------------------------

Tracy Atkinson(3)                            Treasurer           September 2005     Massachusetts Financial Services
(born 12/30/64)                                                                     Company, Senior Vice President
                                                                                    (since September 2004);
                                                                                    PricewaterhouseCoopers LLP, Partner
                                                                                    (prior to September 2004)

--------------------------------------- ---------------------------------------------------------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

Christopher R. Bohane(3)                Assistant Secretary        July 2005        Massachusetts Financial Services
(born 1/18/74)                          and Assistant Clerk                         Company, Vice President and Senior
                                                                                    Counsel (since April 2003); Kirkpatrick
                                                                                    & Lockhart LLP (law firm), Associate
                                                                                    (prior to April 2003); Nvest Services
                                                                                    Company,  Assistant  Vice  President and
                                                                                    Associate Counsel (prior to January 2001)

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

Ethan D. Corey(3)                       Assistant Secretary        July 2005        Massachusetts Financial Services
(born 11/21/63)                         and Assistant Clerk                         Company, Special Counsel (since
                                                                                    December 2004); Dechert LLP (law
                                                                                    firm), Counsel (prior to December
                                                                                    2004)
--------------------------------------- --------------------- --------------------- --------------------------------------



--------------------------------------- --------------------- --------------------- --------------------------------------

         Name, Date of Birth              Position(s) Held      Trustee/Officer       Principal Occupations During the
                                                                                           Past Five Years & Other
                                             with Fund              Since(1)                  Directorships(2)

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

David L. DiLorenzo(3)                   Assistant Treasurer        July 2005        Massachusetts Financial Services
(born 8/10/68)                                                                      Company, Vice President (since June
                                                                                    2005); JP Morgan Investor Services,
                                                                                    Vice President (January 2001 to June
                                                                                    2005); State Street Bank, Vice
                                                                                    President and Corporate Audit
                                                                                    Manager (prior to January 2001)

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

Timothy M. Fagan(3)                     Assistant Secretary      September 2005     Massachusetts Financial Services
(born 7/10/68)                          and Assistant Clerk                         Company, Vice President and Senior
                                                                                    Counsel (since September 2005); John Hancock
                                                                                    Advisers,  LLC, Vice President and
                                                                                    Chief Compliance Officer (September 2004 to
                                                                                    August 2005), Senior Attorney (prior
                                                                                    to September 2004); John Hancock Group of Funds,
                                                                                    Vice  President  and Chief
                                                                                    Compliance Officer (September 2004 to December
                                                                                    2004)

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

Mark D. Fischer(3)                      Assistant Treasurer        July 2005        Massachusetts Financial Services
(born 10/27/70)                                                                     Company, Vice President (since May
                                                                                    2005); JP Morgan Investment
                                                                                    Management Company, Vice President
                                                                                    (prior to May 2005)

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

Brian T. Hourihan(3)                    Assistant Secretary      September 2004     Massachusetts Financial Services
(born 11/11/64)                         and Assistant Clerk                         Company, Vice President, Senior
                                                                                    Counsel and Assistant Secretary
                                                                                    (since June 2004); Affiliated
                                                                                    Managers Group, Inc., Chief Legal
                                                                                    Officer/Centralized Compliance
                                                                                    Program (January to April 2004);
                                                                                    Fidelity Research & Management
                                                                                    Company, Assistant General Counsel
                                                                                    (prior to January 2004)

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

Ellen Moynihan(3)                       Assistant Treasurer        April 1997       Massachusetts Financial Services
(born 11/13/57)                                                                     Company, Vice President

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

Susan S. Newton(3)                      Assistant Secretary         May 2005        Massachusetts Financial Services
(born 3/7/50)                           and Assistant Clerk                         Company, Senior Vice President and
                                                                                    Associate General Counsel (since April 2005);
                                                                                    John Hancock Advisers, LLC, Senior
                                                                                    Vice  President,  Secretary and Chief Legal
                                                                                    Officer (prior to April 2005);  John
                                                                                    Hancock Group of Funds, Senior Vice President,
                                                                                    Secretary and Chief Legal Officer
                                                                                    (prior to April 2005)

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

Susan A. Pereira(3)                     Assistant Secretary        July 2005        Massachusetts Financial Services
(born 11/5/70)                          and Assistant Clerk                         Company, Vice President and Senior
                                                                                    Counsel (since June 2004); Bingham McCutchen LLP
                                                                                    (law firm),  Associate (January
                                                                                    2001 to June 2004); Preti, Flaherty,  Beliveau,
                                                                                    Pachios & Haley, LLC, Associate
                                                                                    (prior to January 2001)

--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------

         Name, Date of Birth              Position(s) Held      Trustee/Officer       Principal Occupations During the
                                                                                           Past Five Years & Other
                                             with Fund              Since(1)                  Directorships(2)

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

Mark N. Polebaum(3)                     Secretary and Clerk       January 2006      Massachusetts Financial Services
(born 05/01/52)                                                                     Company, Executive Vice President,
                                                                                    General Counsel and Secretary (since
                                                                                    January 2006);  Wilmer Cutler  Pickering  Hale
                                                                                    and Dorr LLP (law firm),  Partner
                                                                                    (prior to January 2006)

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

Frank L. Tarantino                       Independent Chief         June 2004        Tarantino LLC (provider of
(born 03/07/44)                          Compliance Officer                         compliance services), Principal
                                                                                    (since June 2004); CRA Business
                                                                                    Strategies Group (consulting
                                                                                    services), Executive Vice President
                                                                                    (April 2003 to June 2004); David L.
                                                                                    Babson & Co. (investment adviser),
                                                                                    Managing Director, Chief
                                                                                    Administrative Officer and Director
                                                                                    (February 1997 to March 2003)

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

--------------------------------------- --------------------- --------------------- --------------------------------------
--------------------------------------- --------------------- --------------------- --------------------------------------

James O. Yost(3)                        Assistant Treasurer      September 1990     Massachusetts Financial Services
(born 06/12/60)                                                                     Company, Senior Vice President

--------------------------------------- --------------------- --------------------- --------------------------------------


--------------------------
(1) Date first appointed to serve as Trustee/officer of an MFS fund. Each Trustee has served continuously since appointment unless indicated otherwise.
(2) Directorships or trusteeships of companies required to report to the Securities and Exchange Commission (i.e., "public companies").
(3) "Interested person" of the trust within the meaning of the Investment Company Act of 1940 (referred to as the 1940 Act), which is the principal federal law governing investment companies like the fund, as a result of position with MFS. The address of MFS is 500 Boylston Street, Boston, Massachusetts 02116.
(4)  In  2004  and  2005,  Mr.  Butler  provided   consulting  services  to  the
     independent compliance consultant retained by MFS pursuant to its settlement with the SEC concerning market timing and related matters. The terms of that settlement required that compensation and expenses related to the independent compliance consultant be borne exclusively by MFS and, therefore, MFS paid Mr. Butler for the services he rendered to the independent compliance consultant. In 2004 and 2005, MFS paid Mr. Butler a total of $351,119.29.

The Board of Trustees is divided into three classes, each class having a term of three years ending with the annual meeting of shareholders (or any adjournment thereof) held in the year of expiration, or until the election of a successor. Each year the term of office of one class expires: Messrs. Gunning, Pozen and Sherratt will continue in office until the 2006 annual meeting, Messrs. Cohn, Manning and Perera, and Ms. Thomsen will continue in office until the 2007 annual meeting and Messrs. Gutow, Hegarty and Ives will continue in office until the 2008 annual meeting.

         Each of the Trust's Trustees and officers holds comparable positions with certain other funds of which MFS or a subsidiary is the investment adviser or distributor, and, in the case of the officers, with certain affiliates of MFS. Each Trustee serves as a board member of 98 funds within the MFS Family of Funds.


18.3. Inapplicable.


18.4. Inapplicable.

18.5. Committees.


Name of Committee                Number of Meetings                         Functions                          Members(1)
                                 in Last Fiscal Year

AUDIT COMMITTEE                         16           Oversees the accounting and auditing procedures of   Butler*, Ives*, Sherratt*,
                                                     the Trust and, among other things, considers the     Thomsen* and Uek*
                                                     selection of the independent accountants for the
                                                     Trust and the scope of the audit, and considers the
                                                     effect on the independence of those accountants of
                                                     any non-audit services such accountants provide to
                                                     the Trust and any audit or non-audit services such
                                                     accountants provide to other MFS Funds, MFS and/or
                                                     certain affiliates. The Committee is also
                                                     responsible for establishing procedures for the
                                                     receipt, retention and treatment of complaints
                                                     received by the Trust regarding accounting, internal
                                                     accounting controls, or auditing matters and the
                                                     confidential, anonymous submission of concerns
                                                     regarding questionable Trust accounting matters by
                                                     officers of the Trust and employees of the Trust's
                                                     investment adviser, administrator, principal
                                                     underwriter or any other provider of accounting
                                                     related services to the Trust.

COMPLIANCE AND GOVERNANCE                8           Oversees the development and implementation of the   Butler*, Cohn*, Gunning*,
  COMMITTEE                                          Trust's regulatory and fiduciary compliance          Gutow*, Hegarty*, Ives*
                                                     policies, procedures and practices under the 1940    (ex-officio member) and
                                                     Act and other applicable laws as well as oversight   Sherratt*
                                                     of compliance policies of the Trust's investment
                                                     adviser and certain other service providers as they
                                                     relate to Trust activities. The Trust's Independent
                                                     Chief Compliance Officer reports directly to the
                                                     Committee and assists the Committee in carrying out
                                                     its responsibilities. In addition, the Committee
                                                     advises and makes recommendations to the Board on
                                                     matters concerning Trustee practices and
                                                     recommendations concerning the functions and duties
                                                     of the committees of the Board.

CONTRACTS REVIEW COMMITTEE               5           Requests, reviews and considers the information      All non-interested
                                                     deemed reasonably necessary to evaluate the terms of Trustees of the Board
                                                     the investment advisory and principal underwriting   (Butler, Cohn, Gunning,
                                                     agreements and the Plan of Distribution under Rule   Gutow, Hegarty, Ives,
                                                     12b-1 that the Trust proposes to renew or continue,  Perera, Sherratt, Thomsen and to make its recommendations to the full Board of and Uek)
                                                     Trustees on these matters.

SERVICES CONTRACTS COMMITTEE             2^          Reviews and evaluates the contractual arrangements   Gunning*, Ives*
                                                     of the Trust relating to transfer agency,            (ex-officio member),
                                                     administrative services, custody, pricing and        Sherratt* and Thomsen*
                                                     bookkeeping services and lending of portfolio
                                                     securities and makes recommendations to the full
                                                     Board of Trustees on these matters.

NOMINATION AND COMPENSATION COMMITTEE    1           Recommends qualified candidates to the Board in the  All non-interested
                                                     event that a position is vacated or created. The     Trustees of the Board
                                                     Committee will consider recommendations by           (Butler,Cohn, Gunning,
                                                     shareholders when a vacancy exists. Shareholders     Gutow, Hegarty, Ives,
                                                     wishing to recommend candidates for Trustee for      Perera, Sherratt, Thomsen
                                                     consideration by the Committee may do so by writing  and Uek)
                                                     to the Trust's Secretary at the principal executive
                                                     office of the Trust. Such recommendations must be
                                                     accompanied by biographical and occupational data on
                                                     the candidate (including whether the candidate would
                                                     be an "interested person" of the Trust), a written
                                                     consent of the candidate to be named as a nominee
                                                     and to serve as Trustee if elected, record and
                                                     ownership information for the recommending
                                                     shareholder with respect to the Trust, and a
                                                     description of any arrangements or understandings
                                                     regarding recommendation of the candidate for
                                                     consideration. The Committee is also responsible for
                                                     making recommendations to the Board regarding any
                                                     necessary standards or qualifications for service on
                                                     the Board.  The Committee also reviews and makes
                                                     recommendations to the Board regarding compensation
                                                     for the non-interested Trustees.

PORTFOLIO TRADING AND MARKETING REVIEW   7           Oversees the policies, procedures, and practices of  Cohn*, Gunning*, Gutow*,
            COMMITTEE                                the Trusts with respect to brokerage transactions    Hegarty*, Ives*
                                                     involving portfolio securities as those policies,    (ex-officio member) and
                                                     procedures,  and  practices  are  carried  out by    Perera*
                                                     MFS and its  affiliates.  The  Committee  also  oversees
                                                     the  administration  of the Trusts' proxy voting
                                                     policies and procedures by MFS. In addition, the
                                                     Committee  receives  reports from MFS regarding the
                                                     policies, procedures, and practices of MFS and its
                                                     affiliates in connection with their marketing and
                                                     distribution of shares of the Trust.

PRICING COMMITTEE                        7           Oversees the determination of the value of the       Ives* (ex-officio member),
                                                     portfolio securities and other assets held by the    Perera*,  Thomsen* and
                                                     Trust and determines or causes to be determined the  Uek*
                                                     fair value of securities and assets for which market
                                                     quotations are not "readily available" in accordance
                                                     with the 1940 Act. The Committee delegates primary
                                                     responsibility for carrying out these functions to
                                                     MFS and MFS' internal valuation committee pursuant
                                                     to pricing policies and procedures approved by the
                                                     Committee and adopted by the full Board, which
                                                     include methodologies to be followed by MFS to
                                                     determine the fair values of portfolio securities
                                                     and other assets held by the Trust for which market
                                                     quotations are not readily available. The Committee
                                                     meets periodically with the members of MFS' internal
                                                     valuation committee to review and assess the quality
                                                     of fair valuation and other pricing determinations
                                                     made pursuant to the Trust's pricing policies and
                                                     procedures, and to review and assess the policies
                                                     and procedures themselves.  The Committee also
                                                     exercises the responsibilities of the Board under
                                                     the Amortized Cost Valuation Procedures approved by
                                                     the Board on behalf of each Trust which holds itself
                                                     out as a "money market fund" in accordance with Rule
                                                     2a-7 under the 1940 Act.



(1)  The Trustees'  Identification and Background are set forth in Item 18.1 and
     18.2. * Non-interested or independent Trustees.
^ The Board of Trustees established the Services Contracts Committee on September 27, 2005. For periods prior to September 27, 2005, the functions of the Services Contracts Committee were performed by the Fund's Audit Committee.

18.6. See Item 18.1.


18.7. The following table shows the dollar range of equity securities beneficially owned by each Trustee in the Trust and, on an aggregate basis, in all funds overseen by the Trustee in the MFS Family of Funds, as of December 31, 2005. The following dollar ranges apply:


     N. None
     A. $1 - $10,000
     B. $10,001 - $50,000
     C. $50,001 - $100,000
     D. Over $100,000

                                                              Aggregate Dollar Range of Equity Securities in All
                                                              Funds Overseen
                           Dollar Range of Equity             by Trustee in MFS
Name of Trustee            Securities in Trust                Family of Funds

Interested Trustees

Robert J. Manning                N                                   D
Robert C. Pozen                  N                                   D


Non-Interested Trustees

Robert E. Butler(1)              N                                   N
Lawrence H. Cohn, M.D.           D                                   D
David H. Gunning                 N                                   D
William R. Gutow                 N                                   D
Michael Hegarty                  N                                   D
J. Atwood Ives                   N                                   D
Lawrence T. Perera               N                                   D
J. Dale Sherratt                 D                                   D
Laurie J. Thomsen(1)             N                                   D
Robert W. Uek(1)                 N                                   N

------------------
(1) Ms. Thomsen became a Trustee of the Trust on March 23, 2005. Messrs. Butler and Uek became Trustees of the Trust on January 1, 2006.



18.8. Inapplicable.

18.9. Inapplicable.

18.10. Inapplicable.

18.11. Inapplicable.


18.12. Inapplicable.

18.13.A discussion regarding the basis for the Board of Trustees' approval of the Investment Advisory Agreement between the Trust and MFS is available in the Trust's Annual Report to shareholders for the fiscal year ended October 31, 2005.

18.14.The following table lists all Trustees of the Trust and each of the three highest paid executive officers or any affiliated person of the Trust with aggregate compensation from the Trust for the most recently completed fiscal year in excess of $60,000 ("Compensated Persons").

                                                             Trustee Fees          Retirement Benefits           Trustee Fees
                                                                 From              Accrued as Part of           From Trust and
                       Trustee                                 Trust(1)               Trust Expense             Fund Complex(2)
Interested Trustees
Robert J. Manning*                                               N/A                       N/A                        N/A
Robert C. Pozen*                                                 N/A                       N/A                        N/A

Non-Interested Trustees
Robert E. Butler(3)                                              N/A                       N/A                        N/A
Lawrence H. Cohn, M.D.(7)                                       $1,002                  $(1,205)                   $192,518
David H. Gunning(4)                                             $1,008                     N/A                     $204,768
William R. Gutow                                                $1,002                     N/A                     $192,518
Michael Hegarty(4)                                              $ 890                      N/A                     $188,304
J. Atwood Ives                                                  $1,066                                             $275,518
Amy B. Lane(4), (5)                                             $1,018                     N/A                     $215,518
Lawrence T. Perera                                              $ 991                                              $203,304
William J. Poorvu(5)                                            $ 226                      N/A                        N/A
J. Dale Sherratt                                                $1,019                  $(1,094)                   $221,143
Elaine R. Smith(5)                                              $ 448                                              $ 47,334
Laurie J. Thomsen((6))                                          $ 830                      N/A                     $187,787
Robert W. Uek(3)                                                 N/A                       N/A                        N/A

-------------
* Messrs. Manning and Pozen became Trustees of the Trust on March 23, 2005. Prior to March 23, 2005, Messrs. Manning and Pozen served as Trustees from February 2004 to December 2004 and Advisory Trustees December 2004 to March 23, 2005 and did not receive any compensation from the Fund in either capacity.
(1)  For the fiscal year ended October 31, 2005.
(2) Information provided is provided for calendar year 2005. Each Trustee receiving compensation from the Trust served as Trustees of 98 Funds within the MFS Fund complex (having aggregate net assets at December 31, 2005 of approximately $94 billion).
(3)  Messrs. Butler and Uek became Trustees of the Trust on January 1, 2006.
(4) Mr. Gunning and Ms. Lane became Trustees of the Trust on January 27, 2004, and Mr. Hegarty became a Trustee of the Fund on December 16, 2004.
(5) Mr. Poorvu retired as a Trustee of the Trust on December 31, 2004, and Ms. Smith retired as a Trustee of the Trust on March 23, 2005. Ms. Lane retired as a Trustee of the Trust on February 22, 2006.
(6) Ms. Thomsen became a Trustee of the Trust on March 23, 2005. From December 16, 2004 to March 22, 2005, Ms. Thomsen was an Advisory Trustee of the Trust and as such received compensation from the Trust for that period. This compensation is included in the amount stated in the table for the period covered by the table, if applicable.
(7) The total amount of deferred compensation accrued by the Trust for Mr. Cohn is $1,815.

Retirement Benefit Deferral Plan. Under a Retirement Benefit Deferral Plan, certain Trustees have deferred benefits from a prior retirement plan. The value of the benefits is periodically readjusted as though an equivalent amount had been invested in Class A shares of the applicable Fund. The value of the deferred benefits will be paid to the Trustees upon retirement or thereafter. The plan does not obligate a Fund to retain the services of any Trustee or pay any particular level of compensation to any Trustee. The plan is not funded and a Fund's obligation to pay the Trustee's deferred compensation is a general unsecured obligation.

18.15. Code of Ethics: The Trust and its Adviser have adopted a code of ethics as required under the 1940 Act. Subject to certain conditions and restrictions, this code permits personnel subject to the code to invest in securities for their own accounts, including securities that may be purchased, held or sold by the Trust. Securities transactions by some of these persons may be subject to prior approval of the Adviser's Compliance Department. Securities transactions of certain personnel are subject to quarterly reporting and review requirements. The code is on public file with, and is available from the SEC. Information about the Trust (including its prospectus and shareholder reports) can be reviewed and copied at: Public Reference Room, Securities and Exchange Commission, Washington, DC 20549-0102. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-202-942-8090. Reports and other information about the Trust are available on the EDGAR Database on the Commission's Internet website at http://www.sec.gov, and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section at the above address.


18.16. Proxy Voting Policies:

                    MASSACHUSETTS FINANCIAL SERVICES COMPANY

                      PROXY VOTING POLICIES AND PROCEDURES

                      September 17, 2003, as revised on September 20, 2004, March 15, 2005 and February 22, 2006

Massachusetts Financial Services Company, MFS Institutional Advisors, Inc. and MFS' other investment adviser subsidiaries (collectively, "MFS") have adopted proxy voting policies and procedures, as set forth below ("MFS Proxy Voting Policies and Procedures"), with respect to securities owned by the clients for which MFS serves as investment adviser and has the power to vote proxies, including the registered investment companies sponsored by MFS, other than the MFS Union Standard Equity Fund (the "MFS Funds"). References to "clients" in these policies and procedures include the MFS Funds and other clients of MFS, such as funds organized offshore, sub-advised funds and separate account clients, to the extent these clients have delegated to MFS the responsibility to vote proxies on their behalf under the MFS Proxy Voting Policies and Procedures.

The MFS Proxy Voting Policies and Procedures include:

A. Voting Guidelines;

B. Administrative Procedures;

C. Monitoring System;

D. Records Retention; and

E. Reports.

A. VOTING GUIDELINES

1.       General Policy; Potential Conflicts of Interest

MFS' policy is that proxy voting decisions are made in what MFS believes to be the best long-term economic interests of MFS' clients, and not in the interests of any other party or in MFS' corporate interests, including interests such as the distribution of MFS Fund shares, administration of 401(k) plans, and institutional relationships.

MFS has carefully reviewed matters that in recent years have been presented for shareholder vote by either management or shareholders of public companies. Based on the overall principle that all votes cast by MFS on behalf of its clients must be in what MFS believes to be the best long-term economic interests of such clients, MFS has adopted proxy voting guidelines, set forth below, that govern how MFS generally will vote on specific matters presented for shareholder vote. In all cases, MFS will exercise its discretion in voting on these matters in accordance with this overall principle. In other words, the underlying guidelines are simply that - guidelines. Proxy items of significance are often considered on a case-by-case basis, in light of all relevant facts and circumstances, and in certain cases MFS may vote proxies in a manner different from these guidelines.

As a general matter, MFS maintains a consistent voting position on similar proxy proposals with respect to various issuers. In addition, MFS generally votes consistently on the same matter when securities of an issuer are held by multiple client accounts. However, MFS recognizes that there are gradations in certain types of proposals that might result in different voting positions being taken with respect to different proxy statements. There also may be situations involving matters presented for shareholder vote that are not clearly governed by the guidelines, such as proposed mergers and acquisitions. Some items that otherwise would be acceptable will be voted against the proponent when it is seeking extremely broad flexibility without offering a valid explanation. MFS reserves the right to override the guidelines with respect to a particular shareholder vote when such an override is, in MFS' best judgment, consistent with the overall principle of voting proxies in the best long-term economic interests of MFS' clients.

From time to time, MFS receives comments on these guidelines as well as regarding particular voting issues from its clients and corporate issuers. These comments are carefully considered by MFS, when it reviews these guidelines each year and revises them as appropriate.

These policies and procedures are intended to address any potential material conflicts of interest on the part of MFS or its affiliates that are likely to arise in connection with the voting of proxies on behalf of MFS' clients. If such potential material conflicts of interest do arise, MFS will analyze, document and report on such potential material conflicts of interest (see Sections B.2 and E below), and shall ultimately vote the relevant proxies in what MFS believes to be the best long-term economic interests of its clients. The MFS Proxy Review Group is responsible for monitoring and reporting with respect to such potential material conflicts of interest.

2.       MFS' Policy on Specific Issues

Election of Directors

MFS believes that good governance should be based on a board with a majority of directors who are "independent" of management, and whose key committees (e.g., compensation, nominating, and audit committees) are comprised entirely of "independent" directors. While MFS generally supports the board's nominees in uncontested elections, we will withhold our vote for a nominee for a board of a U.S. issuer if, as a result of such nominee being elected to the board, the board would be comprised of a majority of members who are not "independent" or, alternatively, the compensation, nominating or audit committees would include members who are not "independent." MFS will also withhold its vote for a nominee to the board if we can determine that he or she failed to attend at least 75% of the board and/or relevant committee meetings in the previous year without a valid reason. In addition, MFS will withhold its vote for all nominees standing for election to a board of a U.S. issuer if we can determine: (1) if, since the last annual meeting of shareholders and without shareholder approval, the board or its compensation committee has repriced underwater options; or (2) if, within the last year, shareholders approved by majority vote a resolution recommending that the board rescind a "poison pill" and the board has failed to take responsive action to that resolution. Responsive action would include the rescission of the "poison pill"(without a broad reservation to reinstate the "poison pill" in the event of a hostile tender offer), or public assurances that the terms of the "poison pill" would be put to a binding shareholder vote within the next five to seven years.

MFS evaluates a contested election of directors on a case-by-case basis considering the long-term financial performance of the company relative to its industry, management's track record, the qualifications of the nominees for both slates and an evaluation of what each side is offering shareholders.

MFS generally votes for reasonably crafted proposals calling for directors to be elected with an affirmative majority of votes cast and/or the elimination of the plurality standard for electing directors (including binding resolutions requesting that the board amend the company's bylaws), provided the proposal includes a carve-out for a plurality voting standard when there are more director nominees than board seats (e.g., contested elections) ("Majority Vote Proposals").

MFS considers voting against Majority Vote Proposals if the company has adopted, or has proposed to adopt in the proxy statement, formal corporate governance principles that present a meaningful alternative to the majority voting standard and provide an adequate response to both new nominees as well as incumbent nominees who fail to receive a majority of votes cast.

MFS believes that a company's election policy should address the specific circumstances at that company. MFS considers whether a company's election policy articulates the following elements to address each director nominee who fails to receive an affirmative majority of votes cast in an election:

     o Establish guidelines for the process by which the company determines the status of nominees who fail to receive an affirmative majority of votes cast and disclose the guidelines in the annual proxy statement;
     o Guidelines should include a reasonable timetable for resolution of the nominee's status and a requirement that the resolution be disclosed together with the reasons for the resolution;
     o Vest management of the process in the company's independent directors, other than the nominee in question; and
     o Outline the range of remedies that the independent directors may consider concerning the nominee.

Classified Boards

MFS opposes proposals to classify a board (e.g., a board in which only one-third of board members are elected each year). MFS supports proposals to declassify a board.

Non-Salary Compensation Programs

Restricted stock plans should reward results rather than tenure. In some cases, restricted stock is granted to the recipient at deep discounts to fair market value, sometimes at par value. The holder cannot sell for a period of years, but in the meantime the holder is able to vote and receive dividends. Eventually the restrictions lapse and the stock can be sold by the holder.

MFS votes against stock option programs for officers, employees or non-employee directors that do not require an investment by the optionee, that give "free rides" on the stock price, or that permit grants of stock options with an exercise price below fair market value on the date the options are granted.

MFS opposes stock option programs that allow the board or the compensation committee, without shareholder approval, to reprice underwater options or to automatically replenish shares (i.e., evergreen plans). MFS will consider on a case-by-case basis proposals to exchange existing options for newly issued options (taking into account such factors as whether there is a reasonable value-for-value exchange).

MFS opposes stock option and restricted stock plans that provide unduly generous compensation for officers, directors or employees, or could result in excessive dilution to other shareholders. As a general guideline, MFS votes against stock option and restricted stock plans if all such plans for a particular company involve potential dilution, in the aggregate, of more than 15%. However, MFS may accept a higher percentage (up to 20%) in the case of startup or small companies which cannot afford to pay large salaries to executives, or in the case where MFS, based upon the issuer's public disclosures, believes that the issuer has been responsible with respect to its recent compensation practices, including the mix of the issuance of restricted stock and options.

MFS votes in favor of stock option or restricted stock plans for non-employee directors as long as they satisfy the requirements set forth above with respect to stock option and restricted stock plans for company executives.

Expensing of Stock Options

While we acknowledge that there is no agreement on a uniform methodology for expensing stock options, MFS supports shareholder proposals to expense stock options because we believe that the expensing of options presents a more accurate picture of the company's financial results to investors. We also believe that companies are likely to be more disciplined when granting options if the value of stock options were treated as an expense item on the company's income statements.

Executive Compensation

MFS believes that competitive compensation packages are necessary to attract, motivate and retain executives. Therefore, MFS opposes shareholder proposals that seek to set limits on executive compensation. Shareholder proposals seeking to set limits on executive compensation tend to specify arbitrary compensation criteria. MFS also opposes shareholder requests for disclosure on executive compensation beyond regulatory requirements because we believe that current regulatory requirements for disclosure of executive compensation are appropriate and that additional disclosure is often unwarranted and costly. Although we support linking executive stock option grants to a company's stock performance, MFS opposes shareholder proposals that mandate a link of performance-based options to a specific industry or peer group index. MFS believes that compensation committees should retain the flexibility to propose the appropriate index or other criteria by which performance-based options should be measured. MFS evaluates other executive compensation restrictions (e.g., terminating the company's stock option or restricted stock programs, freezing executive pay during periods of large layoffs, and establishing a maximum ratio between the highest paid executive and lowest paid employee) based on whether such proposals are in the best long-term economic interests of our clients.

Employee Stock Purchase Plans

MFS supports the use of a broad-based employee stock purchase plans to increase company stock ownership by employees, provided that shares purchased under the plan are acquired for no less than 85% of their market value and do not result in excessive dilution.

"Golden Parachutes"

From time to time, shareholders of companies have submitted proxy proposals that would require shareholder approval of severance packages for executive officers that exceed certain predetermined thresholds. MFS votes in favor of such shareholder proposals when they would require shareholder approval of any severance package for an executive officer that exceeds a certain multiple of such officer's annual compensation that is not determined in MFS' judgment to be excessive.

Anti-Takeover Measures

In general, MFS votes against any measure that inhibits capital appreciation in a stock, including proposals that protect management from action by shareholders. These types of proposals take many forms, ranging from "poison pills" and "shark repellents" to super-majority requirements.

MFS will vote for proposals to rescind existing "poison pills" and proposals that would require shareholder approval to adopt prospective "poison pills." Nevertheless, MFS will consider supporting the adoption of a prospective "poison pill" or the continuation of an existing "poison pill" if the following two conditions are met: (1) the "poison pill" allows MFS clients to hold an aggregate position of up to 15% of a company's total voting securities (and of any class of voting securities); and (2) either (a) the "poison pill" has a term of not longer than five years, provided that MFS will consider voting in favor of the "poison pill" if the term does not exceed seven years and the "poison pill" is linked to a business strategy or purpose that MFS believes is likely to result in greater value for shareholders; or (b) the terms of the "poison pill" allow MFS clients the opportunity to accept a fairly structured and attractively priced tender offer (e.g., a "chewable poison pill" that automatically dissolves in the event of an all cash, all shares tender offer at a premium price).

MFS will consider on a case-by-case basis proposals designed to prevent tenders which are disadvantageous to shareholders such as tenders at below market prices and tenders for substantially less than all shares of an issuer.

Reincorporation and Reorganization Proposals

When presented with a proposal to reincorporate a company under the laws of a different state, or to effect some other type of corporate reorganization, MFS considers the underlying purpose and ultimate effect of such a proposal in determining whether or not to support such a measure. While MFS generally votes in favor of management proposals that it believes are in the best long-term economic interests of its clients, MFS may oppose such a measure if, for example, the intent or effect would be to create additional inappropriate impediments to possible acquisitions or takeovers.

Issuance of Stock

There are many legitimate reasons for issuance of stock. Nevertheless, as noted above under "Non-Salary Compensation Programs", when a stock option plan (either individually or when aggregated with other plans of the same company) would substantially dilute the existing equity (e.g., by approximately 15% or more), MFS generally votes against the plan. In addition, MFS votes against proposals where management is asking for authorization to issue common or preferred stock with no reason stated (a "blank check") because the unexplained authorization could work as a potential anti-takeover device.

Repurchase Programs

MFS supports proposals to institute share repurchase plans in which all shareholders have the opportunity to participate on an equal basis. Such plans may include a company acquiring its own shares on the open market, or a company making a tender offer to its own shareholders.

Confidential Voting

MFS votes in favor of proposals to ensure that shareholder voting results are kept confidential. For example, MFS supports proposals that would prevent management from having access to shareholder voting information that is compiled by an independent proxy tabulation firm.

Cumulative Voting

MFS opposes proposals that seek to introduce cumulative voting and for proposals that seek to eliminate cumulative voting. In either case, MFS will consider whether cumulative voting is likely to enhance the interests of MFS' clients as minority shareholders. In our view, shareholders should provide names of qualified candidates to a company's nominating committee, which now for the first time (for U.S. listed companies) must be comprised solely of "independent" directors.

Written Consent and Special Meetings

Because the shareholder right to act by written consent (without calling a formal meeting of shareholders) can be a powerful tool for shareholders, MFS generally opposes proposals that would prevent shareholders from taking action without a formal meeting or would take away a shareholder's right to call a special meeting of company shareholders.

Independent Auditors

MFS believes that the appointment of auditors is best left to the board of directors of the company and therefore supports the ratification of the board's selection of an auditor for the company. Recently, some shareholder groups have submitted proposals to limit the non-audit activities of a company's audit firm. Some proposals would prohibit the provision of any non-audit services by a company's auditors to that company. MFS opposes proposals recommending the prohibition or limitation of the performance of non-audit services by an auditor, and proposals recommending the removal of a company's auditor due to the performance of non-audit work for the company by its auditor. MFS believes that the board, or its audit committee, should have the discretion to hire the company's auditor for specific pieces of non-audit work in the limited situations permitted under current law.

Best Practices Standards

Best practices standards are rapidly developing in the corporate governance areas as a result of recent corporate scandals, the Sarbanes-Oxley Act of 2002 and revised listing standards on major stock exchanges. MFS generally support these developments. However, many issuers are not publicly registered, are not subject to these enhanced listing standards, or are not operating in an environment that is comparable to that in the United States. In reviewing proxy proposals under these circumstances, MFS votes for proposals that enhance standards of corporate governance so long as we believe that - given the circumstances or the environment within which the issuers operate - the proposal is consistent with the best long-term economic interests of our clients.

Social Issues

There are many groups advocating social change, and many have chosen the publicly-held corporation as a vehicle for advancing their agenda. Common among these are resolutions requiring the corporation to refrain from investing or conducting business in certain countries, to adhere to some list of goals or principles (e.g., environmental standards) or to promulgate special reports on various activities. MFS votes against such proposals unless their shareholder-oriented benefits will outweigh any costs or disruptions to the business, including those that use corporate resources to further a particular social objective outside the business of the company or when no discernible shareholder economic advantage is evident.

The laws of various states may regulate how the interests of certain clients subject to those laws (e.g., state pension plans) are voted with respect to social issues. Thus, it may be necessary to cast ballots differently for certain clients than MFS might normally do for other clients.


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


Foreign Issuers

MFS will evaluate items on proxies for foreign companies in the context of the guidelines described above, as well as local market standards and best practices. Proxies for foreign companies often contain significantly more voting items than those of U.S. companies. Many of these items on foreign proxies involve repetitive, non-controversial matters that are mandated by local law. Accordingly, the items that are generally deemed routine and which do not require the exercise of judgment under these guidelines (and therefore generally voted in favor) for foreign issuers include the following: (i) receiving financial statements or other reports from the board; (ii) approval of declarations of dividends; (iii) appointment of shareholders to sign board meeting minutes; (iv) discharge of management and supervisory boards; (v) approval of share repurchase programs; (vi) election of directors in uncontested elections and (vii) appointment of auditors.

In accordance with local law or business practices, many foreign companies prevent the sales of shares that have been voted for a certain period beginning prior to the shareholder meeting and ending on the day following the meeting ("share blocking"). Depending on the country in which a company is domiciled, the blocking period may begin a stated number of days prior to the meeting (e.g., one, three or five days) or on a date established by the company. While practices vary, in many countries the block period can be continued for a longer period if the shareholder meeting is adjourned and postponed to a later date. Similarly, practices vary widely as to the ability of a shareholder to have the "block" restriction lifted early (e.g., in some countries shares generally can be "unblocked" up to two days prior to the meeting whereas in other countries the removal of the block appears to be discretionary with the issuer's transfer agent). Due to these restrictions, MFS must balance the benefits to its clients of voting proxies against the potentially serious portfolio management consequences of a reduced flexibility to sell the underlying shares at the most advantageous time. For companies in countries with share blocking periods, the disadvantage of being unable to sell the stock regardless of changing conditions generally outweighs the advantages of voting at the shareholder meeting for routine items. Accordingly, MFS generally will not vote those proxies in the absence of an unusual, significant vote.

B.       ADMINISTRATIVE PROCEDURES

1.       MFS Proxy Review Group

The administration of these MFS Proxy Voting Policies and Procedures is overseen by the MFS Proxy Voting Committee, which includes senior personnel from the MFS Legal and Global Investment Support Departments. The MFS Proxy Voting Committee:

a. Reviews these MFS Proxy Voting Policies and Procedures at least annually and recommends any amendments considered to be necessary or advisable;

b. Determines whether any potential material conflicts of interest exist with respect to instances in which (i) MFS seeks to override these MFS Proxy Voting Policies and Procedures and (ii) votes on ballot items not clearly governed by these MFS Proxy Voting Policies and Procedures; and

c. Considers special proxy issues as they may arise from time to time.


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

2.      Potential Conflicts of Interest

The MFS Proxy Voting Committee is responsible for monitoring potential material conflicts of interest on the part of MFS or its affiliates that could arise in connection with the voting of proxies on behalf of MFS' clients. Any significant attempt to influence MFS' voting on a particular proxy matter should be reported to the MFS Proxy Voting Committee.

In cases where proxies are voted in accordance with these MFS Proxy Voting Policies and Procedures, no material conflict of interest will be deemed to exist. In cases where (i) MFS is considering overriding these MFS Proxy Voting Policies and Procedures, or (ii) matters presented for vote are not clearly governed by these MFS Proxy Voting Policies and Procedures, the MFS Proxy Voting Committee, or delegees, will follow these procedures:

a. Compare the name of the issuer of such proxy against a list of significant current and potential (i) distributors of MFS Fund shares, (ii) retirement plans administered by MFS, and (iii) MFS institutional clients (the "MFS Significant Client List");

b. If the name of the issuer does not appear on the MFS Significant Client List, then no material conflict of interest will be deemed to exist, and the proxy will be voted as otherwise determined by the MFS Proxy Voting Committee;

c. If the name of the issuer appears on the MFS Significant Client List, then at least one member of the MFS Proxy Voting Committee will carefully evaluate the proposed vote in order to ensure that the proxy ultimately is voted in what MFS believes to be the best long-term economic interests of MFS' clients, and not in MFS' corporate interests; and

d. For all potential material conflicts of interest identified under clause (c) above, the MFS Proxy Voting Committee will document: the name of the issuer, the issuer's relationship to MFS, the analysis of the matters submitted for proxy vote, and the basis for the determination that the votes ultimately were cast in what MFS believes to be the best long-term economic interests of MFS' clients, and not in MFS' corporate interests. A copy of the foregoing documentation will be provided to the MFS' Conflicts Officer.

The members of the MFS Proxy Voting Committee are responsible for creating and maintaining the MFS Significant Client List, in consultation with MFS' distribution, retirement plan administration and institutional business units. The MFS Significant Client List will be reviewed and updated periodically, as appropriate.

3.       Gathering Proxies

Most proxies received by MFS and its clients originate at Automatic Data Processing Corp. ("ADP") although a few proxies are transmitted to investors by corporate issuers through their custodians or depositories. ADP and issuers send proxies and related material directly to the record holders of the shares beneficially owned by MFS' clients, usually to the client's custodian or, less commonly, to the client itself. This material will include proxy cards, reflecting the proper shareholdings of Funds and of clients on the record dates for such shareholder meetings, as well as proxy statements with the issuer's explanation of the items to be voted upon.


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

MFS, on behalf of itself and the Funds, has entered into an agreement with an independent proxy administration firm, Institutional Shareholder Services, Inc. (the "Proxy Administrator"), pursuant to which the Proxy Administrator performs various proxy vote related services, such as vote processing and recordkeeping functions for MFS' Funds and institutional client accounts. The Proxy Administrator receives proxy statements and proxy cards directly or indirectly from various custodians, logs these materials into its database and matches upcoming meetings with MFS Fund and client portfolio holdings, which are input into the Proxy Administrator's system by an MFS holdings datafeed. Through the use of the Proxy Administrator system, ballots and proxy material summaries for the upcoming shareholders' meetings of over 10,000 corporations are available on-line to certain MFS employees and the MFS Proxy Voting Committee.

4.       Analyzing Proxies

Proxies are voted in accordance with these MFS Proxy Voting Policies and Procedures. The Proxy Administrator at the prior direction of MFS automatically votes all proxy matters that do not require the particular exercise of discretion or judgment with respect to these MFS Proxy Voting Policies and Procedures as determined by the MFS Proxy Voting Committee. With respect to proxy matters that require the particular exercise of discretion or judgment, MFS considers and votes on those proxy matters. Representatives of the MFS Proxy Voting Committee review, as appropriate, votes cast to ensure conformity with these MFS Proxy Voting Policies and Procedures.

As a general matter, portfolio managers and investment analysts have little or no involvement in specific votes taken by MFS. This is designed to promote consistency in the application of MFS' voting guidelines, to promote consistency in voting on the same or similar issues (for the same or for multiple issuers) across all client accounts, and to minimize the potential that proxy solicitors, issuers, or third parties might attempt to exert inappropriate influence on the vote. In limited types of votes (e.g., corporate actions, such as mergers and acquisitions), a representative of MFS Proxy Voting Committee may consult with or seek recommendations from portfolio managers or analysts.(1) However, the MFS Proxy Voting Committee would ultimately determine the manner in which all proxies are voted.

As noted above, MFS reserves the right to override the guidelines when such an override is, in MFS' best judgment, consistent with the overall principle of voting proxies in the best long-term economic interests of MFS' clients. Any such override of the guidelines shall be analyzed, documented and reported in accordance with the procedures set forth in these policies.

5.       Voting Proxies

In accordance with its contract with MFS, the Proxy Administrator also generates a variety of reports for the MFS Proxy Voting Committee, and makes available on-line various other types of information so that the MFS Proxy Voting Committee may review and monitor the votes cast by the Proxy Administrator on behalf of MFS' clients.

------------------------
(1) From time to time, due to travel schedules and other commitments, an appropriate portfolio manager or research analyst is not available to provide a recommendation on a merger or acquisition proposal. If such a recommendation cannot be obtained within a few business days prior to the shareholder meeting, the MFS Proxy Review Group may determine to vote the proxy in what it believes to be the best long-term economic interests of MFS' clients.

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


C.       MONITORING SYSTEM

It is the responsibility of the Proxy Administrator and MFS' Proxy Voting Committee to monitor the proxy voting process. When proxy materials for clients are received, they are forwarded to the Proxy Administrator and are input into the Proxy Administrator's system. Through an interface with the portfolio holdings database of MFS, the Proxy Administrator matches a list of all MFS Funds and clients who hold shares of a company's stock and the number of shares held on the record date with the Proxy Administrator's listing of any upcoming shareholder's meeting of that company.

When the Proxy Administrator's system "tickler" shows that the voting cut-off date of a shareholders' meeting is approaching, a Proxy Administrator representative checks that the vote for MFS Funds and clients holding that security has been recorded in the computer system. If a proxy card has not been received from the client's custodian, the Proxy Administrator calls the custodian requesting that the materials be forwarded immediately. If it is not possible to receive the proxy card from the custodian in time to be voted at the meeting, MFS may instruct the custodian to cast the vote in the manner specified and to mail the proxy directly to the issuer.

D.       RECORDS RETENTION

MFS will retain copies of these MFS Proxy Voting Policies and Procedures in effect from time to time and will retain all proxy voting reports submitted to the Board of Trustees, Board of Directors and Board of Managers of the MFS Funds for the period required by applicable law. Proxy solicitation materials, including electronic versions of the proxy cards completed by representatives of the MFS Proxy Voting Committee, together with their respective notes and comments, are maintained in an electronic format by the Proxy Administrator and are accessible on-line by the MFS Proxy Voting Committee. All proxy voting materials and supporting documentation, including records generated by the Proxy Administrator's system as to proxies processed, including the dates when proxy ballots were received and submitted, and the votes on each company's proxy issues, are retained as required by applicable law.

E.       REPORTS

MFS Funds

MFS will report the results of its voting to the Board of Trustees, Board of Directors and Board of Managers of the MFS Funds. These reports will include:
(i) a summary of how votes were cast; (ii) a review of situations where MFS did not vote in accordance with the guidelines and the rationale therefor; (iii) a review of the procedures used by MFS to identify material conflicts of interest; and (iv) a review of these policies and the guidelines and, as necessary or appropriate, any proposed modifications thereto to reflect new developments in corporate governance and other issues. Based on these reviews, the Trustees, Directors and Managers of the MFS Funds will consider possible modifications to these policies to the extent necessary or advisable.

All MFS Advisory Clients

At any time, a report can be printed by MFS for each client who has requested that MFS furnish a record of votes cast. The report specifies the proxy issues which have been voted for the client during the year and the position taken with respect to each issue.


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

Generally, MFS will not divulge actual voting practices to any party other than the client or its representatives (unless required by applicable law) because we consider that information to be confidential and proprietary to the client.


Item 19.  Control Persons and Principal Holders of Securities:


As of January 31, 2006, Cede & Co., c/o The Depository Trust Company, P.O. Box 20, Bowling Green Station, New York, New York 10004, (as nominee for The Depository Trust Company, 7 Hanover Square, New York, New York 10004), was the record owner of approximately 85% of the outstanding shares of the Trust.

As of January 31, 2006, all Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of the Trust.


Item 20.  Investment Advisory and Other Services:


Items 20.1 through 20.5. See Item 9.1.b. For the fiscal year ended October 31, 2005, MFS received fees under the Trust's Investment Advisory Agreement of $636,991, for the fiscal year ended October 31, 2004, MFS received fees under the Trust's Investment Advisory Agreement of $629,950 and for the fiscal year ended October 31, 2003, MFS received fees under the Trust's Investment Advisory Agreement of $534,668.

20.6. See Item 9.1.e.

20.7. The principal business address of Ernst & Young LLP is 200 Clarendon Street, Boston, MA 02116. Ernst & Young LLP certifies financial statements of the Trust as required to be certified by any law or regulation and provides other tax related services for the Trust (such as tax return preparation and assistant and consultation with respect to the preparation of filings with the
SEC).

20.8. Pursuant to the Registrar, Transfer Agency and Service Agreement between the Trust and MFS Service Center, Inc., MFS Service Center, Inc. ("MFSC") acts as the Trust's registrar and transfer agent for the Trust's authorized and issued shares of beneficial interest, as well as dividend disbursing agent for the Trust, and agent in connection with the Dividend Reinvestment and Cash Purchase Plan of the Trust. For account maintenance, the Trust currently pays MFSC a fee based on the total number of accounts for all closed-end funds advised by MFS for which MFSC acts as registrar and transfer agent. If the total number of accounts is less than 75,000, the annual account fee is $9.00. If the total number of accounts is 75,000 or more, the annual account fee is $8.00. For dividend services, MFSC charges $0.75 per dividend reinvestment and $0.75 per cash infusion. If the total amount of fees related to dividend services is less than $1,000 per month for all closed-end funds advised by MFS for which MFSC acts as registrar and transfer agent, the minimum fee for the Trust for these services will be $167 per month. The Trust will reimburse MFSC for reasonable out-of-pocket expenses and advances incurred by MFSC and for any other expenses incurred by MFSC at the request, or with the consent, of the Trust.


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


Item 21.  PORTFOLIO MANAGERS

21.1 Other Accounts. In addition to the Fund, the Fund's portfolio managers are responsible (either individually or jointly) for the day-to-day management of certain other accounts, the number and total assets of which as of October 31, 2005 were as follows:

                                                              Other Pooled Investment
                         Registered Investment Companies              Vehicles                       Other Accounts
------------------------ --------------------------------- -------------------------------- ----------------------------------
------------------------ --------------- ----------------- ------------- ------------------ ------------- --------------------
         Name              Number of      Total Assets*     Number of      Total Assets      Number of       Total Assets
                           Accounts*                         Accounts                         Accounts

------------------------ --------------- ----------------- ------------- ------------------ ------------- --------------------
------------------------ --------------- ----------------- ------------- ------------------ ------------- --------------------
John Addeo                     10          $4.4 billion         1          $213 million          2           $519 million
------------------------ --------------- ----------------- ------------- ------------------ ------------- --------------------
------------------------ --------------- ----------------- ------------- ------------------ ------------- --------------------
Scott Richards                 13          $4.8 billion         2          $549 million          2           $519 million
------------------------ --------------- ----------------- ------------- ------------------ ------------- --------------------
------------------------ --------------- ----------------- ------------- ------------------ ------------- --------------------
Kenneth J. Enright             13         $23.6 billion         0               N/A              2           $1.1 billion
------------------------ --------------- ----------------- ------------- ------------------ ------------- --------------------

----------------
*  Includes the Fund.

Advisory fees are not based upon performance of any of the accounts identified in the table above.

Potential Conflicts of Interest. MFS seeks to identify potential conflicts of interest resulting from a portfolio manager's management of both the Fund and other accounts and has adopted policies and procedures designed to address such potential conflicts.

In certain instances there may be securities which are suitable for the Fund's portfolio as well as for accounts with similar investment objectives of the Adviser or subsidiary of the Adviser. Securities transactions for the Fund and other accounts with similar investment objectives are generally executed on the same day, or the next day. Nevertheless, it may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security.

When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed by MFS to be fair and equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Fund is concerned. In most cases, however, MFS believes that the Fund's ability to participate in volume transactions will produce better executions for the Fund.

MFS does not receive a performance fee for its management of the Fund. MFS and/or a portfolio manager may have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor accounts other than the Fund--for instance, those that pay a higher advisory fee and/or have a performance fee.


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


Item 21.2  Compensation

Portfolio manager total cash compensation is a combination of base salary and performance bonus:

     o Base Salary - Base salary represents a relatively smaller percentage of portfolio manager total cash compensation (generally below 33%) than incentive compensation.

     o Performance Bonus - Generally, incentive compensation represents a majority of portfolio manager total cash compensation. The performance bonus is based on a combination of quantitative and qualitative factors, with more weight given to the former (generally over 60%) and less weight given to the latter.

               The quantitative portion is based on pre-tax performance of all of the accounts managed by the portfolio manager (which includes the Fund and any other accounts managed by the portfolio manager) over a one-, three- and five-year period relative to the appropriate Lipper peer group universe and/or one or more benchmark indices with respect to each account. The primary weight is given to portfolio performance over a three-year time period with lesser consideration given to portfolio performance over one- and five-year periods (adjusted as appropriate if the
               portfolio   manager   has  served  for  shorter   periods).
               The qualitative portion is based on the results of an annual internal peer review process (conducted by other portfolio managers, analysts and traders) and management's assessment of overall portfolio manager contributions to investor relations and the investment process (distinct from Fund and other account performance).

Portfolio managers also typically benefit from the opportunity to participate in the MFS Equity Plan. Equity interests in MFS or its parent company are awarded by management, on a discretionary basis, taking into account tenure at MFS, contribution to the investment process and other factors.

Finally, portfolio managers are provided with a benefits package including a defined contribution plan, health coverage and other insurance, which are available to other employees of MFS on substantially similar terms. The percentage of compensation provided by these benefits depends upon the length of the individual's tenure at MFS and salary level as well as other factors.

21.3 Ownership of Fund Shares. The following table shows the dollar range of equity securities of the Trust beneficially owned by the Trust's portfolio managers as of October 31, 2005. The following dollar ranges apply:

         N. None A. $1 - $10,000 B. $10,001 - $50,000 C. $50,001 - $100,000 D.
         $100,001 - $500,000
         E. $500,001 - $1,000,000 F. Over $1,000,000

Name of Portfolio Manager      Dollar Range of Equity Securities in Fund
-------------------------      -----------------------------------------
John Addeo                                     N
Kenneth J. Enright                             N
Scott Richards                                 N

Item 22. Brokerage Allocation and Other Practices: Specific decisions to purchase or sell securities for the Trust are made by persons affiliated with the Adviser. Any such person may serve other clients of the Adviser, or any subsidiary of the Adviser in a similar capacity.


In connection with the selection of broker dealers and the placing of Trust portfolio transactions, the Adviser seeks for the Trust the best overall price and execution available from responsible brokerage firms, taking account of all factors it deems relevant, including by way of illustration: price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing and impact of the transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker or dealer involved; and the quality of services rendered by the broker or dealer in other transactions.


In the case of securities traded in the over-the-counter market, portfolio transactions may be effected either on an agency basis, which involves the payment of negotiated brokerage commissions to the broker-dealer, including electronic communication, networks, or on a principal basis at net prices without commissions, but which include compensation to the broker-dealer in the form of a mark-up or mark-down, depending on where the Adviser believes best execution is available. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees are available to the Adviser on tender or exchange offers. Such soliciting or dealer fees are, in effect, recaptured by the Funds.

Under the Advisory Agreement and as permitted by Section 28(e) of the Securities Exchange Act of 1934, the Adviser may cause the Trust to pay a broker-dealer which provides brokerage and research services to the Adviser, an amount of commission for effecting a securities transaction for the Trust in excess of the amount other broker-dealers would have charged for the transaction, if the Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or its overall responsibilities to the Trust or to its other clients. "Commissions," as interpreted by the SEC, include fees paid to brokers for trades conducted on an agency basis, and certain mark-ups, mark-downs, commission equivalents and other fees received by dealers in riskless principal transactions placed in the over-the-counter market.

The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto, such as clearance and settlement.

Although commissions paid on every transaction will, in the judgment of the Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Trust and the Adviser's other clients in part for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto, such as clearance and settlement.


Broker-dealers may be willing to furnish statistical, research and other factual information or services ("Research") for example, investment research reports; access to analysts; execution systems and trading analytics; reports or databases containing corporate, fundamental, and technical analyses; portfolio modeling strategies; and economic research services, such as publications, chart services and advice from economists concerning macroeconomics information, and analytical investment information about particular corporations to the Adviser for no consideration other than brokerage or underwriting commissions. Securities may be bought or sold from time to time through such brokerage-dealers, on behalf of the Trust. The Adviser may use brokerage commissions from the Fund's portfolio transactions to acquire Research, subject to the procedures and limitations described in this discussion.

The advisory fee paid by the Trust to the Adviser is not reduced as a consequence of the Adviser's receipt of Research. To the extent the Trust's portfolio transactions are used to obtain Research, the brokerage commissions paid by the Trust might exceed those that might otherwise be paid. The Research received may be useful and of value to the Adviser in serving both the Fund and other clients of the Adviser; accordingly, not all of the Research provided by brokers through which the Fund effects securities transactions may be used by the Adviser in connection with the Fund. While the Research is not expected to reduce the expenses of the Adviser, the Adviser would, through the use of the Research, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff.

From time to time, the Adviser prepares a list of broker-dealer firms that have been deemed by the Adviser to provide valuable Research as determined periodically by the investment staff ("Research Firms"), together with a suggested non-binding amount of brokerage commissions ("non-binding target") to be allocated to each of these research firms, subject to certain requirements. All trades with Research Firms will be executed in accordance with the Adviser's obligation to seek best execution for its client accounts. Neither the Adviser nor the Fund has an obligation to any Research Firm if the amount of brokerage commissions paid to the research firm is less than the applicable non-binding target. The Adviser reserves the right to pay cash to the Research Firm from its own resources in an amount the Adviser determines in its discretion.

If the Adviser determines that any service or product has a mixed use, (i.e., it also serves functions that do not assist the investment decision-making or trading process), the Adviser will allocate the costs of such service or product accordingly in its reasonable discretion. The Adviser will allocate brokerage commissions to Research Firms only for the portion of the service or product that the Adviser determines assists it in the investment decision-making or trading process and will pay for the remaining value of the product or service in cash.

Certain Funds entered into an arrangement under which, with respect to certain brokerage transactions directed to certain broker-dealers, the Funds received a credit for part of the brokerage commission paid, which was applied against expenses of the Funds. In addition, the Funds have an expense offset arrangement that reduces the Funds' custodian fees based upon the amount of cash maintained by the Funds with their custodian and dividend disbursing agent, State Street Bank and Trust Company.

In effecting portfolio transactions on behalf of the Fund and the Adviser's other clients, the Adviser from time to time may instruct the broker-dealer that executes a transaction to allocate, or "step out," a portion of such transaction to another broker-dealer. The broker-dealer to which the Adviser has "stepped out" would then settle and complete the designated portion of the transaction, and the executing broker-dealer would settle and complete the remaining portion of the transaction that has not been "stepped out." Each broker-dealer may receive a commission or brokerage fee with respect to that portion of the transaction that it settles and completes.

In certain instances there may be securities which are suitable for the Trust's portfolio as well as for that of one or more of the other clients of the Adviser or any subsidiary of the Adviser. Investment decisions for the Trust and for such other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. The Adviser has adopted policies that are reasonably designed to ensure that when two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed by the Adviser to be fair and equitable to each. Among other things, these policies prohibit allocations of equity initial public offerings, equity limited offerings or fixed income new issues to, among others: (1) private funds or accounts principally owned by the Adviser's officers and/or employees or the Trust's employees or Trustees; and (2) any accounts owned beneficially solely by the Adviser or any direct or indirect subsidiary of the Adviser. However, these policies do not prohibit allocations to funds or accounts owned beneficially by Sun Life of Canada (U.S.) Financial Services Holdings, Inc. or Sun Life Financial, Inc. or their affiliates other than the Adviser and its direct and indirect subsidiaries.


It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Trust is concerned. In other cases, however, the Trust believes that its ability to participate in volume transactions will produce better executions for the Trust.


For the fiscal year ended October 31, 2005, the Trust paid brokerage commissions of $8,255. For the fiscal year ended October 31, 2004, the Trust paid brokerage commissions of $85,791 and for the fiscal year ended October 31, 2003, the Trust paid brokerage commissions of $33,639.

During the fiscal year ended October 31, 2005, the Trust purchased securities issued by the following regular broker-dealers of the Trust, which had the following values as of October 31, 2005:

--------------------------------------------------------------------- -------------------------------------------------------------
    Broker Dealer                                         Value of Securities as of October 31, 2005
    -------------                                         ------------------------------------------
--------------------------------------------------------------------- -------------------------------------------------------------
--------------------------------------------------------------------- -------------------------------------------------------------
Morgan Stanley                                                        $48,553
--------------------------------------------------------------------- -------------------------------------------------------------
--------------------------------------------------------------------- -------------------------------------------------------------
Merrill Lynch & Co., Inc.                                             $2,274,000
--------------------------------------------------------------------- -------------------------------------------------------------

Item 23.  Tax Status:  None.

Item 24. Financial Statements: The following are incorporated herein by reference to the Trust's Annual Report to its shareholders, for its fiscal year ended October 31, 2005, copies of which have been filed with the SEC:

Portfolio of Investments at October 31, 2005 Statement of Assets and Liabilities at October 31, 2005 Statement of Operations for the year ended October 31, 2005 Statement of Changes in Net Assets for the years ended October 31, 2005 and 2004. Financial Highlights for the years ended October 31, 2005, 2004, 2003, 2002 and 2001. Notes to Financial Statements and Report of Independent Registered Public Accounting Firm

                                     PART C

                                OTHER INFORMATION


Item 25.  Financial Statements and Exhibits:


          1. Financial Statements:


             The following have been incorporated by reference in Item 24:

             Portfolio of Investments at October 31, 2005
             Statement of Assets and Liabilities at October 31, 2005 Statement of Operations for year ended October 31, 2005 Statement of Changes in Net Assets for the years ended
               October 31, 2005 and 2004 Financial Highlights for the years ended October 31, 2005, 2004, 2003, 2002 and 2001
             Notes to Financial Statements
             Report of Independent Auditors


          2. Exhibits:


             (a) Amended and Restated Declaration of Trust, dated December 16, 2004; filed herein.

             (b)(1) Master Amended and Restated By-Laws dated January 1, 2002, as revised June 23, 2004; filed herein.

             (b)(2) Appendix A, as revised  February 21,  2006,  to the Master
                    Amended and Restated By-Laws, dated January 1, 2002, as revised June 23, 2004; filed herein.


             (c)    Inapplicable.

             (d) Specimen certificate for Shares of Beneficial Interest, without par value (previously filed as Exhibit (4) to Amendment No. 2 to the Trust's Registration Statement, filed with the SEC on November 15, 1989 ("Amendment No. 2")) incorporated herein by reference.

             (e) The section "Important Note for Shareholders" describing the Registrant's dividend reinvestment plan on page 6 of the Trust's Annual Report to its Shareholders, for its fiscal year ended October 31, 2001, incorporated herein by reference.

             (f)    Inapplicable.


             (g) Investment Advisory Agreement, dated January 1, 2002 (previously filed as Exhibit 2(g) to Amendment No. 10 to the Trust's Registration Statement on February 28, 2002), incorporated herein by reference.

             (h)    Omitted pursuant to General Instruction G.3 to Form N-2.


             (i)(1) Retirement Plan for Non-Interested Person Trustees,  dated
                    February 17, 1999 (previously filed as Exhibit (8) to Amendment No. 39 to the Registration Statement for MFS Growth Opportunities Fund on Form N-1A, File Nos. 2-36431 and 811-2032, filed with the SEC on February 26, 1999 ("MFS Growth Opportunities Fund Amendment No. 29")) incorporated herein by reference.

             (i)(2) Amendment, dated December 11, 2001, to the Retirement Plan for  Non-Interested  Person  Trustees  (previously  filed as
                    Exhibit 6(b) to MFS Series Trust V Amendment No. 51) incorporated herein by reference.

             (j)(1) Custodian  Agreement  between  Registrant and State Street
                    Bank and Trust Company, dated July 2, 2001 (previously filed as Exhibit (7)(a) to Amendment No. 34 to the Registration Statement for MFS Series Trust X, on Form N-1A, File Nos. 33-1657 and 811-4492 filed with the Securities and Exchange Commission on July 30, 2001 ("MFS Series Trust X Amendment No. 34")) incorporated herein by reference.

             (j)(2) Global  Custody  Contract  between  Registrant  and  Chase
                    Manhattan  Bank,  dated  July 2, 2001  (previously  filed as
                    Exhibit 7(b) to MFS Series Trust X Amendment No. 34) incorporated herein by reference.

             (j)(3) Exhibit  A, as  revised  April  26,  2005,  to the  Master
                    Custodian Agreement between Registrant and State Street Bank and Trust Company, and the Master Global Custody Contract between Registrant and Chase Manhattan Bank, each dated July 2, 2001; filed herein.

             (j)(4) Form of Amended Amendment No. 3, dated September 30, 2004, to the Master Custodian Agreement with State Street Bank and Trust Company (previously filed in Amendment No. 37 to the Registration Statement for MFS Series Trust III, on Form N-1A, File Nos. 2-60491 and 811-2794 filed with the SEC on March 31, 2005) incorporated herein by reference.

             (j)(5) Amendment  No.  2,  dated  May 2,  2003,  to  the  Master
                    Custodian Agreement with State Street Bank and Trust Company (previously filed in Amendment No. 42 to the Registration Statement for MFS Series Trust I, on Form N-1A, File Nos. 33-7638 and 811-4777 filed with the SEC on October 30, 2003) incorporated herein by reference.

             (j)(6) Amendment,   dated  December  28,  2004,  to  the  Master
                    Custodian Agreement with State Street Bank and Trust Company (previously filed in Amendment No. 22 to the Registration Statement for MFS Series Trust XI, on Form N-1A, File Nos. 33-68310 and 811-7992 filed with the SEC on January 28,
                    2005) incorporated herein by reference.

             (j)(7) Amendment, dated December 31, 2004, to the JP Morgan Chase
                    Global Custody Contract (previously filed in Amendment No. 59 to the Registration Statement for MFS Series Trust IX, on Form N-1A, File Nos. 2-50409 and 811-2464 filed with the SEC on June 29, 2005) incorporated herein by reference.


             (k)(1) Registrar,  Transfer Agency and Service  Agreement between
                    Trust and MFS Service Center, Inc., dated August 15, 1994 (previously filed as Exhibit (2)(k)(2) to Amendment No.7 to the Trust's Registration Statement) incorporated herein by reference.

             (k)(2) Loan Agreement by and among the Banks named  therein,  the
                    MFS Funds named therein, and The First National Bank of Boston, dated as of February 21, 1995 (previously filed as Exhibit (2)(k)(3) to Amendment No. 7 to the Trust's Registration Statement) incorporated herein by reference.

             (k)(3) Master  Administrative  Services  Agreement,  as  amended, dated March 1, 1997, as amended and restated April 1, 1999 (previously filed as Exhibit 8 (e) to Amendment No. 28 to the Registration Statement for MFS Series Trust III on Form N-1A, File Nos. 2-60491 and 811-2794, filed with the SEC on March 31, 1999 ("MFS Series Trust III Amendment No. 28")) incorporated herein by reference.


             (k)(4) Exhibit  A  as  revised  July  26,  2005  to  the  Master
                    Administrative Services Agreement; filed herein.


             (l)    Omitted pursuant to General Instruction G.3 to Form N-2.

             (m)    None.

             (n)    Omitted pursuant to General Instruction G.3 to Form N-2.

             (o)    Inapplicable.

             (p) Purchase Agreements (previously filed as Exhibit (14) to Amendment No. 2 to the Trust's Registration Statement) incorporated herein by reference.

             (q)    Inapplicable.


             (r)(1) Code of Ethics as amended and restated  effective January 1,
                    2005, pursuant to Rule 17j-1 under the Investment Company Act of 1940 (previously filed as Exhibit 16(a) to Amendment No. 45 of the Registration Statement on Form N-1A for MFS Series Trust I, File Nos. 33-7638 and 811-4777, filed with the SEC on December 29, 2004 ("MFS Series Trust I Amendment No. 45").

             (r)(2) Code  of  Ethics  for  Personal   Trading  and  Conduct  for
                    Non-Management Directors of MFS, effective October 6, 2004 (previously filed as Exhibit 16(b) to Amendment No. 44 of the Registration Statement on Form N-1A for MFS Series Trust I, File Nos. 33-7638 and 811-4777, filed with the SEC on December 29, 2004 ("MFS Series Trust I Amendment No. 44").

             (r)(3) Code of Ethics for  Non-MFS  Management  Trustees  effective
                    January 1, 2005 (previously filed as Exhibit 16(c) to Amendment No. 45 of the Registration Statement on Form N-1A for MFS Series Trust I, File Nos. 33-7638 and 811-4777, filed with the SEC on December 29, 2004 ("MFS Series Trust I Amendment No. 45").

Item 26.  Marketing Arrangements:


          Inapplicable.


Item 27.  Other Expenses of Issuance and Distribution:


          Inapplicable.


Item 28.  Persons Controlled by or Under Common Control with Trust:


          Inapplicable.


Item 29.  Number of Holders of Securities:


             (1)                                  (2)
         Title of Class                  Number of Record Holders
     Shares of Beneficial Interest
        (without par value)

                                                    562
                                          (as of January 31, 2006)

Item 30. Indemnification: Article V of the Trust's Declaration of Trust provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless as to liabilities to the Trust or its shareholders, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or with respect to any matter unless it is adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interest of the Trust. In the case of a settlement, such indemnification will not be provided unless it has been determined in accordance with the Declaration of Trust that such officers or Trustees have not engaged in misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices.


The Trustees and officers of the Trust and the personnel of the Trust's Investment Adviser are insured under an errors and omissions liability insurance policy. The Trust and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.


Item 31. MFS serves as investment adviser to the following open-end Funds comprising the MFS Family of Funds: Massachusetts Investors Growth Stock Fund; Massachusetts Investors Trust; MFS Government Limited Maturity Fund; MFS Government Securities Fund; MFS Growth Opportunities Fund; MFS Series Trust I (which has 8 series: MFS Cash Reserve Fund, MFS Core Equity Fund, MFS Core Growth Fund, MFS New Discovery Fund, MFS Research International Fund, MFS Strategic Growth Fund, MFS Technology Fund and MFS Value Fund); MFS Series Trust II (which has one series: MFS Emerging Growth Fund); MFS Series Trust III (which has three series: MFS High Income Fund, MFS High Yield Opportunities Fund and MFS Municipal High Income Fund); MFS Series Trust IV (which has four series: MFS Government Money Market Fund, MFS Mid Cap Growth Fund, MFS Money Market Fund and MFS Municipal Bond Fund); MFS Series Trust V (which has three series: MFS International New Discovery Fund, MFS Research Fund and MFS Total Return Fund); MFS Series Trust VI (which has three series: MFS Global Equity Fund, MFS Global Total Return Fund and MFS Utilities Fund); MFS Series Trust VII (which has one series: MFS Capital Opportunities Fund); MFS Series Trust VIII (which has two series: MFS Global Growth Fund and MFS Strategic Income Fund); MFS Series Trust IX (which has seven series: MFS Bond Fund, MFS Inflation-Adjusted Bond Fund, MFS Intermediate Investment Grade Bond Fund, MFS Limited Maturity Fund, MFS Municipal Limited Maturity Fund, MFS Research Bond Fund and MFS Research Bond Fund J); MFS Series Trust X (which has 13 series: MFS Aggressive Growth Allocation Fund, MFS Conservative Allocation Fund, MFS Emerging Markets Debt Fund, MFS Emerging Markets Equity Fund, MFS Floating Rate High Income Fund, MFS Growth Allocation Fund, MFS International Diversification Fund, MFS International Growth Fund, MFS International Value Fund, MFS Moderate Allocation Fund, MFS New Endeavor Fund and MFS Strategic Value Fund); MFS Series Trust XI (which has two series: MFS Mid Cap Value Fund and MFS Union Standard Equity
Fund); MFS Series Trust XII (which has 5 series: MFS Lifetime Retirement Income Fund, MFS Lifetime 2010 Fund, MFS Lifetime 2020 Fund, MFS Lifetime 2030 Fund and MFS Lifetime 2040 Fund; and MFS Municipal Series Trust (which has 16 series: MFS Alabama Municipal Bond Fund, MFS Arkansas Municipal Bond Fund, MFS California Municipal Bond Fund, MFS Florida Municipal Bond Fund, MFS Georgia Municipal Bond Fund, MFS Maryland Municipal Bond Fund, MFS Massachusetts Municipal Bond Fund, MFS Mississippi Municipal Bond Fund, MFS Municipal Income Fund, MFS New York Municipal Bond Fund, MFS North Carolina Municipal Bond Fund, MFS Pennsylvania Municipal Bond Fund, MFS South Carolina Municipal Bond Fund, MFS Tennessee Municipal Bond Fund, MFS Virginia Municipal Bond Fund and MFS West Virginia Municipal Bond Fund (the "MFS Funds"). The principal business address of each of the MFS Funds is 500 Boylston Street, Boston, Massachusetts, 02116.

MFS also serves as investment adviser of the following open-end Funds: MFS Institutional Trust ("MFSIT") (which has four series) and MFS Variable Insurance Trust ("MVI") (which has 16 series). The principal business address of each of the aforementioned funds is 500 Boylston Street, Boston, Massachusetts, 02116.

In addition, MFS serves as investment adviser to the following closed-end funds:
MFS Charter Income Trust, MFS Government Markets Income Trust, MFS Intermediate Income Trust, MFS Multimarket Income Trust, MFS Municipal Income Trust and MFS Special Value Trust (the "MFS Closed-End Funds"). The principal business address of each of the MFS Closed-End Funds is 500 Boylston Street, Boston, Massachusetts, 02116.

Lastly, MFS serves as investment adviser to MFS/Sun Life Series Trust ("MFS/SL") (which has 28 series), Capital Appreciation Variable Account, Global Governments Variable Account, Government Securities

Variable Account, High Yield Variable Account, Money Market Variable Account and Total Return Variable Account (collectively, the "Accounts"). The principal business address of MFS/SL is 500 Boylston Street, Boston, Massachusetts, 02116. The principal business address of each of the aforementioned Accounts is One Sun Life Executive Park, Wellesley Hills, Massachusetts, 02181.

The Directors of MFS are Robert J. Manning, Martin E. Beaulieu, Robin A. Stelmach, Donald A. Stewart, C. James Prieur, William W. Stinson, James C. Baillie, Ronald W. Osborne and William K. O'Brien. Robert C. Pozen is the Chairman, Mr. Manning is Chief Executive Officer, Chief Investment Officer and President, Mr. Beaulieu is Executive Vice President and the Director of Global Distribution, Robin A. Stelmach is Executive Vice President and Chief Operating Officer; Maria D. Dwyer is Executive Vice President and Chief Regulatory Officer, [TBA] is an Executive Vice President, General Counsel and Secretary, Mitchell C. Freestone and Brian T. Hourihan are Assistant Secretaries, Michael
W. Roberge is an Executive Vice President, Chief Fixed Income Officer and Director of Fixed Income Research, David A. Antonelli is an Executive Vice President and Chief Equity Officer, Deborah H. Miller is an Executive Vice President and Director of Equity Quantitative Research, Paul T. Kirwan is an Executive Vice President and Chief Financial Officer, Thomas B. Hastings is a Senior Vice President and Treasurer, Michael H. Whitaker is a Senior Vice President and Chief Compliance Officer and Joseph E. Lynch is the Assistant Treasurer.

Massachusetts Investors Trust
Massachusetts Investors Growth Stock Fund
MFS Growth Opportunities Fund
MFS Government Securities Fund
MFS Government Limited Maturity Fund
MFS Series Trust I
MFS Series Trust II
MFS Series Trust III
MFS Series Trust IV
MFS Series Trust V
MFS Series Trust VI
MFS Series Trust VII
MFS Series Trust VIII
MFS Series Trust IX
MFS Series Trust X
MFS Series Trust XI
MFS Series Trust XII
MFS Municipal Series Trust
MFS Variable Insurance Trust
MFS Institutional Trust
MFS Municipal Income Trust
MFS Multimarket Income Trust
MFS Government Markets Income Trust
MFS Intermediate Income Trust
MFS Charter Income Trust
MFS Special Value Trust

J. Atwood Ives is the Chair, Maria F. Dwyer is President, Tracy A. Atkinson, a Senior Vice President of MFS, is Treasurer, James O. Yost, Ellen M. Moynihan, David L. DiLorenzo and Mark Fischer, Vice

Presidents of MFS, are the Assistant Treasurers, Mark N. Polebaum, Senior Vice President, General Counsel and Secretary of MFS, is the Secretary, Brian T. Hourihan, Vice President and Senior Counsel, Christopher R. Bohane, Susan A. Pereira and Timothy M. Fagan, Vice Presidents and Senior Counsels of MFS and Ethan D. Corey, Special Counsel of MFS are Assistant Secretaries and Assistant Clerks.

MFS/Sun Life Series Trust

J. Kermit Birchfield is Chairman, Maria F. Dwyer is President, Tracy A. Atkinson is the Treasurer, James O. Yost, Ellen M. Moynihan, David L. DiLorenzo and Mark Fischer are the Assistant Treasurers, Mark N. Polebaum is the Secretary, Brian
T. Hourihan is the Assistant Secretary and Assistant Clerk.

Money Market Variable Account
High Yield Variable Account
Capital Appreciation Variable Account
Government Securities Variable Account
Total Return Variable Account
Global Governments Variable Account

J. Kermit Birchfield is Chairman, Maria F. Dwyer is President and a Director, Tracy A. Atkinson is Treasurer, Jim Yost, Ellen M. Moynihan, David L. DiLorenzo and Mark Fischer are the Assistant Treasurers, Mark N. Polebaum is the Secretary and Brian T. Hourihan, Christopher R. Bohane, Ethan D. Corey, Susan A. Pereira and Timothy M. Fagan are the Assistant Secretaries.

MFS Floating Rate Income Fund - (Cayman Islands Registered Fund)
MFS Meridian Funds, SICAV

Martin E. Beaulieu, Maria F. Dwyer and Robin A. Stelmach are Directors, Tracy A. Atkinson is Treasurer, James O. Yost and Ellen M. Moynihan are the Assistant Treasurers, and Christopher R. Bohane is the Assistant Secretary.

MFS International Ltd. ("MIL Bermuda"), a limited liability company organized under the laws of Bermuda and a subsidiary of MFS, whose principal business address is Canon's Court, 22 Victoria Street, Hamilton HM 12 Bermuda, serves as investment adviser to and distributor for MFS Floating Rate Income Fund and the MFS Meridian Funds, SICAV ("SICAV Funds"). The SICAV Funds are organized in Luxembourg and qualify as an undertaking for collective investments in transferable securities (UCITS). The principal business address of the Funds is 47, Boulevard Royal, L-2449 Luxembourg. The SICAV Funds include Asia Pacific Ex-Japan Fund, Continental European Equity Fund, Emerging Markets Debt Fund, Emerging Markets Equity Fund, Euro Reserve Fund, European Bond Fund, European Equity Fund, European Growth Fund, European High Yield Bond Fund, European Smaller Companies Fund, European Value Fund, Global Balanced Fund, Global Equity Fund, Global Growth Fund, Global Value Fund, Inflation-Adjusted Bond Fund, Japan Equity Fund, Limited Maturity Fund, Research Bond Fund, Research International Fund, Strategic Income Fund, Technology Fund, UK Equity Fund, US Dollar Money Market Fund, US Emerging Growth Fund, US Equity Fund, US Government Bond Fund, US High Yield Bond Fund, US Research Fund, US Strategic Growth Fund and US Value Fund. The MFS Floating Rate Income Fund is organized as an exempt company under the laws of the Cayman Islands. The principal business address for the MFS Floating Rate Income Fund is P.O. Box 309, Grand Cayman, Cayman Islands, British West Indies.

Mark C. Rogers is Director and President,  Paul T. Kirwan is the Treasurer, Mark
N. Polebaum is the Secretary, Mitchell C. Freestone, Ethan D. Corey, Jeremy Kream, Mark D. Kaplan, Suzanne Michaud, Susan Newton and Brian T. Hourihan are Assistant Secretaries and Thomas B. Hastings is the Assistant Treasurer. Timothy
F. Tierney is the Tax Officer.

MFS International (U.K.) Ltd. ("MIL-UK"), a private limited company registered with the Registrar of Companies for England and Wales whose current address is Eversheds, Senator House, 85 Queen Victoria Street, London, England EC4V 4JL, is involved primarily in marketing and investment research activities with respect to private clients and the Cayman Islands Registered Fund and the MFS Meridian Funds, SICAV.

Olivier Lebleu is Managing Director, Mitchell C. Freestone is Director and Assistant Secretary and Barnaby Wiener is a Director. Paul T. Kirwan is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, Mark N. Polebaum is the Secretary, Ethan D. Corey, Jeremy Kream, Mark D. Kaplan, Suzanne Michaud, Susan Newton and Brian T. Hourihan are Assistant Secretaries. Timothy F. Tierney is the SICAV Tax Officer.

MFS International S.C. LTDA ("MIL Brazil"), a private commercial limited liability quota company organized under the laws of Brazil whose current address is Al Campinas, 1070, 7 andar, Sala 15, Sao Paulo, Sao Paulo, Brazil, is primarily involved in providing market development services to increment the use of MFS products and services in Brazil as well as being a distributor of the MFS Floating Rate Income Fund and MFS Meridian Funds, SICAV.

Robert J. Manning is the President and Advisory Board Member, Paul T. Kirwan is Treasurer and Thomas B. Hastings is Assistant Treasurer, Mitchell C. Freestone, Ethan D. Corey, Jeremy Kream, Suzanne Michaud, Susan Newton and Brian T. Hourihan are Assistant Secretaries. Timothy F. Tierney is the Tax Officer.

MFS Institutional Advisors (Australia) Ltd. ("MFSI-Australia"), a private limited company organized under the Corporations Law of New South Wales, Australia whose current address is Level 27, Australia Square, 264 George Street, Sydney, NSW2000, Australia, is involved primarily in investment management and distribution of Australian superannuation unit trusts and acts as an investment adviser to institutional accounts.

Graham E. Lenzner is the Director and Chairman of the Board, Loretta Lenzner, Robert J. Manning and Sheldon Rivers are Directors, Paul T. Kirwan is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, Mark N. Polebaum is the Secretary and Mitchell C. Freestone, Ethan D. Corey, Jeremy Kream, Suzanne Michaud, Susan Newton and Brian T. Hourihan are Assistant Secretaries. Timothy
F. Tierney is the Tax Officer.

MFS Fund Distributors, Inc. ("MFD"), a wholly owned subsidiary of MFS, serves as distributor for the MFS Funds, MVI and MFSIT.

Robert J. Manning is the Director, Martin E. Beaulieu is a Director and Chairman of the Board, James A. Jessee is President, Randolph J. Verzillo is the Treasurer, Mark N. Polebaum is the Secretary, Mitchell C. Freestone and Brian T. Hourihan are Assistant Secretaries, Thomas B. Hastings is the Assistant Treasurer, Sharon A. Brovelli is Senior Vice President and Director of Administration/Operations, Paul F. Fichera is Senior Vice President and Director of Product


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

Development, William H. Finnegan is Senior Vice President and Director of Market Development, Michael D. Fitzgerald is Senior Vice President - Bank Marketing Group, Joseph A. Kosciuszek is Senior Vice President - Support Services MFSI/International, Larry I. Milder is Senior Vice President - FIAD Sales, Thomas A. Jessee is Senior Vice President - Broker/Dealer Sales, Bill C. Taylor is Senior Vice President and Director of PPS, Susan G. Fowler is Senior Vice President - Fulfillment/PPS and Brendan K. Nolan is Senior Vice President.

MFS Service Center, Inc. ("MFSC"), a wholly owned subsidiary of MFS, serves as shareholder servicing agent to the MFS Funds, the MFS Closed-End Funds, MFSIT and MVI.

Robert J. Manning is Director and Chairman of the Board. Maureen Leary-Jago is a Director. Ms. Leary-Jago is also the President, Mark N. Polebaum is the Secretary, Mitchell C. Freestone and Brian T. Hourihan are Assistant Secretaries, Paul T. Kirwan is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, and Robert W. Green is Senior Vice President - Dealer Services, Gloria E. Schmid is Senior Vice President - Operations David G. Rainville is Senior Vice President.

MFS Institutional Advisors, Inc. ("MFSI"), a wholly owned subsidiary of MFS, provides investment advice to substantial private clients.

Robert J. Manning is Chairman and Chief Investment Officer, Martin E. Beaulieu is a Director, Carol Geremiah is the President, [TBA] is the Secretary, Mitchell
C. Freestone and Brian T. Hourihan are Assistant Secretaries, Paul T. Kirwan is the Treasurer, Thomas B. Hastings is the Assistant Treasurer.

MFS Retirement Services, Inc. ("RSI"), a wholly owned subsidiary of MFS, markets MFS products to retirement plans and provides administrative and record keeping services for retirement plans.

Robert J. Manning is the Director and Chairman of the Board, Martin E. Beaulieu is the Director, Carol W. Geremia is the President, Paul T. Kirwan is the Treasurer, Thomas B. Hastings is the Assistant Treasurer, Mark N. Polebaum is the Secretary, Mitchell C. Freestone and Brian T. Hourihan are Assistant Secretaries Matthew D. Gannon is Senior Vice President - Retail Marketing, Director of RSI Marketing, William F. Shaw is Senior Vice President - Marketing and George C. Sutherland is Senior Vice President - Sales.

MFS Investment Management K.K. ("MIMKK"), a wholly owned subsidiary of MFS, is a corporation incorporated in Japan. MIMKK, whose address is 16F Daido Seimei Kasumigaseki Bldg., 1-4-2- Kasumigaseki, Chiyoda-ku, Tokyo Japan 100 0013, is involved in investment management activities.

Joseph A. Kosciuszek and Carol W. Geremia are Directors, Takafumi Ishii is a Director and Representative Director, Yasuyuki Hirata is Director -Corporate Planning and Paul T. Kirwan is Statutory Auditor. Ethan D. Corey, Jeremy Kream, Suzanne Michaud, Susan Newton and Brian T. Hourihan are Assistant Secretaries. Timothy F. Tierney is the Tax Officer.

MFS Heritage Trust Company ("MFS Trust"), a New Hampshire-chartered limited-purpose trust company whose current address is 650 Elm Street, Suite 404, Manchester, NH 03101, provides directed trustee services to retirement plans.


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

Eric G. Burns is Director and President, Paul F. Fichera, Carol W. Geremia and Joseph A. Kosciuszek are Directors. Paul T. Kirwan is the Treasurer, Thomas B. Hastings is Assistant Treasurer, Brian T. Hourihan is Assistant Clerk and Mark
D. Kaplan is Clerk and Trust Officer.

MFS Japan Holdings, LLC, a private limited liability company organized under the laws of Delaware whose address is 500 Boylston Street, Boston, MA 02116, is primarily a holding company and is 50% owned by Massachusetts Financial Services Company and 50% owned by Sun Life Financial (Japan), Inc.

Robert J. Manning and Donald A. Stewart are Managers, Mark N. Polebaum is the Secretary, Paul T. Kirwan is Treasurer and Thomas B. Hastings is Assistant Treasurer, Mitchell C. Freestone, Ethan D. Corey, Jeremy Kream, Suzanne Michaud, Susan Newton and Brian T. Hourihan are Assistant Secretaries. Timothy F. Tierney is the Tax Officer.

Sun Life of Canada (U.S.) Financial Services Holdings, Inc., a company incorporated under the laws of Delaware whose address is 500 Boylston Street, Boston, Massachusetts 02116, is the direct parent company of Massachusetts Financial Services Company.

Robert J. Manning is the Director and Chairman of the Board, Eric G. Burns, Donald A. Stewart and C. James Prieur are Directors, Mark N. Polebaum is the Secretary, Mitchell C. Freestone and Brian T. Hourihan are Assistant Secretaries, Paul T. Kirwan is the Treasurer and Joseph Lynch is the Assistant Treasurer.

MFS Investment Management (LUX) S.A., a joint stock company organized under the laws of Luxembourg whose registered office is 49, Avenue J.F. Kennedy, L-1855, Kirchberg, Luxembourg, is the management company of the MFS Investment Funds, which has 3 portfolios: MFS Investment Funds-Global Equity Ex-Japan Fund, MFS Investment Funds-Global Equity Fund and MFS Investment Funds-Global Equity Eurozone Bias Fund.

Maria F. Dwyer, Martin E. Beaulieu and Robin A. Stelmach are Directors, Paul T. Kirwan is Treasurer, Thomas B. Hastings is Assistant Treasurer, Mark N. Polebaum is the Secretary and Mitchell C. Freestone, Ethan D. Corey, Jeremy Kream, Suzanne Michaud, Susan Newton and Brian T. Hourihan are Assistant Secretaries. Timothy F. Tierney is the Tax Officer.

MFS/Sun Life Financial Distributors, Inc., a Delaware broker dealer jointly owned by MFS and Sun Life of Canada (U.S.) Financial Services Holdings, Inc., whose address is 131 Oliver Street, Boston, Massachusetts 02110, is a distributor of variable annuity products.

Martin E. Beaulieu and Robert C. Salipante are the Directors, Kevin J. Hart is the President, Trevor V. Graham is Director & Divisional Controller; Jane F. Jette is Financial/Operations Principal and Treasurer, George E. Maden is Vice President and Chief Compliance Officer, Ellen B. King is Secretary and Amy E. Mihaich is Assistant Secretary.

In addition, the following persons, Directors or officers of MFS, have the affiliations indicated:

Donald A. Stewart   Chief  Executive  Officer,  Sun Life  Assurance  Company  of
                    Canada,  Sun Life  Centre,  150 King Street  West,  Toronto,


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

                    Ontario, Canada (Mr. Stewart is also an officer and/or Director of various subsidiaries and affiliates of Sun Life)

C. James Prieur     President  and a  Director,  Sun Life  Assurance  Company of
                    Canada,  Sun Life  Centre,  150 King Street  West,  Toronto,
                    Ontario,  Canada  (Mr.  Prieur  is  also an  officer  and/or
                    Director of various subsidiaries and affiliates of Sun Life)

William W. Stinson  Non-Executive  Chairman,  Sun  Life  Financial  and Sun Life
                    Assurance Company of Canada, Sun Life Centre, 150 King Street West, Toronto, Ontario, Canada; Chairman, Westshore Terminals Income Fund, Vancouver, British Columbia; Director, Grant Forest Products Inc., Ontario, Canada and Trustee, Fording Canadian Coal Trust, Calgary, Alberta

James C. Baillie    Counsel,   Torys,  Ontario,   Canada;   Chair,   Independent
                    Electricity Market Operator,  Ontario,  Canada; Chair, Corel
                    Corporation,  Ontario, Canada; Director, Sun Life Financial,
                    Ontario Canada; Director, FPI Ltd., Newfoundland, Canada

Item 32.  Location of Accounts and Records:


The accounts and records of the Trust are located, in whole or in part, at the office of the Trust and the following locations:

                              NAME                                           ADDRESS


              Massachusetts Financial                                 500 Boylston Street
                 Services Company                                     Boston, Massachusetts 02116


              State Street Bank and                                   State Street South, 5-West
                 Trust Company                                        North Quincy, Massachusetts 02171


              JP Morgan Chase Bank                                    270 Park Avenue
                                                                      New York, NY  10017

              MFS Service Center, Inc.                                500 Boylston Street
              (transfer agent)                                        Boston, MA  02116

              Ropes & Gray                                            One International Place
                                                                      Boston, MA  02110

Item 33.  Management Services:  Inapplicable.

Item 34.  Undertakings:  Inapplicable.


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
                                   SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, the Trust has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 28th day of February, 2006.


                                        MFS SPECIAL VALUE TRUST




                                        By: SUSAN S. NEWTON
                                        --------------------------------------
                                            Susan S. Newton
                                            Assistant Clerk and Assistant
                                              Secretary

                                INDEX TO EXHIBITS


Exhibit No.                   Description of Exhibits

2(a)            Amended and Restated Declaration of Trust, dated
                December 16, 2004.

2(b)(1) Master Amended and Restated By-Laws dated January 1, 2002, as revised June 23, 2004.

2(b)(2)         Appendix A, as revised February 21, 2006, to the Master
                Amended and Restated By-Laws, dated January 1, 2002, as revised June 23, 2004.

2(j)(3) Exhibit A, as revised April 26, 2005, to the Master Custodian Agreement between Registrant and State Street Bank and Trust Company, and the Master Global Custody Contract between Registrant and Chase Manhattan Bank, each dated July 2, 2001.

2(k)(4) Exhibit A as revised July 26, 2005 to the Master Administrative Services Agreement.

                                        94